                                        Filed Pursuant to Rule No. 424(b)(3)
                                        Registration No. 333-47570

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus supplement is not complete and + +may be changed. These securities may not be sold nor may any offers to buy be + +accepted prior to the time this prospectus supplement is delivered in final + +form. This preliminary prospectus supplement is not an offer to sell these + +securities and it is not a solicitation of an offer to buy these securities +
+in any jurisdiction where such offer or sale is not permitted.                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 21, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 25, 2000)

                                5,000,000 Shares

                        XM SATELLITE RADIO HOLDINGS INC.

                                   [XM LOGO]

                              Class A Common Stock

                                 ------------

The Class A common stock is quoted on the Nasdaq National Market under the symbol "XMSR." The last reported sale price for the Class A common stock on February 21, 2001 was $15.375 per share.

Concurrently with this offering, and by a separate prospectus supplement, we are offering $100 million of % convertible subordinated notes due 2006. Neither the completion of the convertible note offering nor the completion of this Class A common stock offering is contingent upon the other.

See "Risk Factors" beginning on page S-5 of this prospectus supplement and see "Risk Factors" beginning on page 8K-1 of the Current Report on Form 8-K included herein for a discussion of risks that should be considered by investors before buying our Class A common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                                 ------------

                                                                Per
                                                               Share    Total
                                                              -------- --------
Public offering price........................................ $        $
Underwriting discount........................................ $        $
Proceeds, before expenses, to us............................. $        $

                                 ------------

To the extent that the underwriters sell more than 5,000,000 shares of our Class A common stock, the underwriters have the option to purchase up to an additional 750,000 shares from us at the public offering price, less the underwriting discount.

The underwriters expect to deliver the shares in book-entry form only through
the facilities of the Depository Trust Company in New York, New York on    ,
2001.

                                 ------------

                            Bear, Stearns & Co. Inc.

                 Prospectus Supplement dated February   , 2001

                                    SUMMARY

   This summary does not contain all the information you should consider before investing in our Class A common stock. Please read the entire prospectus supplement carefully, including the sections entitled "Risk Factors." In addition, you should consider the information contained in the Current Report on Form 8-K included herein, including the section entitled "Risk Factors" therein.

Our Business

   We seek to become a premier nationwide provider of audio entertainment and information programming. We will transmit our service, which we will call "XM Radio," from our satellites to vehicle, home and portable radios. XM Radio plans to offer up to 100 channels of music, news, talk, sports and children's programming developed by us or third parties for a monthly subscription price of $9.95. We believe XM Radio will appeal to consumers because of our clear sound quality from digital signal radios, variety of programming and nationwide coverage. We will build a subscriber base for XM Radio through multiple distribution channels, including an exclusive distribution arrangement with General Motors, other automotive manufacturers, car audio dealers and national electronics retailers. We expect to commence commercial operation of our service in the summer of 2001.

   We hold one of only two licenses issued by the Federal Communications Commission to provide satellite digital audio radio service in the United States. We will broadcast XM Radio throughout the continental United States from two of the most powerful commercial satellites available and will have a ground spare in reserve. A network of terrestrial repeaters, which are ground-based electronics equipment, will receive and re-transmit the satellite signals to augment our satellite signal coverage. We have contracts to develop, manufacture and distribute XM radios with several leading consumer electronics manufacturers. Our radios will be capable of receiving both XM Radio and traditional AM/FM stations and will be available at national consumer electronics retailers, such as Sears, Circuit City and Best Buy, under the Sony, Pioneer, Alpine and SHARP brand names.

   We plan to offer our consumers a unique listening experience by providing up to 100 channels of programming, coast-to-coast coverage and clear sound with our digital signals. We will have original music and talk channels created by XM Originals, our in-house programming unit, and channels created by well-known providers of brand name programming, including, for example, CNN, USA Today, BET, Radio One, Clear Channel, and Hispanic Broadcasting Corporation. We have a team of programming professionals with a proven record of introducing new radio formats and building local and national listenership.

   In addition to our subscription fee, we expect revenues from sales of limited advertising time on a number of channels. XM Radio offers a new national radio platform for advertisers that solves many of the problems associated with buying radio advertising nationally on a spot or syndicated basis. Through affinity and niche programming, we will give advertisers an effective way to aggregate geographically disparate groups of listeners in their targeted demographic markets.

   As of February 15, 2001, we have raised $1.1 billion in debt and equity proceeds, net of expenses, interest reserve and repayment of debt, from investors and strategic partners. Our strategic investor companies include General Motors, DIRECTV, Clear Channel Communications, American Honda and Motient Corporation.

   We are presently a development stage company with no revenue-generating operations. The funds we have raised as of February 15, 2001 are expected to be sufficient in the absence of additional financing to cover our funding needs through commencement of commercial operation of our services in the summer of 2001. However, if we need to significantly alter our system before commercial operation or our schedule is materially delayed, we may need additional funding. After we commence commercial service, we will require significant additional funds before we generate positive cash flow.

   We believe that there is a significant market for XM Radio. Market data show strong demand for radio service. Over 75% of the entire United States population age 12 and older listens to the radio daily, and over 95% listens to the radio weekly. A market study conducted for us projects that as many as 49 million people may subscribe to satellite radio by 2012.

   Our strategy includes offering diverse programming designed to appeal to a large audience, including urban and rural listeners of virtually all ages, ethnicities, economic groups and specialty interests. We will tailor our programming and marketing to appeal to specific groups that our research has shown are most likely to subscribe to our service. We have several planned distribution channels, including through major car and radio manufacturers.

   Our executive offices are at 1500 Eckington Place, NE, Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our web site is not, and should not be deemed to be, part of this filing.

                                  THE OFFERING

 Class A common stock offered............................  5,000,000 shares

 Common stock to be outstanding after the offering:
    Class A.............................................. 41,783,238 shares (1)
    Class B.............................................. 13,905,019 shares (2)
                                            --------------------
                                                          55,688,257 shares
                                            --------------------
                                            --------------------

 Use of proceeds......................................... We will use the net proceeds from this
                                                          offering for general
                                                          corporate purposes,
                                                          which may include
                                                          marketing expenses,
                                                          system operating
                                                          expenses and working
                                                          capital.

 Nasdaq National Market symbol for Class A common stock.. "XMSR"

--------
(1) Based on the number of shares of Class A common stock outstanding as of February 15, 2001, and excludes:

  . 13,905,019 shares of Class A common stock issuable upon conversion of Class B common stock, which convert at the option of the holder on a one-for-one basis;

  . 10,786,504 shares of Class A common stock issuable upon conversion of Series A convertible redeemable preferred stock which convert at the option of the holder on a one-for-one basis;

  . 1,084,111 shares of Class A common stock issuable upon conversion of Series B convertible redeemable preferred stock which converts at the option of the holder at a rate of 1.25 shares of Class A common for each share held;

  . 9,314,904 shares of Class A common stock issuable upon conversion of Series C convertible redeemable preferred stock, liquidation preference of $1,000 per share, which converts at the option of the holder at a conversion price of $26.50 per share;

  . 4,386,993 shares of Class A common stock issuable upon exercise of outstanding options exercisable at exercise prices ranging from $9.52 per share to $45.44 per share; and

  . 2,692,933 shares of Class A common stock issuable upon the exercise of the warrants outstanding at an exercise price of $47.94 per share.

(2) The Class B common stock is substantially identical to Class A common stock, except that it has three votes per share as compared to one vote per share for Class A common stock.

                                  Risk Factors

   You should read the "Risk Factors" section beginning on page S-5 of this prospectus supplement and the "Risk Factors" beginning on page 8K-1 of the Current Report on Form 8-K included herein, as well as the other cautionary statements throughout the entire prospectus supplement, the Current Report on Form 8-K and the prospectus, so that you understand the risks associated with an investment in our Class A common stock.

                              Concurrent Offering

   Concurrently with this offering and by means of a separate prospectus supplement, we are offering $100 million of % convertible subordinated notes due 2006, plus up to an additional $15 million in convertible notes to cover over-allotments by the underwriters for that offering. The completion of this Class A common stock offering and the convertible notes offering are not dependent upon one another.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

   The "as adjusted" information in the following balance sheets table gives effect to the following as if it had occurred on December 31, 2000:

  . our sale of 5,000,000 shares of Class A common stock at an offering price of $15.375 per share, after deducting underwriting discounts and commissions and estimated offering expenses.

   The "as further adjusted" information in the following balance sheets table gives effect to the following as if it had occurred on December 31, 2000:

  . our concurrent sale of $100 million of % convertible subordinated notes due 2006, after deducting underwriting discounts and commissions and estimated offering expenses.

                                                                         December 15,
                                                                         1992 (Date of
                                  Years Ended December 31,                Inception)
                          --------------------------------------------  to December 31,
                            1997       1998        1999        2000        2000 (1)
                          ---------  ---------  ----------  ----------  ---------------
                                      (In thousands, except share data)
Consolidated Statements
 of Operations Data:
 Revenue................  $      --  $      --  $       --  $       --     $      --
                          ---------  ---------  ----------  ----------     ---------
Operating expenses:
 Research and
  development...........         --      6,941       4,274       7,397        18,612
 Professional fees......      1,090      5,242       9,969      22,836        39,137
 General and
  administrative........         20      4,010      16,448      49,246        69,724
                          ---------  ---------  ----------  ----------     ---------
 Total operating
  expenses..............      1,110     16,193      30,691      79,479       127,473
                          ---------  ---------  ----------  ----------     ---------
Operating loss..........     (1,110)   (16,193)    (30,691)    (79,479)     (127,473)
Other income (expense)--
 interest income
 (expense), net.........       (549)        26      (6,205)     27,606        20,878
                          ---------  ---------  ----------  ----------     ---------
Net loss................  $  (1,659) $ (16,167) $  (36,896) $  (51,873)    $(106,595)
                          =========  =========  ==========  ==========     =========
Series C preferred stock
 beneficial conversion
 charge.................         --         --          --    (123,042)
Series B preferred stock
 incentivized conversion
 charge.................         --         --          --     (11,211)
Preferred dividends.....         --         --          --     (15,212)
                          ---------  ---------  ----------  ----------
Net loss applicable to
 common stockholders....  $  (1,659) $ (16,167) $  (36,896) $ (201,338)
                          =========  =========  ==========  ==========
Net loss per share--
 basic and diluted......  $   (0.26) $   (2.42) $    (2.40) $    (4.15)
                          =========  =========  ==========  ==========
Weighted average shares
 used in computing net
 loss per share--basic
 and diluted............  6,368,166  6,689,250  15,344,102  48,508,042

                                                December 31,
                          ---------------------------------------------------------
                                                                 2000
                                                   --------------------------------
                                                                  As     As Further
                           1997   1998      1999     Actual    Adjusted   Adjusted
                          ------ -------  -------- ---------- ---------- ----------
                                               (In thousands)
Consolidated Balance
 Sheets Data:
 Cash, cash equivalents
  and short-term
  investments...........  $    1 $   310  $120,170 $  224,903 $  297,314 $  393,811
 Restricted
  investments...........      --      --        --    161,166    161,166    161,166
 System under
  construction..........  91,932 169,029   362,358    805,563    805,563    805,563
 Total assets...........  91,933 170,485   515,189  1,293,218  1,365,629  1,465,629
 Total debt.............  82,504 140,332       212    262,665    262,665    362,665
 Total liabilities......  82,949 177,668    30,172    337,266    337,266    437,266
 Stockholders' equity
  (deficit).............   8,984  (7,183)  485,017    955,952  1,028,363  1,028,363

--------
(1) Business activity for the period from December 15, 1992, which was our date of inception, through December 31, 1996 was insignificant.

                                  RISK FACTORS

   You should consider carefully these risk factors and the risk factors contained in the current report on Form 8-K attached hereto and all of the other information herein and in the attached Form 8-K before making an investment decision.

We may not be able to complete the proposed concurrent offering of our convertible notes, which will cause us to need additional financing before the fourth quarter of 2001.

   The proceeds from this offering and our concurrent offering of $100 million of our convertible notes are expected to be sufficient in the absence of additional financing to cover our estimated funding needs of $150-$175 million through the end of 2001. After 2001, we anticipate that we will need an additional $250-$300 million through 2002, and will require additional funding thereafter. These amounts are estimates and may change, and we may need additional financing in excess of these estimates. We may not be able to complete the offering of $100 million of our convertible notes being conducted concurrently with this offering, or such offering may not raise the amount of proceeds we expect. This would increase our need for financing by the amount of the expected net proceeds of the convertible notes offering, less any amount actually raised, and would require us to raise additional funds before the fourth quarter of 2001. We may not be able to raise sufficient funds on favorable terms or at all and you could lose money on your investment.

Future sales of our Class A common stock in the public market could lower our stock price and impair our ability to raise funds in new stock offerings.

   As of February 15, 2001, we had 36,783,238 shares of Class A common stock outstanding, or 71,873,776 shares assuming conversion of all 13,905,019 shares of our Class B common stock, 10,786,504 shares of our Series A convertible preferred stock, 867,289 shares of our Series B convertible redeemable preferred stock and 235,000 shares of our Series C convertible redeemable preferred stock and related accrued interest outstanding. Sales of a large number of shares could adversely affect the market price of our Class A common stock, which could impair our ability to raise funds in additional stock offerings.

   The shares of Class A common stock sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are purchased by an affiliate of ours, sales of which will be limited by Rule 144, under the Securities Act. Holders of restricted shares generally will be entitled to sell these shares in the public market without registration either under Rule 144 or any other applicable exemption under the Securities Act.

   16,864,340 shares of our Class A common stock and all 10,786,504 shares of our Series A convertible preferred stock are subject to lock-up agreements that expire ninety days after the date of this prospectus supplement. The shares released from these lock-up restrictions will be freely tradable, subject to the provisions of Rule 144 or Rule 701 under the Securities Act. In the event all or a significant portion of these stockholders elect to sell their shares, the price of our stock could materially decline, irrespective of our performance.

   We have filed registration statements under the Securities Act to cover all 5,300,000 shares of our Class A common stock subject to outstanding stock options or reserved for issuance under our stock plans. These registration statements became effective upon filing. Accordingly, shares registered under these registration statements are, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, available for sale in the open market. As of February 15, 2001, options to purchase 4,386,993 shares of our Class A common stock were outstanding.

   The holders of approximately 16 million shares of our Class A common stock, all of our Series A convertible preferred stock, all of our Class B common stock and all of our Series C convertible redeemable preferred stock have the right to request registration of their shares in future public offerings of our equity securities. Sony Electronics owns a warrant that may in the future be exercisable for up to 2% of our Class A common stock on a fully-diluted basis depending on Sony's success in achieving certain sales targets. Sony will have the right to request registration of these shares in future public offerings. In addition, we may issue additional shares of Class A common stock to satisfy our obligations to pay dividends on our capital stock and interest on our debt securities.

You would lose part of your investment if our assets were sold for their book value.

   The offering price per share will significantly exceed the net tangible book value of your shares because of our intangible assets, operating losses and other factors. In the event of a liquidation of our assets for their book value, you would not receive back a portion of your investment. See "Dilution" for the calculations of these figures.

Our forward-looking statements are speculative and may prove to be wrong.

   Much of the information herein consists of forward-looking statements based on our current expectations. These statements are inherently predictive and speculative, and you must not assume that they will prove to be correct. You can often identify these statements by forward-looking words such as

  . ""may;"

  . ""will," "intend," "plan to;"

  . ""expect," "anticipate," "project," "believe," "estimate;"

  . ""continue'' or similar words.

   You should read such statements very carefully because they

  . discuss our future plans or expectations;

  . contain projections of our future financial condition or results of operations; or

  . state other forward-looking information.

   When you consider such forward-looking statements, you should keep in mind the risk factors above and the other cautionary statements herein because they provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

                                USE OF PROCEEDS

   We estimate that our net proceeds from the sale of our Class A common stock will be approximately $72.4 million, after deducting an assumed underwriting discount and estimated offering expenses. If the underwriters' option to purchase an additional 750,000 shares in this offering is exercised in full, we estimate that our net proceeds will be approximately $83.3 million. We estimate the net proceeds from our concurrent sale of $100 million of % convertible subordinated notes due 2006 will be approximately $96.5 million, after deducting an assumed underwriting discount and estimated offering expenses. If the underwriters' option to purchase up to an additional $15.0 million in additional convertible notes is exercised in full, we estimate that our net proceeds will be approximately $111.0 million.

   We intend to use the net proceeds from this offering and concurrent offering of convertible notes for marketing expenses, system operating expenses, working capital and general corporate purposes. The proceeds from this offering and our concurrent offering of $100 million of our convertible notes are expected to be sufficient in the absence of additional financing to cover our estimated funding needs of $150-$175 million through the end of 2001 (although we may need additional funding for this period and will need significant additional funds thereafter). If we do not complete the concurrent offering of $100 million of our convertible notes or such offering does not raise the amount of proceeds we expect, we would need to raise additional funds before the fourth quarter of 2001.

   The precise allocation of funds among the uses above will depend on the actual extent of our advertising and media campaign in connection with and following our commencement of commercial operations, the actual costs of system operations once our system is operating, developments in or affecting our business, the competitive climate in which we operate and the emergence of future opportunities. We may re-allocate the proceeds among the categories above depending upon the timing of our funding requirements. In addition, these uses assume that the net proceeds are the first funds used. To the extent we use cash on hand or from other financings to meet these funding needs, we may re-allocate the proceeds to other matters. Pending our use of the net proceeds, we intend to invest them in short-term, interest-bearing, investment grade securities.

                                    DILUTION

   Our net tangible book value as of December 31, 2000 was $350.6 million, or $6.93 per share. The per share amount results from dividing total tangible assets less total actual liabitities and preferred stock by the number of our common shares outstanding as of December 31, 2000. After giving effect to the sale of 5,000,000 shares of Class A common stock at an assumed offering price of $15.375 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses, our adjusted net tangible book value as of December 31, 2000 would have been $423.0 million, or $7.60 per share. This represents an immediate increase in as adjusted net tangible book value of $0.68 per share to existing stockholders and an immediate dilution of $7.77 per share to new investors. The following table illustrates this per share dilution:

  Public offering price per share................................        $15.375
  Net tangible book value per share as of December 31, 2000...... $6.925
  Increase per share attributable to new investors............... $0.679
                                                                  ------
  Net tangible book value per share after the offering...........          7.604
                                                                         -------
  Dilution per share to new investors............................        $ 7.771
                                                                         =======

                                 CAPITALIZATION

   The following table sets forth our capitalization as of December 31, 2000 on:

  . an actual basis;

  . an as adjusted basis, which gives effect to our sale of 5,000,000 shares of Class A common stock in this offering at $15.375 per share, after deducting underwriting discounts and commissions and estimated offering expenses; and

  . an as further adjusted basis, which additionally gives effect to our concurrent sale of $100 million of convertible notes, after deducting underwriting discounts and commissions and estimated offering expenses.

                                                   December 31, 2000
                                            ----------------------------------
                                                            As      As Further
                                              Actual     Adjusted    Adjusted
                                            ----------  ----------  ----------
                                                     (in thousands)
Cash and cash equivalents.................  $  224,903  $  297,314  $  393,811
Restricted investments (1)................     161,166     161,166     161,166
                                            ----------  ----------  ----------
  Total cash, cash equivalents and
   restricted investments.................  $  386,069  $  458,480  $  554,977
                                            ==========  ==========  ==========
Senior secured notes......................     261,298     261,298     261,298
Convertible subordinated notes............          --          --     100,000
Capital lease obligation..................       1,367       1,367       1,367
                                            ----------  ----------  ----------
  Total debt..............................  $  262,665  $  262,665  $  362,665
                                            ==========  ==========  ==========
Stockholders' equity
Series A convertible preferred stock, par
 value $0.01 (liquidation preference of
 $102,688,000); 15,000,000 shares
 authorized, 10,786,504 shares issued and
 outstanding..............................         108         108         108
Series B convertible redeemable preferred
 stock, par value $0.01 (liquidation
 preference of $43,364,000); 3,000,000
 shares authorized, 867,289 shares issued
 and outstanding..........................           9           9           9
Series C convertible redeemable preferred
 stock, par value $0.01 (liquidation
 preference of $244,277,000); 250,000
 shares authorized, 235,000 shares issued
 and outstanding(2).......................           2           2           2
Class A common stock, par value $0.01;
 180,000,000 shares authorized, 34,073,994
 shares issued and outstanding, actual and
 39,073,994 as adjusted and as further
 adjusted.................................         341         391         391
Class B common stock, par value $0.01;
 30,000,000 shares authorized; 16,557,262
 shares issued and outstanding............         166         166         166
Class C non-voting common stock, par value
 $0.01; 30,000,000 shares authorized, no
 shares issued and outstanding............          --          --          --
Additional paid-in capital................   1,061,921   1,134,282   1,134,282
Accumulated deficit.......................    (106,595)   (106,595)   (106,595)
                                            ----------  ----------  ----------
  Total stockholders' equity..............     955,952   1,028,363   1,028,363
                                            ----------  ----------  ----------
  Total capitalization....................  $1,218,617  $1,291,028  $1,391,028
                                            ==========  ==========  ==========

--------
(1) Consists of a portfolio of U.S. government securities held by the trustee for the benefit of the holders of the senior secured notes, a money market fund associated with a contract and certificates of deposit to collateralize letters of credit required by facility leases and other secured credits.
(2) The conversion price of the Series C convertible redeemable preferred stock
    is expected to be adjusted to $     after giving effect to this offering
    and the concurrent convertible notes offering.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement between the underwriters and us (the "Underwriting Agreement"), each of the Underwriters named below (the "Underwriters"), through their representative Bear, Stearns & Co. Inc. ("the "Representative"), has severally agreed to purchase from us the aggregate numbers of shares of Class A common stock set forth opposite its name below.

      Underwriters                                              Number of Shares
      ------------                                              ----------------
      Bear, Stearns & Co. Inc. ................................
                                                                   ---------
        Total..................................................    5,000,000
                                                                   =========

   The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The underwriters are obligated to purchase and accept delivery of all of shares, other than those covered by the over-allotment option described below, if they purchase any of the shares.

   The Underwriters propose to offer the shares of Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and at such price less a concession not in excess
of $     per share of Class A common stock to certain other dealers who are members of the National Association of Securities Dealers, Inc. The Underwriters may allow, and such dealers may re-allow, concessions not in
excess of $     per share of Class A common stock to certain other dealers.
After the offering, the public offering price, concessions and other selling terms may be changed by the Underwriters. The Class A common stock is offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

   We have granted a 30-day over-allotment option to the Underwriters to purchase up to an aggregate of 750,000 additional shares of Class A common stock exercisable at the price to the public less underwriting discounts and commissions, each as set forth on the cover page of this prospectus supplement. If the Underwriters exercise such option, in whole or in part, then each underwriter will become obligated, subject to conditions, to purchase a number of additional shares approximately proportionate to such underwriter's initial purchase commitment.

   The Underwriting Agreement provides that we will indemnify the underwriters against certain liabilities under the Securities Act or will contribute to payments that the underwriters may be required to make in respect thereof.

   Certain of the Company's current stockholders have agreed pursuant to lock-up agreements not to sell or offer to sell or otherwise dispose of any shares of Class A common stock, subject to certain exceptions, for a period of 90 days after the date of this Prospectus Supplement without the prior written consent of Bear, Stearns & Co. Inc. In addition, the Company has agreed that for a period of 90 days after the date of this Prospectus Supplement it will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, or otherwise dispose of any shares of Class A common stock except for the shares of Class A common stock offered hereby, the shares of Class A common stock issuable upon exercise of outstanding convertible securities and the shares issued and options granted pursuant to the Company's existing Stock Option Plan.

   In order to facilitate the offering, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Class A common stock for their own account by selling more shares of Class A common stock than have been sold to them by us. The Underwriters may elect to cover any such short position by purchasing shares of Class A common stock in the open market or by exercising the over-allotment option granted to the Underwriters. In addition, the

Underwriters may stabilize or maintain the price of the Class A common stock by bidding for or purchasing shares of Class A common stock in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of Class A common stock previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Class A common stock to the extent that it discourages resales thereof.

   Bear, Stearns & Co. Inc. is acting as manager of our concurrent offering of % convertible subordinated notes due 2006. Bear, Stearns & Co. Inc. has previously acted as a Joint Book Running Manager for our prior offering of Class A Common Stock, our offering of Series B convertible preferred stock and our initial public offering. Bear, Stearns & Co. Inc. acted as financial advisor in connection with the issuance by us of $250 million of subordinated notes, $325 million of units offered by us and our subsidiary, and $235 million of Series C convertible preferred stock for which they received customary compensation. Bear, Stearns & Co. Inc. or its affiliates have also provided and may in the future provide investment banking or other financial services to us and Motient and its affiliates in the ordinary course of business, for which they have received and are expected to receive customary fees and expenses. To date, Bear, Stearns & Co. Inc. has served Motient as an initial purchaser for its issuance of units in March 1998, as an underwriter in its sale of common stock in July 1999, and as financial advisor in several of its acquisition and financing transactions.

                                 LEGAL MATTERS

   Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C. Certain legal matters with respect to communications regulatory issues will be passed upon for us by ShawPittman, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins, New York, New York.

                                    EXPERTS

   Our consolidated financial statements and schedule as of December 31, 1999 and 2000 and for each of the years in the three-year period ended December 31, 2000 and for the period from December 15, 1992 (date of inception) through December 31, 2000, have been included herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG LLP contain an explanatory paragraph that states that we have not commenced operations and are dependent upon additional debt or equity financings, which raises substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM 8-K

                               ----------------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

 Date of Report (Date of earliest event          Commission File Number:
               reported):                               0-27441
           February 21, 2001

                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               54-1878819
      (State or other jurisdiction                   (IRS Employer
           of incorporation)                     Identification Number)

                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (202) 380-4000

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
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ITEM 5. OTHER EVENTS

   The information set forth on the following pages is included in a prospectus supplement of XM Satellite Radio Holdings Inc., a Delaware corporation, for an issuance in connection with an offering of up to 5,000,000 shares of Class A Common Stock and up to $100 million in aggregate principal amount of convertible subordinated notes.

   Except for any historical information, the matters we discuss in this Form 8-K concerning our company contain forward-looking statements. Any statements in this Form 8-K that are not statements of historical fact are intended to be, and are, "forward-looking statements" under the safe harbor provided by Section 27(a) of the Securities Act of 1933. Without limitation, the words "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions are intended to identify forward-looking statements. The important factors we discuss below and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as other factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K.

                                  RISK FACTORS

   You should consider carefully these risk factors together with all of the other information herein before making an investment decision.

   Some of the information herein may contain forward looking statements. Such statements can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward looking" information. When considering such forward looking statements, you should keep in mind the risk factors and other cautionary statements herein. The risk factors noted in this section and other factors noted herein, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward looking statement.

You could lose money on your investment because we have not started operations or generated any revenues.

   We are a development stage company and still need to develop the planned XM Radio service significantly before we can offer it to consumers. We have not yet generated any revenues and will not do so until we can start commercial operation of our service. Unless we generate significant revenues, we will not become profitable, and you could lose money on your investment. Our ability to generate revenues and ultimately to become profitable will depend upon several factors, including

  . whether we create and implement the XM Radio system in a timely fashion;

  . whether consumer electronics manufacturers successfully develop and manufacture XM radios;

  . whether we can attract and retain enough subscribers and advertisers to XM Radio;

  . whether we compete successfully; and

  . whether the FCC grants us all additional necessary authorizations in a timely manner.

Our expenditures and losses have been significant and are expected to grow.

   As of December 31, 2000, we had incurred significant costs, aggregating approximately $805.6 million, in connection with the development of the XM Radio system. We incurred aggregate net losses approximating $106.6 million from our inception through December 31, 2000. We expect our net losses and negative cash flow to grow as we build the XM Radio system, make payments under our various contracts and begin to incur marketing costs. If we are unable ultimately to generate sufficient revenues to become profitable and have positive cash flow, you could lose money on your investment.

We need substantial further financing but such financing might not be available.

   The funds we have raised as of December 31, 2000 are expected to be sufficient in the absence of additional financing to cover our funding needs through commencement of commercial operation of our services in the summer of 2001. However, if we need to significantly alter our system before commercial operation or our schedule is materially delayed, we may need substantial additional funding. After we commence commercial service, we will require significant additional funds before we generate positive cash flow. We estimate that we need to raise an additional $150-$175 million to cover our funding needs through the end of 2001. After 2001, we anticipate that we will need an additional $250-$300 million through 2002, and will require additional funding thereafter. These amounts are estimates, and may change, and we may need additional financing in excess of these estimates. In addition, we have substantial payment obligations under a distribution agreement with General Motors. Our actual funding requirements could vary materially from our current estimates. We may have to raise more funds than expected to remain in business and to continue to develop and market the XM Radio system.

                                      8K-1

   We plan to raise future funds by selling debt or equity securities, or both, publicly and/or privately and by obtaining loans or other credit lines from banks or other financial institutions. We may not be able to raise sufficient funds on favorable terms or at all. If we fail to obtain any necessary financing on a timely basis, then

  . the launch of our satellite radio service could be materially delayed or impacted and we could default on our commitments to our distribution partners, creditors or others and may have to discontinue operations or seek a purchaser for our business or assets; and

  . XM may not be able to meet its obligations under the senior secured notes or any future indebtedness.

Our substantial indebtedness could adversely affect our financial health which could reduce the value of our securities.

   As of December 31, 2000, we had total indebtedness of $262.7 million and stockholders' equity of $956.0 million.

   Our substantial indebtedness could have important consequences to you. For example, it could:

  . increase our vulnerability to general adverse economic and industry conditions;

  . limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on XM's indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . place us at a competitive disadvantage compared to our competitors that have less debt; and

  . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

Our satellites could be damaged or destroyed during launch or we could experience a launch delay.

   A significant percentage of satellites never become operational because of launch failure, satellite destruction or damage during launch, and improper orbital placement. Launch failure rates vary depending on the particular launch vehicle and contractor. There is a limited track record for the specific launch vehicle that will be used for the launch of our satellites, and even launch vehicles with good track records experience some launch failures. Four of the five satellite launches from the Sea Launch platform, our intended means of launch, have been successful. Our recent first launch attempt was halted just before liftoff, leading to launch delay. If one or more of our launches fail or is otherwise significantly delayed, we will suffer significant delay that will be very damaging to our business, and we will incur significant additional costs associated with the delay in revenue generating activities.

Premature failure of our satellites would damage our business.

   If one of our satellites were to fail prematurely, it likely would affect the quality of our service, substantially delay the commencement or interrupt the continuation of our service and harm our business. This harm to our business would continue until we either launched our ground spare satellite or had additional satellites built or launched. A number of factors may decrease the useful lives of our satellites to less than the expected approximately 15 years, including:

                                      8K-2

  . defects in construction;

  . faster than expected degradation of solar panels;

  . loss of fuel on board;

  . random failure of satellite components that are not protected by back-up units;

  . electrostatic storms; and

  . collisions with other objects in space.

   In addition, our network of terrestrial repeaters will communicate principally with one satellite. If the satellite communicating with the repeater network fails, we would have to repoint all of the repeaters to communicate with the other satellite. This would result in an interruption of service that could last from a few hours to several days and could harm our business.

Damage to our satellites may not be fully covered by insurance.

   We have purchased launch and in-orbit insurance policies from global space insurance underwriters. If the launch of either satellite is a total or partial failure, our insurance may not fully cover our losses. We do not expect to buy insurance to cover and would not have protection against business interruption, loss of business or similar losses. Also, our insurance contains certain exclusions and material change conditions that limit our coverage.

Our system depends on development and integration of complex technologies in a novel configuration that might not work.

   Our system will involve new applications of existing technology and the complex integration of different technologies, which may not work as planned. In addition, we may not be able to successfully develop the new technologies required for our planned XM Radio system.

   The use of terrestrial repeaters with a satellite system is untested and may not provide the expected transmission quality. Our system will rely on a network of terrestrial repeaters to retransmit satellite signals in areas where blockages occur from high concentrations of tall buildings and other obstructions. Satellites and terrestrial repeater networks have not been integrated and used together on the scale we contemplate. We cannot be certain that what we plan will work. Failure to integrate these technologies may result in areas with impediments to satellite line of sight experiencing dead zones where our signals cannot be received clearly or are of low quality.

   Integration of components of our system may encounter technical difficulties. We will have to integrate a number of sophisticated satellite and other wireless technologies never integrated in the past before we can begin offering our service. If the technological integration of the XM Radio system is not completed in a timely and effective manner, our business will be harmed. We cannot ultimately confirm the ability of the system to function until we have actually deployed and tested a substantial portion of the system. Hardware or software errors in space or on the ground may limit or delay the XM Radio service and therefore reduce anticipated revenues.

Performance failures by our satellite and launch contractors would damage our business, and we may not have adequate remedies.

   Boeing Satellite Systems has built our satellites. We are relying on Boeing Satellite Systems to deliver our satellites in-orbit in a timely manner. If Boeing Satellite Systems fails to deliver functioning satellites in-orbit in a timely manner, the introduction of our service would likely be delayed. If Boeing Satellite Systems does

                                      8K-3
not perform in its obligations to us, the remedies we have will not adequately compensate us for any damage caused to our business. Boeing Satellite Systems will not be liable for indirect or consequential damages, or lost revenues or profits, from a default. If Boeing Satellite Systems breaches its performance warranty, our only remedy is not to pay Boeing in-orbit performance incentive payments of up to a total of $12.5 million for each satellite. This remedy likely will not adequately compensate us for the damage such breach would cause to our business.

   We are depending on our satellite launch services provider to launch the satellites. If the satellite launch services provider were not to put our satellites into orbit in a timely manner, the remedies we have will not adequately compensate us for any damage caused to our business. Neither Boeing Satellite Systems nor the satellite launch services provider will be liable to us for any delay in delivery of the satellites up to 180 days caused by our scheduled launch services provider. A delay of more than six months beyond the launch period for either satellite may allow us to select an alternative launch system. This remedy, however, likely would not adequately compensate us for the damage such delay would cause to our business. Although we may be able to use another satellite launch services provider, switching to another provider could involve significant delay and a significant increase in cost.

Failure of third party vendors to supply radios to customers in a timely manner would delay our revenues.

   We will rely on third party manufacturers and their distributors to manufacture and distribute XM radios. If one or more manufacturers fails to develop XM radios for timely commercial sale, at an affordable price and with mass market nationwide distribution, the launch of our service could be delayed, our revenues could be less than expected and our business may suffer. XM radios are not yet available, and our agreements with third party vendors may not result in the timely production of enough affordable XM radios to permit the widespread introduction of our service.

Competition from Sirius Satellite Radio and traditional and emerging audio entertainment providers could adversely affect our revenues.

   In seeking market acceptance, we will encounter competition for both listeners and advertising revenues from many sources, including

  . Sirius Satellite Radio, the other satellite radio licensee;

  . traditional and, when available, digital AM/FM radio;

  . Internet based audio providers;

  . direct broadcast satellite television audio service; and

  . cable systems that carry audio service.

   Sirius Satellite Radio has three operational satellites in-orbit and announced in recent SEC filings that it expects to have radios compatible with its system available to consumers later this year. If Sirius Satellite Radio begins full commercial operations significantly before we do, it may gain a competitive advantage over us.

   Unlike XM Radio, traditional AM/FM radio already has a well established market for its services and generally offers free broadcast reception supported by commercial advertising rather than by a subscription fee. Also, many radio stations offer information programming of a local nature, such as traffic and weather reports, which XM Radio is not expected to offer as effectively as local radio, or at all. To the extent that consumers place a high value on these features of traditional AM/FM radio, we will be at a competitive disadvantage.

                                      8K-4

Demand for our service may be insufficient for us to become profitable.

   There is currently no mobile satellite digital audio radio service in commercial operation in the United States. As a result, we cannot estimate with any certainty the potential consumer demand for such a service or the degree to which we will meet that demand. Among other things, consumer acceptance of XM Radio will depend upon

  . whether we obtain, produce and market high quality programming consistent with consumers' tastes;

  . the willingness of consumers to pay subscription fees to obtain satellite radio service;

  . the cost and availability of XM radios; and

  . XM Radio's and our competitors' marketing and pricing strategy.

   If demand for our service does not develop as expected, we may not be able to generate enough revenues to become profitable or generate positive cash flow. Although we have commissioned market studies which attempt to measure market demand, these studies are based upon statistical sampling methods and reflect responses to hypothetical questions. Consequently, the data may not be accurate. We caution you not to place undue reliance on this data.

   Because we expect to derive a significant part of our revenues from advertisers as well as subscription revenues, advertiser acceptance also will be critical to the success of our business. Our ability to generate revenues from advertisers will depend on several factors, including the level and type of market penetration of our service, competition for advertising dollars from other media, and changes in the advertising industry. FCC regulations limit our ability to offer our radio service other than to subscribers on a pay-for-service basis. These factors may reduce our potential revenue from advertising.

Large payment obligations under our distribution agreement with General Motors may prevent us from becoming profitable.

   We have significant payment obligations under our long-term agreement with General Motors for the installation of XM radios in General Motors vehicles and the distribution of our service to the exclusion of other satellite radio services. These payment obligations, which could total several hundred million dollars over the life of the contract, may prevent us from becoming profitable. A significant portion of these payments are fixed in amount, and we must pay these amounts even if General Motors does not meet performance targets in the contract. Although this agreement is subject to renegotiation if General Motors does not achieve and maintain specified installation levels, we cannot predict the outcome of any such renegotiation.

Joint development agreement funding requirements could be significant.

   Under our agreement with Sirius Radio, each party is obligated to fund one half of the development cost of the technologies used to develop a unified standard for satellite radios. Each party will be entitled to license fees or a credit towards its one half of the cost based upon the validity, value, use, importance and available alternatives of the technology it contributes. The applicability or validity of Sirius Radio's claims in their former patent suit against us could affect the determination of the amount of license fees or credits relating to contributed or licensed technology under the agreement. In our discussions we have yet to agree on the validity, value, use, importance and available alternatives of our respective technologies. If we fail to reach agreement, the fees or credits may be determined through binding arbitration. We cannot predict at this time the amount of license fees or contribution payable by XM or Sirius Radio or the size of the credits to XM or Sirius Radio from the use of their respective technologies. This may require significant additional capital.

If we default under our joint development agreement, Sirius Satellite Radio's patent infringement lawsuit against us could be refiled.

   Under our agreement with Sirius Radio for the development of a unified standard for satellite radios, the lawsuit Sirius Radio brought against us in January 1999 alleging our infringement of three Sirius Radio patents

                                      8K-5
was withdrawn. We and Sirius Radio have agreed to cross-license our respective intellectual property. However, if this agreement is terminated before the value of the licenses has been determined due to our failure to perform a material covenant or obligation, then this suit could be refiled.

Our business may be impaired by third party intellectual property rights.

   Development of the XM Radio system will depend largely upon the intellectual property that we will develop and license from third parties. If the intellectual property that we may develop or use is not adequately protected, others will be permitted to and may duplicate the XM Radio system or service without liability. In addition, others may challenge, invalidate or circumvent our intellectual property rights, patents or existing sublicenses. Some of the know-how and technology we have developed and plan to develop will not be covered by United States patents. Trade secret protection and contractual agreements may not provide adequate protection if there is any unauthorized use or disclosure. The loss of necessary technologies could require us to obtain substitute technology of lower quality performance standards, at greater cost or on a delayed basis, which could harm our business.

   Other parties may have patents or pending patent applications which will later mature into patents or inventions which may block our ability to operate our system or license our technology. We may have to resort to litigation to enforce our rights under license agreements or to determine the scope and validity of other parties' proprietary rights in the subject matter of those licenses. This may be expensive. Also, we may not succeed in any such litigation.

   Third parties may bring suit against us for patent or other infringement of intellectual property rights. Any such litigation could result in substantial cost to, and diversion of effort by, our company, and adverse findings in any proceeding could

  . subject us to significant liabilities to third parties;

  . require us to seek licenses from third parties;

  . block our ability to operate the XM Radio system or license its technology; or

  . otherwise adversely affect our ability to successfully develop and market the XM Radio system.

Failure to comply with FCC requirements could damage our business.

   As an owner of one of two FCC licenses to operate a commercial satellite radio service in the United States, we are subject to FCC rules and regulations, and the terms of our license, which require us to meet certain conditions such as

  . milestone dates, including the requirement that we begin full operation of our system by October 2003;

  . interoperability of our system with the other licensed satellite radio system;

  . coordination of our satellite radio service with radio systems operating in the same range of frequencies in neighboring countries; and

  . coordination of our communications links to our satellites with other systems that operate in the same frequency band.

   Non-compliance by us with these conditions could result in fines, additional license conditions, license revocation or other detrimental FCC actions. We may also be subject to interference from adjacent radio frequency users if the FCC does not adequately protect us against such interference in its rulemaking process. In addition, the FCC has not yet issued rules permitting us to deploy terrestrial repeaters to fill gaps in satellite coverage. Our plans to deploy terrestrial repeaters may be impacted by the FCC's rules, when issued.

                                      8K-6

   Some of our vendors are subject to United States export regulations and will need approval from the State Department under technology export statutes and regulations for the launch of our satellites. Failure to receive such approval or any change in applicable law or policy may delay our satellite launch.

If the challenge to our FCC license is successful, our business could be harmed.

   The award of our FCC license was challenged by one of the losing bidders in the initial FCC licensing procedure. The challenge was denied by the FCC, but the losing bidder filed with the FCC an application for review of this decision. If this challenge is successful, the FCC could take a range of actions, any of which could harm our ability to proceed with our planned satellite radio service.

Our service network or other ground facilities could be damaged by natural catastrophes.

   Since our ground-based network will be attached to buildings, towers, and other structures around the country, an earthquake, tornado, flood or other catastrophic event anywhere in the United States could damage our network, interrupt our service and harm our business in the affected area. We will not have replacement or redundant facilities that can be used to assume the functions of our repeater network or of our planned central production and broadcast facility in the event of a catastrophic event. Any damage to our repeater network would likely result in degradation of our service for some subscribers and could result in complete loss of service in affected areas. Damage to our central production and broadcast facility would restrict our production of programming and require us to obtain programming from third parties to continue our service.

Consumers could steal our service.

   Like all radio transmissions, the XM Radio signal will be subject to interception. Pirates may be able to obtain or rebroadcast XM Radio without paying the subscription fee. Although we plan to use encryption technology to mitigate the risk of signal theft, such technology may not be adequate to prevent theft of the XM Radio signal. If widespread, signal theft could harm our business.

We need to obtain rights to programming, which could be more costly than anticipated.

   We must negotiate and enter into music programming royalty arrangements with performing rights societies such as the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and SESAC, Inc. Radio broadcasters currently pay a combined total of approximately 4% of their revenues to these performing rights societies. We expect to negotiate or establish license fees through a rate court proceeding in the U.S. District Court for the Southern District of New York, but such royalty arrangements may be more costly than anticipated. We must also enter into royalty arrangements with the owners of the sound recordings. Cable audio services currently pay a royalty rate of 6.5% of gross subscriber revenue set by the Librarian of Congress. Although we believe we can distinguish XM Radio sufficiently from the cable audio services in order to negotiate a lower statutory rate, we may not be able to do so.

Rapid technological and industry changes could make our service obsolete.

   The satellite industry and the audio entertainment industry are both characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations, and evolving industry standards. If we are unable to keep pace with these changes, our business may be unsuccessful. Products using new technologies, or emerging industry standards, could make our technologies obsolete. In addition, we may face unforeseen problems when developing the XM Radio system which could harm our business. Because we will depend on third parties to develop technologies used in key elements of the XM Radio system, more advanced technologies which we may wish to use may not be available to us on reasonable terms or in a timely manner. Further, our competitors may have access to technologies not available to us, which may enable them to produce entertainment products of greater interest to consumers, or at a more competitive cost.

                                      8K-7

The market price of our securities could be hurt by substantial price and volume fluctuations.

   Historically, securities prices and trading volumes for emerging companies fluctuate widely for a number of reasons, including some reasons which may be unrelated to their businesses or results of operations. This market volatility could depress the price of our securities without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts and investors. If this were to occur, the market price of our securities would likely significantly decrease.

Our major stockholders own approximately 66.1% of our stock on a fully diluted basis and effectively control us. Their interests may conflict with our interests and yours.

   As of February 15, 2001, our major stockholders own approximately 66.1% of our common stock on a fully diluted basis with total voting power of approximately 79.3%. We have entered into material contracts and transactions with our principal stockholders and their affiliates, and we may enter into additional contracts in the future. The composition of our board of directors is governed by a shareholders' agreement among our principal stockholders, which grants them effective management control over us. These stockholders could use their position as principal stockholders and their management control to cause us to take actions that might not be in our interests or yours.

The holders of our Series C preferred stock have certain veto rights.

   Under the terms of our Series C preferred stock, the consent of holders of at least 60% of the Series C preferred stock is required before we can take certain actions, including issuances of additional securities above specified levels and the incurrence of indebtedness under which we must meet financial covenants to avoid default. These requirements could hamper our ability to raise additional funds. The consent of holders of at least 60% of the Series C preferred stock is also required for transactions with affiliates, other than on an arms'-length basis, and for any merger or sale of our assets. The approval for a merger could make it difficult for a third party to acquire us and thus could depress our stock price.

We need people with special skills to develop, launch and maintain our new service. If we cannot find and keep these people, our business and stock price could suffer.

   We depend on the continued efforts of our executive officers and key employees who have specialized technical knowledge regarding our satellite and radio systems and business knowledge regarding the radio industry and subscription services. If we lose the services of one or more of these employees, or fail to attract qualified replacement personnel, it could harm our business and our future prospects.

It may be hard for a third party to acquire us, and this could depress our stock price.

   We are a Delaware company with unissued preferred stock, the terms of which can be set by our board of directors. Anti-takeover provisions in Delaware law and our ability to adopt a shareholder rights plan using our preferred stock could make it difficult for a third party to acquire us, even if doing so would benefit our stockholders. This could depress our stock price.

Future sales of our Class A common stock in the public market could lower its stock price and impair our ability to raise funds in new stock offerings.

   As of February 15, 2001, we had 36,783,238 shares of Class A common stock outstanding, or 71,873,776 shares assuming conversion of all 13,905,019 shares of our Class B common stock, 10,786,504 shares of our Series A convertible preferred stock, 867,289 shares of our Series B convertible redeemable preferred stock and 235,000 shares of our Series C convertible redeemable preferred stock and related accrued interest outstanding. Sales of a large number of shares could adversely affect the market price of our Class A common stock, which could impair our ability to raise funds in additional stock offerings.

                                      8K-8

   We have filed registration statements under the Securities Act to cover all 5,300,000 shares of our Class A common stock subject to outstanding stock options or reserved for issuance under our stock plans. These registration statements became effective upon filing. Accordingly, shares registered under these registration statements are, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, available for sale in the open market. As of February 15, 2001, options to purchase 4,386,993 shares of our Class A common stock were outstanding.

   The holders of approximately 16 million shares of our Class A common stock, all of our Series A convertible preferred stock, all of our Class B common stock and all of our Series C convertible redeemable preferred stock have the right to request registration of their shares in future public offerings of our equity securities. Sony Electronics owns a warrant that may in the future be exercisable for up to 2% of our Class A common stock on a fully-diluted basis depending on Sony's success in achieving certain sales targets. Sony will have the right to request registration of these shares in future public offerings.

Our forward-looking statements are speculative and may prove to be wrong.

   Much of the information herein consists of forward-looking statements based on our current expectations. These statements are inherently predictive and speculative, and you must not assume that they will prove to be correct. You can often identify these statements by forward-looking words such as

  . ""may;"

  . ""will," "intend," "plan to;"

  . ""expect," "anticipate," "project, "believe," "estimate;"

  . ""continue'' or similar words.

   You should read such statements very carefully because they

  . discuss our future plans or expectations;

  . contain projections of our future financial condition or results of operations; or

  . state other forward-looking information.

   When you consider such forward-looking statements, you should keep in mind the risk factors above and the other cautionary statements herein because they provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

                                      8K-9

                                    BUSINESS

Overview

   We seek to become a premier nationwide provider of audio entertainment and information programming. We will transmit our XM Radio service by satellites to vehicle, home and portable radios. We own one of two FCC licenses to provide a satellite digital radio service in the United States. We will offer a wide variety of music, news, talk, sports and other specialty programming on up to 100 distinct channels. We believe that customers will be attracted to our service because of its wide variety of formats, digital quality sound and coast-to-coast coverage.

   We are preparing to launch our satellites and have contracts with third party programmers, vendors and other partners. Key milestones achieved include the following:

  . $1.1 billion of equity and debt net proceeds raised to date; we are funded through our planned commencement of commercial operations in the summer of 2001; our strategic and financial investors include General Motors, Clear Channel Communications, DIRECTV, Telcom Ventures, Columbia Capital, Madison Dearborn Partners, American Honda and AEA Investors;

  . Long-term agreement with the OnStar division of General Motors covering the installation and exclusive marketing and distribution of XM Radio service in General Motors vehicles; Agreement with Freightliner Corporation to install XM radios in Freightliner trucks;

  . Boeing Satellite Systems completed construction of two high-powered satellites ("Rock" and "Roll") which are scheduled to be launched in March and May of this year;

  . Opening of our new headquarters and Broadcast Center in Washington, D.C.
    featuring over 80 interconnected all-digital studios;

  . Contracts with Delphi-Delco Electronics, Sony, Motorola, Pioneer, Alpine,
    Mitsubishi, Audiovox, Clarion, SHARP, Blaupunkt, Fujitsu Ten, Hyundai Autonet, Bontec, Visteon, Panasonic and Sanyo to manufacture and distribute XM radios;

  . Completion of our production chipset design and commencement by ST
    Microelectronics, our chipset manufacturer, of fabrication to make the components available to radio manufacturers starting the end of March 2001;

  . At the Consumer Electronics Show (CES) in January 2001, six manufacturers, including Pioneer, Alpine, and Sony, unveiled 24 different models of XM-ready radios, we won the "Best of CES" award for the automotive category and the XM Sony "plug and play" device won the "CES Innovation 2001 Award" and the Popular Mechanics "Top 15 CES Products Award;"

  . Sears & Roebuck Co., Circuit City, Best Buy, Tweeter, Ultimate, Al and
    Ed's, CarToys, Sound Advice, Mobile-One, Crutchfield, Cowboy Maloney's Electronic City and Magnolia Hi-Fi have announced that they intend to distribute and promote XM Radio products and services; and

  . Agreements with leading specialty programmers, for many of which we will be the exclusive satellite radio platform, covering at least 25 channels, including AsiaOne, Associated Press, Black Entertainment Television
    (BET), BBC World Service, Bloomberg News Radio, Clear Channel, CNBC, CNN en Espanol, CNNfn, CNN Sports Illustrated, Country Music Hall of Fame, C-SPAN, DIRECTV, Discovery, Firesign Theatre, Hispanic Broadcasting Corporation (formerly Heftel), NASCAR, One-on-One Sports, Radio One, Salem Communications, Sesame Workshop, Sporting News, Weather Channel and USA Today.

                                     8K-10

Market Opportunity

   We believe that there is a significant market for our satellite radio service. Market studies show strong demand for radio service, as evidenced by radio listening trends, data relating to sales and distribution of radios and the general growth in radio advertising. In addition, we note that in many markets audio programming choices are limited to mass appeal formats. We believe our national subscription service will complement traditional local radio. Moreover, the success of subscription entertainment services in other media such as cable television and satellite television further indicate potential for significant consumer demand for satellite radio services.

 Radio Listening

   On average, adults listen to the radio 3.1 hours a day, with the amount of radio listening fairly evenly distributed across gender and age groups. The percentage of people listening to radio is also high. Market data show that over 75% of the entire United States population age 12 and older listen to the radio daily, and over 95% listen on a weekly basis (Radio Marketing Guide and Factbook for Advertisers, Radio Advertising Bureau, 2000-2001).

   In addition, more people listen to radio than to other comparable audio entertainment formats. The popularity of radio versus these other formats appears particularly strong in the car, where we will be targeting our service initially. An estimated 69% of consumers chose radio as their most listened to format in the car as compared to 15% for cassettes and 9% for CDs (Radio Listening Habits, CEMA 1999).

 Radio Sales and Distribution

   A large number of radios are sold in the United States on an annual basis. In 1999, radio manufacturers sold over 29 million car radios, including 17 million original equipment automobile radios and 11 million aftermarket automobile radios, as well as 1.2 million aftermarket automobile CD changers. Original equipment radios are installed in new cars; aftermarket radios are installed in the automobile after purchase. Based on these statistics, each additional one million subscribers would represent less than 3.5% of the new original equipment manufacturer and aftermarket car radios brought to market annually and would generate incremental subscription revenues, at $9.95 per month, of approximately $120 million.

 Radio Advertising

   The continued popularity of radio is also reflected in the growth of radio advertising. The Radio Advertising Bureau estimates that radio advertising revenue in 2000 climbed to $19 billion, an increase of 12% over 1999. Veronis, Suhler & Associates projects a compound annual increase of 9.5% through 2004. This growth rate exceeds the projected increase in advertising spending for television, newspapers, magazines, yellow pages and outdoor advertising (Communications Industry Forecast, 2000).

 Current Limitations on Programming Choice

   Many consumers have access to a limited number of stations and programming formats offered by traditional AM/FM radio. Our service is expected to be attractive to underserved radio listeners who want expanded radio choices.

   Limited Number of Radio Stations. The number of radio stations available to many consumers in their local market is limited in comparison to the up to 100 channels we expect to offer on a nationwide basis. In 2000, there were only 47 AM/FM radio stations as listed by Arbitron broadcasting in New York City, the largest radio market in the United States. In fact, many metropolitan areas outside the largest 50 markets, such as Jacksonville, FL, Louisville, KY, and Oklahoma City, OK, have 30 or fewer AM/FM radio stations as listed by Arbitron (American Radio, Spring 2000 Ratings Report, Duncan's American Radio, 2000).

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   We estimate that our coast-to-coast service will reach over 98 million listeners age 12 and over who are beyond the range of the largest 50 markets as measured by Arbitron. Of these listeners, 36 million live beyond the largest 276 markets (Census data and Fall 1999 Market Rankings, The Arbitron Company). In addition, there are 22 million people age 12 and above who receive five or fewer stations (The Satellite Report 1999, C. E. Unterberg, Towbin).

   Limited Programming Formats. We believe that there is significant demand for a satellite radio service that expands the current programming choices available to these potential listeners. Over 49% of all commercial radio stations use one of only three general programming formats--country, adult contemporary and news/talk/sports (Veronis, Suhler & Associates Communications Industry Forecast 2000). Over 71% of all commercial radio stations use one of only five general formats--the same three, plus oldies and religion. The small number of available programming choices means that artists representing niche music formats likely receive little or no airtime in many markets. Radio stations prefer featuring artists they believe appeal to the broadest market. However, according to the Recording Industry Association of America, recorded music sales of niche music formats such as classical, jazz, movie and Broadway soundtracks, new age, children's programming and others comprised up to 21% of total recorded music sales in 1998 (1998 Consumer Profile).

 Demand for Subscription Services and Products

   Penetration data relating to cable, satellite television, and premium movie channels suggest that consumers are willing to pay for services that dramatically expand programming choice or enhance quality. As of 1999, over 67% of TV households subscribe to basic cable television at an average monthly cost of $29, and over 11% of TV households subscribe to satellite television at an average monthly cost of $51 (National Cable Television Association website and DBSdish.com website). Also in 1999, according to Paul Kagan Associates, subscribers to cable and satellite services purchased more than 75 million premium channel units, such as HBO, Showtime and Cinemax, for which they paid an extra monthly charge on top of the basic monthly fee.

 Demand for Satellite Radio Services

   Several studies have been conducted demonstrating the demand for satellite radio service.

   In June 1999, we commissioned Strategic Marketing And Research Techniques (SMART), a leading market research company and Dr. Frank M. Bass, a leading authority on the diffusion of new products and inventor of the Bass curve, to estimate the demand for satellite radio based on survey data and historical information. SMART surveyed 1,800 people ages 16 and over. The study concluded that as many as 49 million people may subscribe to satellite radio by 2012, assuming a $9.95 monthly subscription fee and a radio price point of $150-$399 depending upon the type of car or home unit chosen. The study also anticipates that satellite radio will grow even faster than DBS.

   In December 1998, we commissioned SMART to conduct a study based on one-on-one interviews with over 1,000 licensed drivers ages 16 to 64 in ten geographically dispersed markets. The study concluded that approximately 50% of aftermarket radio purchases would be for AM/FM/satellite radio units with a single-disc CD player. This assumed a radio price point of $399, a $75 installation fee and a $10 monthly subscription fee for the service. The same study also found that consumers are more likely to buy satellite radio units that offer at least 80 channels.

   In November 1998, we commissioned Yankelovich Partners to gauge consumer interest in satellite radio. This involved surveying 1,000 people via telephone and correlating the results with the Yankelovich MONITOR study, which is the longest standing tracking study of consumer values and attitudes in the United States. The study indicated that 18% of people age 16 and older were "definitely" or "probably" willing to pay $9.99 per month to receive satellite radio and an additional $150 for a satellite radio when buying a new car.

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The XM Radio Service

   We are designing the XM Radio service to address the tastes of each of our targeted market segments through a combination of niche and broad appeal programming. We believe that our distinctive approach to programming, combined with digital quality sound and virtually seamless signal coverage throughout the continental United States, will position us to become the leading provider of the next generation in radio.

 We Will Differentiate XM Radio from Traditional AM/FM Radio

   Local radio stations, even those which are part of national networks, focus on maximizing listener share within local markets. This limits the types of programming they can profitably provide to mass appeal formats. In contrast, our nationwide reach and ability to provide up to 100 channels in each radio market will allow us to aggregate listeners from markets across the country, expanding the types of programming we can provide. The following chart indicates differences between XM Radio and traditional AM/FM radio.


                                         XM Radio                  Traditional AM/FM Radio
  Convenience: go anywhere  Virtually seamless signal coverage Local area coverage
   capability               in the United States
  Choice: wide              Up to 100 channels with a wide     Limited formats in many markets
   variety/number of        variety of programming
   stations
  Improved audio quality    Digital quality sound              Analog AM/FM quality sound
  Fewer commercials         Average 6-7 minutes per hour;      Average 13-17 minutes per hour
                            some channels commercial free
  More information about    Text display with title/name of    No visual display
   music                    song/artist


   We plan to further differentiate XM Radio from traditional AM/FM radio in the following ways.

   Provide music formats unavailable in many markets. XM Radio will offer many music formats that are popular but currently unavailable in many markets. More than 49% of all commercial radio stations in markets measured by Arbitron use one of only three programming formats: country; adult contemporary; or news/talk/sports. There are many types of music with significant popularity, as measured by recorded music sales and concert revenues, that are unavailable in many traditional AM/FM radio markets. Such music could include classical recordings or popular blues and rap music that have retail appeal but are not commonly played on traditional AM/FM radio. This music also includes special recordings such as the Irish dance soundtrack "Riverdance" and the "Three Tenors" concerts which generate millions of CD sales, yet are not typically played on today's AM/FM stations. Additionally, heavy metal and dance are two of the more popular musical styles not currently broadcast in many small and medium sized markets. Even major markets do not always offer a full complement of formats.

   Superserve popular music formats. We will be able to offer more specific programming choices than traditional AM/FM radio generally offers for even the most popular listening formats. For example, on traditional AM/FM radio oldies music is often generalized on a single format. We will be able to segment this category by offering several dedicated, era-specific formats. We also plan to offer up to six dedicated channels with urban formats and four distinct country music formats.

   Use more extensive playlists. Traditional AM/FM radio stations frequently use limited playlists that focus on artists and specific music that target the largest audience. With our large channel capacity and focus on specific formats, we have the ability to provide more variety to attract listeners dissatisfied with repetitive and/or limited playlist selection offered by traditional radio.

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   Deliver a wide range of ethnic and informational programming. We will provide a variety of formats that target specific ethnic and special interest groups who are rarely served by traditional AM/FM radio. We believe by using our national platform to aggregate geographically disparate groups through affinity programming, we will provide advertisers a valuable way to market products and services to these groups by advertising on our affinity channels.

   Develop promotional opportunities with record companies, recording artists and radio personalities. Because of our nationwide coverage and resulting economies of scale, we will be able to deliver a variety of national promotions and events that would not be cost effective or efficient on a market-by-market basis through traditional AM/FM radio distribution. Also, we will seek to hire and develop high profile talk and disc jockey talent capable of becoming the next generation of national radio stars with an influence on radio similar to the impact that the new breed of cable TV talk hosts have had on the television industry.

   Respond quickly when major music and cultural events occur. XM Radio programmers will respond quickly to changing musical tastes, seasonal music and emerging popular cultural events, such as Bruce Springsteen and Ricky Martin tours, by providing listeners with extensive coverage utilizing our large channel capacity.

   Take advantage of digital's higher quality signal. There are several music formats that have strong demand but have been relegated to AM stations with weaker signals due to lack of available FM frequencies. Such AM formats include traditional country music, big band/nostalgia and gospel formats that we will be able to deliver with superior sound quality.

   Focus on special demands of mobile listeners. A significant percentage of radio listeners, such as truckers, routinely travel through two or more radio markets on a frequent basis. According to the U.S. Department of Transportation, there were over three million truckers in the United States in 1997. We believe these listeners will be attracted to a radio service with national coast-to-coast coverage. We are seeking to specifically identify and target the listening demands of this audience.

   Availability of commercial-free and limited-advertising channels. We believe that a significant portion of the listening market would pay to subscribe to a radio service that provided commercial-free channels and channels with reduced advertising, as demonstrated by the appeal of limited periods of non-stop music used by some traditional AM/FM stations. Therefore, we plan to target this audience with a number of commercial-free music channels covering popular music formats. In addition, we expect that our limited-advertising channels will carry less than half the advertising spots of typical AM/FM stations.

   Use cross-promotion capability to market XM Radio. We will dedicate a percentage of our advertising inventory across our channels to promote specific programming and brand loyalty. AM/FM radio stations traditionally promote on a single channel basis to build awareness.

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 Representative XM Radio Channel List

   The following table is a list of representative channels we may offer. Channels in italics represent contractual commitments with content providers.


                      Representative Channels of XM Radio

 ROCK MUSIC                INFORMATION               HISPANIC
 Classic Rock              All News (USA Today)      Tejano (Hispanic
 Classic Hard Rock         All News (Bloomberg)      Broadcasting Corp.)
 New Hard Rock             Public Affairs (C-SPAN)   Caribbean (Hispanic
 New Alternative           Financial News (CNN fn)   Broadcasting Corp.)
 Classic Alternative       News/Information (BBC     Regional Mexican
 Soft Rock                 World Service)            (Hispanic Broadcasting
 ECLECTIC MUSIC            Travel, Home, Science,    Corp.)
 Contemporary Christian    Animals                   Rock en Espanol
 (Salem)                   (Discovery)               (Hispanic Broadcasting
 Traditional Christian     Love/Relationship Line    Corp.)
 (Salem)                   Farm/Rural                Hispanic Ballads
 Blues                     Health/Fitness            (Hispanic Broadcasting
 Traditional Jazz          Comedy                    Corp.)
 Reggae/Island             Audio Books               Hispanic News (CNN en
 World Music               Consumer Classified       Espanol)
 American Folk             Soap Operas               OLDIES MUSIC
 Pop Classical             For Truckers Only         40's Oldies
 Traditional Classical     Movie Soundtrack Channel  50's Oldies
 Modern Jazz               Lifestyles                60's Oldies
 Progressive/Fusion        Celebrity Gossip          70's Oldies
 POP MUSIC                 Entertainment News        80's Oldies
 Top 20 Contemporary Hits  Game Show/Contest         90's Oldies
 Disco/Dance               URBAN MUSIC               Love Songs
 Broadway Show Tunes       Hip Hop/Rap (BET/Radio    TALK
 Modern Adult Contemporary One)                      African American Talk
 Classic Vocalists         Urban Dance Mix (Radio    (BET/Radio One)
 All Request Contemporary  One)                      Asian/Indian Talk
 Hits                      Classic Soul (BET/Radio   (AsiaOne)
 SPORTS                    One)                      Christian/Family Talk
 Sports Headlines          Gospel (BET/Radio One)    (Salem)
 (CNN/Sports)              Adult Urban (BET/Radio    Mandarin Talk (AsiaOne)
 Sports Talk (One-On-One   One)                      Conservative Talk
 Sports, Sporting News)    Top 20 Urban              Liberal Talk
 Sportsman Channel         ENVIRONMENTAL MUSIC       Senior Citizen Talk
 Automotive (NASCAR)       Soft Jazz                 Rock Talk
 COUNTRY MUSIC             New Age                   Hispanic Talk
 Mainstream Country        Electronic                Teen Talk
 Classic Country           Environmental (Earth      CHILDREN'S MUSIC
 Bluegrass/Traditional     Sounds)                   Pre-School
 Country                   Beautiful Instrumentals   Grade School/pre-teen
 All Request Country                                 SPECIAL/EVENTS
                                                     Reserved Channels


Key Elements of Our Business

   We have developed a business strategy to become a premier nationwide provider of audio entertainment and information programming in the vehicle, home and portable markets. Our strategy includes the following elements.

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Programming

   We believe that the quality and diversity of our programming will be a key driver of consumer interest in our service. To that end, we have developed a unique programming strategy that offers consumers

  . Original music and information channels created by XM Originals, our in-house programming unit;

  . Channels created by well-known providers of brand name programming; and

  . The availability of commercial-free and advertiser-supported channels.

   XM Originals. Through a programming unit in XM Radio called "XM Originals," we will create a significant number of original channel formats with content focusing on popular music such as oldies, rock and country, and on new and innovative formats, including jazz, blues, reggae and pop classical. These formats will include artists with strong music sales and concert revenue who do not get significant airplay on traditional AM/FM radio stations. We also intend to brand individual channels creating a specific station personality and image using compelling on-air talent and other techniques to attract listeners in our target market segments. We have hired a team of programming professionals with a proven track record of introducing new radio formats and building local and national listenership.

   Brand Name Programming Partners. We intend to complement our original programming with a variety of unique and diverse content provided to us by brand name programming providers. We have signed contracts representing at least 25 channels with numerous well-known specialty and niche programmers that will provide brand name content for XM Radio. These companies include:

   Media                     Radio
   -----                     -----
   -- Bloomberg News Radio   -- Hispanic Broadcasting Corporation (formerly Heftel)
   -- USA Today              -- Clear Channel Communications
   -- CNNfn                  -- Radio One
   -- CNN en Espanol         -- Salem Communications
   -- CNN Sports
    Illustrated              -- AsiaOne
   -- C-SPAN Radio           -- One-On-One Sports
   -- Black Entertainment
    Television               -- BBC World Service
   -- DIRECTV                -- NASCAR
   -- Weather Channel        -- Associated Press
   -- Sporting News          -- BBC Concerts
   -- National Lampoon
   -- Sesame Workshop
   -- Discovery
   -- Country Music Hall of
    Fame

   Availability of Commercial-Free and Limited-Advertising Channels. We will provide a number of commercial-free music channels covering popular music formats. In addition, our limited-advertising channels will carry less than half the advertising of a typical AM/FM radio station. We expect the diversity of our programming line-up will appeal to a large audience, including urban and rural listeners of all ages, ethnicities, economic groups and specialty interests. We expect to tailor our programming and marketing to appeal to specific groups within those audiences that research has shown are most likely to subscribe to our satellite radio service. Initially, we plan to concentrate our programming efforts on listeners who are most receptive to innovative entertainment services, so-called early adopters, and new car buyers. According to our research,
16- 34 years old adults will compose a high percentage of our early adopters; we will therefore focus a significant portion of our programming and marketing efforts to appeal to them. In addition, we will develop programming and marketing specifically to appeal to other market segments such as baby boomers who are 35-53 years old, seniors who are 54 years old and older, African-Americans, Asian-Americans and Hispanics.

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   Future Content Arrangements. Under our agreement with Sirius Radio, all new arrangements with providers of programming or content, including celebrity talent, must be non-exclusive and may not reward any provider for not providing content to the other party.

Marketing and Distribution

   Our marketing strategy will be designed to build awareness and demand among potential subscribers in our target markets and the advertising community. In addition, we expect to work closely with radio and automotive manufacturers and retail distributors to promote rapid market penetration.

 Establish Broad Distribution Channels for XM Radios

   We plan to market our satellite radio service through several distribution channels including national electronics retailers, car audio dealers, mass retailers and automotive manufacturers. In addition, we will support our distribution channels by building awareness of XM Radio with a substantial introductory launch campaign, including national and local advertising.

   Exclusive Distribution Agreement with General Motors. We have an agreement with the OnStar division of General Motors whereby, for a 12-year period, General Motors will exclusively distribute and market the XM Radio service and install XM radios in General Motors vehicles beginning in 2001. General Motors sold over 4.9 million automobiles in 1999, which represented more than 29% of the United States automobile market. Under the agreement, we have substantial payment obligations to General Motors, including among others, certain guaranteed, annual, fixed payment obligations. While we have discussed with General Motors certain installation projections, General Motors is not required to meet any minimum targets for installing XM radios in General Motors vehicles. In addition, certain of the payments to be made by us under this agreement will not be directly related to the number of XM radios installed in General Motors vehicles.

   Other Automobile Manufacturers. We are currently in discussions with other car manufacturers regarding additional distribution agreements. We also plan to meet with automobile dealers to educate them about XM Radio and develop sales and promotional campaigns to promote XM radios to new car buyers.

   In addition, we have signed an agreement with Freightliner Corporation to install XM radios in Freightliner trucks.

   Distribution through Radio Manufacturers. We have signed contracts with Delphi-Delco, Motorola, Pioneer, Alpine, Mitsubishi, Clarion, Blaupunkt, Fujitsu Ten, Hyundai Autonet, Bontec, Visteon, Panasonic and Sanyo for the development, manufacture and distribution of XM radios for use in cars and a contract with Sony Electronics to design, manufacture and market XM radios for the portable, home, aftermarket and original equipment manufacture car stereo markets. One of these manufacturers, Delco Electronics Corporation, a subsidiary of Delphi Automotive Systems, is the leading original equipment manufacturer of radios for the automobile industry, producing more than 31% of car radios manufactured for installation in new automobiles in the United States in 2000 (J.D. Power and Associates Audio Quality Report). Delphi-Delco is also the leading manufacturer of car radios sold in General Motors vehicles and has signed a contract to build our radios for General Motors. Sony is the leader in sales of portable CD players by a large margin and one of the top three sellers of shelf systems. Sony has agreed to assist with marketing XM Radios and has agreed to incentive arrangements that condition its compensation on use of XM Radios manufactured by Sony or containing Sony hardware. Motorola is a leading supplier of integrated electronics systems to automobile manufacturers. Mitsubishi Electric Automotive America, together with its parent corporation, Mitsubishi Electric Corp., is the largest Japanese manufacturer of factory-installed car radios in the United States. Clarion is a leader in the car audio and mobile electronics industry. Two of our other manufacturers, Pioneer Electronics Corporation and Alpine Electronics, together sold over 29% of aftermarket car radios sold in the United States in first eleven months of 2000 (NPD Intelect, January-November 2000). We have also signed a contract with SHARP to manufacture and distribute XM radios for home and portable use. We are pursuing additional agreements for the manufacture and distribution of XM radios.

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   These leading radio manufacturers have strong retail and dealer distribution networks in the United States. We expect to have access to the distribution channels and direct sales relationships of these distributors, including national electronics retailers, car audio dealers and mass retailers.

   We do not intend to manufacture or hold inventory of XM radios. Radio distribution likely would be handled by fulfillment centers, which hold inventory for the radio manufacturers and ship products directly to listeners at the manufacturers' request.

   Retail Electronics Distributors. We anticipate that XM radios and the XM Radio service will be marketed and distributed through major consumer electronics retail channels, including Sears, Circuit City, Best Buy, Tweeter, Ultimate, Al and Ed's, CarToys, Sound Advice, Mobile-One, Crutchfield, Cowboy Maloney's Electronic City and Magnolia Hi-Fi.

   Rural Market Distribution/Alternative Distribution. We intend to market our satellite radio service in rural counties, using distribution channels similar to satellite television, to penetrate rural households not served by traditional electronic retailers. In addition, we plan to pursue alternative distribution opportunities such as catalog/direct marketing, the Internet and marketing through affinity groups.

   Future Interoperability Distribution Arrangements. We have signed an agreement with Sirius Radio to develop a unified standard for satellite radios to facilitate the ability of consumers to purchase one radio capable of receiving both our and Sirius Radio's services. Both companies expect to work with their automobile and radio manufacturing partners to integrate the new standard. Future agreements with automakers and radio manufactures will specify the unified satellite radio standard. Furthermore, future agreements with retail and automotive distribution partners and content providers will be on a non-exclusive basis and may not reward any distribution partner for not distributing the satellite radio system of the other party.

 Maximize Revenue Through Dual Sources

   As with other subscription-based entertainment media such as cable television, we expect to generate revenue by charging a monthly subscription fee and selling limited advertising time. We will earn all of the revenue from advertising on our own programming and a portion of the revenues from advertising on third party programming. XM Radio offers a new national radio platform for advertisers that solves many of the problems associated with buying radio advertising nationally on a spot or syndicated basis. We believe the attractiveness of one-stop national radio advertising buys will provide a significant source of income as our subscriber base grows.

 Subscriber Development and Expansion

   We expect to promote XM Radio as a national brand name with an exciting image. We have signed TBWA/Chiat Day (Los Angeles) as our advertising agency of record. Several months prior to service commencement, we will launch an advertising campaign in several United States markets to test and generate early feedback on the product offerings and stimulate early demand. Promotional activities currently under consideration include distributing sample programming at retail outlets, concert venues and on the Internet to generate initial interest. For instance, we have entered into an agreement with SFX Entertainment to be the exclusive satellite radio advertiser at live concerts and sporting events presented by, and live entertainment venues managed by, SFX.

   Although XM Radio will be available nationwide upon commencement of operations, we will initially concentrate promotional activities in several key markets and rapidly expand to other large markets. This phased roll-out strategy, similar to that employed by consumer electronics manufacturers and special services such as DIRECTV and Web TV, will enable us to refine our launch implementation throughout the roll-out period. The advertising will consist of both branding and promotion efforts for XM Radio, as well as separate campaigns to promote and brand individual channels. Initially, we will focus marketing efforts on the various

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channels targeting young adults, who we believe are more likely to drive early penetration. We also expect to benefit from free local media coverage as XM Radio is first offered in each new market.

   XM Radio will promote subscriber acquisition activities with both original equipment and aftermarket radio manufacturers. This might include

  . promotional campaigns directed towards automobile manufacturers and dealers;

  . promotional campaigns for free months of service with purchase of an XM radio or free installations for aftermarket car radios;

  . incentive programs for retailer sales forces;

  . in-store promotional campaigns, including displays located in electronics, music and other retail stores, rental car agencies and automobile dealerships; and

  . jointly funded local advertising campaigns with retailers.

 Advertiser Development and Acquisition

   Our ability to aggregate various local niche market segments into national audiences will be attractive to national advertisers and agencies. We have held extensive meetings with media directors, planners and buyers at advertising and media buying agencies to develop advertiser awareness of the benefits of satellite radio. We expect to have advertising sales offices in seven major media markets to sell directly to advertising agencies and media buying groups and have engaged Premiere Radio Networks to be our advertising sales representative. We will also work with ratings agencies in our advertising-supported business. Statistical Research, Inc., which produces Radar reports, has agreed to work with us to develop other ratings methodologies for satellite radio.

   During our early years of service, we do not expect to have a listener base sufficient to attract substantial national advertising dollars on individual channels at competitive rates. Thus, we plan initially to attract national advertisers and agencies with the following kinds of incentives.

   Charter Advertising Agreements. We have contracts with several advertisers, advertising agencies and media buying companies offering charter advertising packages at reduced rates for a limited time. Among the advertisers and agencies we have sold advertising packages to are AT&T, Allstate, Sears, Goodyear, Bayer and J. Walter Thompson.

   Foreign Language Advertising. We and our programmers plan to offer foreign language advertising on specific foreign language-based channels. Several major national advertisers have expressed strong interest in the ability to advertise to these hard-to-reach customer segments.

The XM Radio System

   We have designed our system to provide satellite radio to the continental United States and coastal waters using radio frequencies allocated by the FCC for satellite radio. These radio frequencies are within a range of frequencies called the S-Band. The XM Radio system will be capable of providing high quality satellite services to XM radios in automobiles, trucks, recreation vehicles and pleasure craft, as well as to fixed or portable XM radios in the home, office or other fixed locations. The XM Radio system design uses a network consisting of an uplink facility, two high-power satellites and, where necessary, ground-based repeaters to provide digital audio service to XM radios.

 Space Segment

   Satellite Construction. Boeing Satellite Systems, formerly Hughes Space and Communications, has built and will launch two HS 702 high-power satellites for the XM Radio system. Boeing is also building one

                                     8K-19
ground spare satellite, expected to be completed in the next few months, to be available in the event of a failed launch of any satellite or to accommodate our satellite system growth. Boeing will also provide us with launch and operations support services, equipment and software.

   The HS 702 is the highest powered commercial communications satellite currently available. The first HS 702 satellite was successfully launched in the fourth quarter of 1999 and a total of three HS 702 satellites were currently scheduled for launch before the launch of our satellites. Our first satellite is scheduled to be launched by the end of the first quarter of 2001, and the second satellite shortly thereafter. Both communications payloads, provided by Alcatel, have been completed and integrated into the spacecraft bus. The communications payload electronics are designed to make best use of technologies that have already been developed or used in previous satellite programs. The design includes significant redundancy and protective measures to prevent loss of service.

   Satellite Transmission. Our two satellites will be deployed at 85 West Longitude and 115 West Longitude. After reaching their designated orbital location, the satellites will receive audio signals from our programming center and retransmit the signals across the continental United States. The satellites will be 30(degrees) apart in longitude in order to enhance the probability of clear line-of-sight communication between the satellites and XM mobile radios.

   The transmission coverage areas, or footprints, of our satellites encompass the 48 contiguous states and nearby coastal waters. We have tailored these footprints to provide nearly uniform availability over the United States and to minimize transmission spillage across the United States borders into Canada and Mexico. However, because coverage does extend to the Gulf of Mexico, the California coast and the Atlantic coast, we also expect to be able to provide XM Radio to the cruise ships, cargo vessels and leisure boats which frequent these waters.

   Our satellites will transmit audio programming within a 12.5 MHz range of S-Band radio frequencies that have been allocated by the FCC for our exclusive use. Megahertz is a unit of measurement of frequency. This 12.5 MHz bandwidth will be subdivided to carry the transmission of six signals, two signals to be transmitted from each of our two satellites and two signals to be transmitted by the terrestrial repeater network. The audio programming for XM Radio will be carried on two satellite signals, and the remaining two satellite signals and the terrestrial repeater signals will repeat the audio programming to enhance overall signal reception. The transmission of higher quality sound requires the use of more kilobits per second than the transmission of lesser quality sound. In order to provide high-quality digital sound, we expect that music channels will require approximately 56 to 64 kilobits per second, depending on the type of compression technology used, whereas talk channels will require significantly less bandwidth. We expect to use our allocated bandwidth in such a way as to provide up to 100 channels of programming, with our music channels having a high bandwidth allocation so as to provide high-quality digital sound.

   Launch Services. Hughes Space and Communications, now Boeing Satellite Systems, contracted with Sea Launch Limited Partnership, a joint venture in which Boeing Commercial Space Company has a controlling 40% interest, to provide the launch services for our satellites. The Sea Launch vehicle uses a new rocket called the Zenit-3SL, which is based on a two-stage rocket called the Zenit-2, plus a stage which is the upper stage of a Russian-developed rocket called the Proton rocket.

   The Sea Launch system launches rockets from an ocean-based platform. Sea Launch will perform all rocket and satellite processing at the Sea Launch home port in Long Beach, California. Sea Launch will move the platform to its launch position in the South Pacific Ocean near the equator, where the satellites can be launched more efficiently by avoiding the requirement to conduct an orbital plane change. In March 1999, Sea Launch successfully launched a rocket carrying an inert payload into geo-stationary orbit. Sea Launch also successfully launched its first commercial satellite, DIRECTV-1R, in October 1999. Four of the five launches from the Sea Launch platform have been successful. Our satellites are scheduled for launch in March and May, 2001. As of February, 2001, Sea Launch had contracts for an additional 11 launches.

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   Insurance. We bear the risk of loss for each of the satellites from the time of launch, subject to exceptions set forth in our agreement with Boeing Satellite Systems, and we have obtained insurance to cover that risk. We have purchased launch and in-orbit insurance policies from global space insurance underwriters. The launch insurance premiums for both satellites are approximately $50 million. These policies indemnify us for a total, constructive total or partial loss of either of the satellites that occurs from the time of launch through each satellite's expected lifetime. Coverage exceeds all hardware, insurance and launch service costs related to the in-orbit replacement of a lost satellite. However, our insurance will not protect us from the adverse effect on our business operations due to the loss of a satellite. Our policies contain standard commercial satellite insurance provisions, including standard coverage exclusions.

 Ground Segment

   Satellite Control. Each of our satellites will be monitored by a telemetry, tracking and control station, and both satellites will be controlled by a satellite control station. Each of the stations will have a backup station. We have a contract with an experienced satellite operator to perform the telemetry, tracking and control functions.

   Programming and Business Center. Programming from both our studios and external sources will be sent to our programming center, which will package and retransmit signals to our satellites through the uplink station. Financial services and certain administrative support will be carried on at our business center. Communications traffic between the various XM Radio facilities will be controlled by the network monitoring center. The network monitoring center will monitor satellite signals and the terrestrial repeater network to ensure that the XM Radio system is operating properly. We have designed and installed fault detection systems to detect various system failures before they cause significant damage.

   Terrestrial Repeaters. We are installing a terrestrial repeater system to supplement the coverage of our satellites. In some areas, satellite signals may be subject to blockages from tall buildings and other obstructions. Due to the satellites' longitudinal separation, in most circumstances where reception is obscured from one satellite, XM Radio will still be available from the other satellite. In some urban areas with a high concentration of tall buildings, however, line-of-sight obstructions to both satellites may be more frequent. In such areas, we will install terrestrial repeaters to facilitate signal reception. Terrestrial repeaters are ground-based electronics equipment which receive and re-transmit the satellite signals. We have signed a contract with LCC International, a wireless service site planner, for the design and deployment of our terrestrial repeater network. LCC International has completed initial site planning and started construction on many of the repeater sites. We have entered into a contract with Hughes Electronics Corporation for the design, development and manufacture of the terrestrial repeaters.

   We have contracted to purchase 1,550 terrestrial repeaters to cover urban areas in approximately 70 markets. We expect that this system will commence operation by the summer of 2001. We estimate that the largest urban markets may require in excess of 100 repeaters, while smaller cities with fewer tall buildings may require as few as one to three repeaters. We also intend to use additional small repeaters in areas such as tunnels, where reception would otherwise be severely restricted. Our placement of terrestrial repeaters will be guided by a newly developed radio frequency analysis technique which, employing technology similar to that used in certain cellular telephone systems, analyzes the satellite footprint to discover areas likely to have impaired reception of XM Radio.

   We will install terrestrial repeaters on rooftops and existing tower structures where they will receive the satellite signals, amplify them and retransmit them at a significantly higher signal strength than is possible directly from the satellites. Before we may install many of our planned terrestrial repeaters, we must obtain roof rights in suitable locations and on acceptable terms. We do not expect this to present a serious problem to our construction of a terrestrial repeater network.

   The high power levels and proprietary signal design of the terrestrial signals may allow XM radios to receive signals when a terrestrial repeater is not in view, including within buildings and other structures which

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can be penetrated by the terrestrial repeater signal. In some indoor locations which cannot receive the repeater signal, users will need to use small externally mounted antennas that will receive the signal from one of the two satellites.

   We expect to benefit from the expertise gained by Motient with its ARDIS terrestrial two-way data network consisting of approximately 1,700 base stations sites serving cities throughout the United States. We may use a portion of these sites in our system.

   XM Radios. We will transmit XM Radio throughout the continental United States to vehicle, portable, home and plug and play radios. Our radios will be capable of receiving both XM Radio and traditional AM/FM stations. Six manufacturers, including Pioneer, Alpine and Sony, have introduced 24 different models of XM-ready radios at the January 2001 Consumer Electronics Show (CES) in Las Vegas, Nevada.

   We have signed a contract with ST Microelectronics to design and produce chips that will decode the XM Radio signal. We have completed the production chipset design and ST Microelectronics has commenced fabrication to make the components available to radio manufacturers starting the end of March 2001.

   Delphi-Delco, Motorola, Pioneer, Alpine, Mitsubishi, Audiovox, Panasonic, Visteon, Blaupunkt and Clarion have signed contracts with us to develop, manufacture and distribute XM radios which can be used in the car, and we have signed a contract with Sony Electronics to design, manufacture and market XM radios for the portable, home, aftermarket and original equipment manufacture car stereo markets. We have also signed a contract with SHARP to manufacture XM radios for home and portable use.

   Unified Standard for Satellite Radio. On February 16, 2000, we signed an agreement with Sirius Radio to develop a unified standard for satellite radios to facilitate the ability of consumers to purchase one radio capable of receiving both our and Sirius Radio's services. The technology relating to this unified standard will be jointly developed, funded and owned by the two companies. In addition, we will work together with Sirius Radio to proliferate the new standard by creating a service mark for satellite radio. This unified standard is intended to meet FCC rules that require interoperability with both licensed satellite radio systems.

   As part of the agreements, each company has licensed to the other its intellectual property relating to its system; the value of this license will be considered part of each company's contribution toward the joint development. In addition, each company has agreed to license its non-core technology, including non-essential features of its system, to the other at commercially reasonable rates. In connection with this agreement, the pending patent litigation against XM Radio has been resolved.

   We anticipate that it will take several years to develop radios capable of receiving both services. At the commercial launch of our service, we anticipate that our consumers will be able to purchase radios only capable of receiving our service.

   Both companies expect to work with their automobile and radio manufacturing partners to integrate the new standard. Future agreements with automakers and radio manufacturers will specify the unified satellite radio standard. Furthermore, future agreements with retail and automotive distribution partners and content providers will be on a non-exclusive basis.

   We and Sirius Radio have also agreed to negotiate in good faith to provide service to each other's subscribers in the event of a catastrophic failure of the XM Radio system or the Sirius Radio system.

Competition

   We expect to face competition for both listeners and advertising dollars.

 Sirius Satellite Radio

   Our direct competitor in satellite radio service is likely to be Sirius Radio, the only other FCC licensee for satellite radio service in the United States. Since October 1997, Sirius Radio's common stock has traded on the

                                     8K-22

Nasdaq National Market. Sirius Radio has deployed three satellites in a North American elliptical orbit and a network of terrestrial repeaters. Sirius Satellite Radio has announced in recent SEC filings that it has arrangements for the construction, implementation and distribution of its service and that it expects to have radios compatible with its system available to consumers later this year.

 Traditional AM/FM Radio

   Our competition will also include traditional AM/FM radio. Unlike XM Radio, traditional AM/FM radio already has a well established market for its services and generally offers free broadcast reception paid for by commercial advertising rather than by a subscription fee. Also, many radio stations offer information programming of a local nature, such as traffic and weather reports, which XM Radio initially will be unable to offer as effectively as local radio, or at all. The AM/FM radio broadcasting industry is highly competitive. Radio stations compete for listeners and advertising revenues directly with other radio stations within their markets on the basis of a variety of factors, including

  . program content;

  . on-air talent;

  . transmitter power;

  . source frequency;

  . audience characteristics;

  . local program acceptance; and

  . the number and characteristics of other radio stations in the market.

   Currently, traditional AM/FM radio stations broadcast by means of analog signals, not digital transmission. We believe, however, that in the future traditional AM/FM radio broadcasters may be able to transmit digitally into the bandwidth occupied by current AM/FM stations.

 Internet Radio

   There are a growing number of Internet radio broadcasts which provide listeners with radio programming from around the country and the world. Internet radio can be heard through a personal computer equipped with a modem, sound card and speakers. Announcements have been made about plans by one or more companies to deliver Internet radio to cars or portable radios using satellites. Although we believe that the current sound quality of Internet radio is below standard and may vary depending on factors such as network traffic, which can distort or interrupt the broadcast, we expect that improvements from higher bandwidths, faster modems and wider programming selection may make Internet radio a more significant competitor in the future.

   There are a number of Internet-based audio formats in existence or in development which could compete directly with XM Radio. For example, Internet users with the appropriate hardware and software can download sound files for free or for a nominal charge and play them from their personal computers or from specialized portable players. In addition, prominent members of the music and computer industry have supported an initiative known as the Secure Digital Music Initiative to become a standard for fee-based electronic distribution of copyrighted sound recordings. Although presently available formats have drawbacks such as hardware requirements and download bandwidth constraints, which we believe would make XM Radio a more attractive option to consumers, Internet-based audio formats may become increasingly competitive as quality improves and costs are reduced.

 Direct Broadcast Satellite and Cable Audio

   A number of companies provide specialized audio service through either direct broadcast satellite and cable audio systems. These services are targeted to fixed locations, mostly in-home. The radio service offered by direct broadcast satellite and cable audio is generally an add-on service to the higher priced video service.

                                     8K-23

Regulatory Matters

   XM Radio and Sirius Radio received licenses from the FCC in October 1997 to construct and operate satellite radio service. The FCC has allocated 25 MHz for the new service in a range of radio frequencies known as the S-Band.

   As an owner of one of two FCC licenses to operate a commercial satellite radio service in the United States, we will continue to be subject to regulatory oversight by the FCC. Our development, implementation and eventual operation of our system will be subject to significant regulation by the FCC under authority granted under the Communications Act and related federal law. Non-compliance by us with FCC rules and regulations could result in fines, additional license conditions, license revocation or other detrimental FCC actions. Any of these FCC actions may harm our business. There is no guarantee that the rules and regulations of the FCC will continue to support our business plan.

   One of the two losing bidders in the satellite radio license auction filed a petition to deny our application for an FCC license, but the petition was denied. The losing bidder is seeking review by the FCC. The losing bidder has argued that WorldSpace had effectively taken control of us without FCC approval and that WorldSpace has circumvented the FCC's application cut-off procedures. WorldSpace is no longer a stockholder in us. We have opposed this appeal and have denied the allegations contained in the challenge. The FCC's order granting our license remains in effect during the pendency of the application for review. In December 2000, the FCC approved a transfer of control of our FCC license from Motient Corporation to a diffuse group of owners, none of whom will have a controlling interest in us. The FCC has conditioned this approval on the outcome of the application for review. Although we believe that the award of the license to us will continue to be upheld, we cannot predict the ultimate outcome of this challenge. If this challenge is successful, the FCC could take a range of actions, any of which could harm our ability to proceed with our planned satellite radio service.

   Our license, which is held by a subsidiary wholly owned by XM, has a term of eight years from commencement of XM's operations and may be renewed. The FCC requires the satellite radio licensees, including us, to adhere to certain milestones in the development of their systems, including a requirement that the licensees begin full operation by October 2003.

   Our FCC license requires us to meet the following milestones:

Deadline      Milestone                                          Status
--------      ---------                                          ------
October 1998  Complete contracting for first satellite           Completed March 1998
October 1999  Complete contracting for second satellite          Completed March 1998
October 2001  Begin in-orbit operation of at least one satellite Expected First Quarter 2001
October 2003  Begin full operation of the XM Radio system        Expected Summer 2001

   While we have already fulfilled the first two milestones, we may not meet the remaining two milestones, in part because we depend on third parties to build and launch our satellites. If we fail to meet these milestones, the FCC could take a range of actions, any of which may harm our business.

   For business and technical reasons, we have decided to modify certain aspects of the satellite radio system described in our May 1997 amended application to the FCC. Specifically, we intend to

  . increase the satellites' transmission power;

  . eliminate coverage of Alaska and Hawaii; and

  . change the total number of signals carried by the satellites and terrestrial repeaters.

   We will subdivide our 12.5 MHz of allocated bandwidth to carry six signals instead of five as previously stated in our FCC application. Two signals will be transmitted by each of the two satellites, and two signals will be transmitted by our terrestrial repeaters. In January 2000 we requested that the FCC allow us to modify the XM

                                     8K-24

Radio system to incorporate these changes. While the FCC regularly approves modifications to commercial licenses, it may not approve our request.

   The FCC has indicated that it may in the future impose public service obligations, such as channel set-asides for educational programming, on satellite radio licensees.

   The FCC's rules require interoperability with all licensed satellite radio systems that are operational or under construction. The FCC conditioned our license on certification by us that our final receiver design is interoperable with the final receiver design of the other licensee, Sirius Radio, which plans to use a different transmission technology than we plan to use. Because of uncertainty regarding the design of Sirius Radio's systems, we may face difficulties initially in meeting this interoperability requirement. We have signed an agreement with Sirius Radio to develop a unified standard for satellite radios, but we anticipate that it will take several years to develop the technologies necessary for radios that will be capable of receiving both our service and Sirius Radio's service. Accordingly, we may not be able to meet the FCC's interoperability requirements by the time we launch our commercial operations. Together with Sirius Radio, we have informed the FCC of the progress that has been made to date in meeting the interoperability requirement. We may need to obtain an extension of time or modification of the interoperability requirement from the FCC. Furthermore, complying with the interoperability requirement could make the radios more difficult and costly to manufacture.

   The FCC is currently conducting a rulemaking proceeding to establish rules for terrestrial repeater transmitters, which we plan to deploy to fill in gaps in satellite coverage. The FCC has proposed to permit us to deploy these facilities. Specifically, the FCC has proposed a form of blanket licensing for terrestrial repeaters and service rules which would prohibit satellite radio licensees from using terrestrial repeating transmitters to originate local programming or transmit signals other than those received from the satellite radio satellites. Various parties, including the National Association of Broadcasters, Wireless Communications Service (WCS) licensees, Multipoint Distribution Service (MDS) licensees, and Instructional Television Fixed Service (ITFS) licensees have asked the FCC to

  . limit the number of repeaters operating at greater than 2 kW EIRP that may be deployed;

  . limit the power level of the repeaters operating at greater than 2 kW
    EIRP that are deployed;

  . delay consideration of terrestrial repeater rules until XM Radio and Sirius Radio provide additional information regarding planned terrestrial repeaters;

  . require individual licensing of each terrestrial repeater; and

  . impose a waiting period on the use of repeaters in order to determine if signal reception problems can be resolved through other means.

   Our plans to deploy terrestrial repeaters in our system may be impacted, possibly materially, by whatever rules the FCC issues in this regard. Furthermore, we may need special temporary authority from the FCC to operate our terrestrial repeaters if the FCC delays the issuance of these rules.

   The FCC may also require us to compensate certain MDS and ITFS customers and licensees to remedy interference caused to some of their receivers by the operation of our terrestrial repeaters.

   The FCC also may adopt limits on emissions of terrestrial repeaters to protect other services using nearby frequencies. While we believe that we will meet any reasonable non-interference standard for terrestrial repeaters, the FCC has no specific standard at this time, and the application of such limits might increase our cost of using repeaters. Although we are optimistic that we will be able to construct and use terrestrial repeaters as needed, the development and implementation of the FCC's ultimate rules might delay this process or restrict our ability to do so.

   We will need to coordinate the XM Radio system with systems operating in the same frequency bands in adjacent countries. Canada and Mexico are the countries whose radio systems are most likely to be affected by

                                     8K-25
satellite radio. The United States government, which conducts the coordination process, has resolved the issue with the Canadian government and has reached an agreement with the Mexican government that has not yet been fully approved by that government.

   We will operate the communication uplinks between our own earth station and our satellites in a band of radio frequencies that are used for several other services. These services are known under FCC rules as fixed services, broadcast auxiliary services, electronic news gathering services, and mobile satellite services for uplink station networks. Although we are optimistic that we will succeed in coordinating domestic uplink station networks, we may not be able to coordinate use of this spectrum in a timely manner, or at all. We have filed an application with the FCC for approval of a satellite earth station to be located in Washington, D.C. This application has not yet been granted.

   We also need to protect our system from out-of-band emissions from licensees operating in adjacent frequency bands. Wireless Communication Service licensees operating in frequency bands adjacent to the satellite radio's S-Band allocation must comply with certain out-of-band emission limits imposed by the FCC to protect satellite radio systems. These limits, however, are less stringent than those we proposed. In addition, in April 1998, the FCC proposed to amend its rules to allow for new radio frequency lighting devices that would operate in an adjacent radio frequency band. We opposed the proposal on the grounds that the proliferation of this new kind of lighting and its proposed emission limits, particularly if used for street lighting, may interfere with XM Radio. However, the FCC may not rule in our favor, a decision which could adversely affect our signal quality. In addition, in May 2000, the FCC proposed to amend its rules to allow for the operation of devices incorporating ultra-wideband (UWB) technology on an unlicensed basis. The FCC has proposed to impose less stringent emissions limits for UWB devices operating above 2 GHz, where XM operates, than for such devices operating below 2 GHz. We have opposed this proposal on the basis that the operation of these devices may interfere with XM Radio. Interference from other unlicensed frequency devices may also adversely affect the Company's signal.

   The FCC order granting our license determined that because we are a private satellite system providing a subscription service on a non-common carrier basis, we would not be subject to the FCC's foreign ownership restrictions. However, such restrictions would apply to us if we were to offer non subscription services, which may appear more lucrative to potential advertisers than subscription services. The FCC also stated in its order that it may reconsider its decision not to subject satellite radio licensees to its foreign ownership restrictions.

   Sea Launch, Alcatel and other vendors are subject to United States export regulations. Our vendors need (and have obtained) approval from the State Department under technology export statutes and regulations for the launch of our satellites. Although these are not new requirements, the export of technology has received considerable attention in response to concerns about the export of technology to China by the United States defense contractors. The negative publicity may lead the United States Congress to alter the relevant laws or regulations, or may change the State Department's policy in enforcing the regulations. Any change in applicable law or policy may result in delay of our satellite launch.

Intellectual Property

 System Technology

   We have contracted with several technology companies to implement portions of the XM Radio system. These technology companies include Boeing Satellite Systems and Alcatel (satellites); Delphi-Delco, Sony, Motorola, Pioneer, Alpine, Mitsubishi, Audiovox, Clarion, SHARP, Blaupunkt, Fujitsu Ten, Hyundai Autonet, Bontec, Visteon, Panasonic and Sanyo (car and home radios); STMicroelectronics (chipsets); Lucent Digital Radio (audio coding technology); Fraunhofer Institute (various technologies) and LCC International (design of repeater network). We will not acquire any intellectual property rights in the satellites. We will have joint ownership of or a license to use the technology developed by the radio and chipset manufacturers. We will own

                                     8K-26
the design of our system, including aspects of the technology used in communicating from the satellites and the design of the repeater network.

   Our system design, our repeater system design and the specifications we supplied to our radio and chipset manufacturers incorporates or may in the future incorporate some intellectual property licensed to us on a non-exclusive basis by WorldSpace Management. WorldSpace Management has used this technology in its own non-United States satellite radio system. We also have the right to sublicense the licensed technology to any third party, including chipset manufacturers, terrestrial repeater manufacturers and receiver manufacturers in connection with the XM Radio system. Under our agreement with WorldSpace Management we must pay one time, annual or percentage royalty fees or reimburse WorldSpace Management for various costs for various elements of the licensed technology that we decide to use in the XM Radio system. We have incurred costs of $6.7 million to WorldSpace Management under this agreement through December 31, 2000. We will not be required to pay royalties to WorldSpace Management for licensed technology that we do not use in our system. We anticipate the Fraunhofer Institute will continue to provide various development services for us in connection with the design of our system.

   Motient has granted us a royalty-free license with respect to certain ground segment communications technology and antenna technology.

   Motient and WorldSpace Management have also granted us royalty-free, non-exclusive and irrevocable licenses to use and sublicense all improvements to their technology. The technology licenses from Motient and WorldSpace Management renew automatically on an annual basis unless terminated for a breach which has not been or cannot be remedied.

   We believe that the intellectual property rights we have licensed under our technology license were independently developed or duly licensed by Motient or WorldSpace International, as the case may be. We cannot assure you, however, that third parties will not bring suit against us for patent or other infringement of intellectual property rights.

   We have signed an agreement with Sirius Radio to develop a unified standard for satellite radios to facilitate the ability of consumers to purchase one radio capable of receiving both our and Sirius Radio's services. The technology relating to this unified standard will be jointly developed, funded and owned by the two companies. As part of the agreement, each company has licensed to the other its intellectual property relating to the unified standard and to its system; the value of this license will be considered part of its contribution toward the joint project. In addition, each company has agreed to license its non-core technology, including non-essential features of its system, to the other at commercially reasonable rates. Each party will be entitled to license fees or a credit towards its obligation to fund one half of the development cost of the technologies used to develop a unified standard for satellite radios. The amount of the fees or credit will be based upon the validity, value, use, importance and available alternatives of the technology each contributes. In our discussions we have yet to agree on the validity, value, use, importance and available alternatives of our respective technologies. If we fail to reach agreement, the fees or credits may be determined through binding arbitration. We cannot predict at this time the amount of license fees, if any, payable by or to XM or Sirius Radio or the size of the credits to XM and Sirius Radio from the use of their technology. This may require additional capital, which could be significant.

 Prior Litigation with Sirius Radio; Technology License

   On January 12, 1999, Sirius Radio, the other holder of an FCC satellite radio license, commenced an action against us in the United States District Court for the Southern District of New York, alleging that we were infringing or would infringe three patents assigned to Sirius Radio. In its complaint, Sirius Radio sought money damages to the extent we manufactured, used or sold any product or method claimed in their patents and injunctive relief. This suit was resolved in February 2000 in accordance with the terms of a joint development agreement between us and Sirius Radio in which both companies agreed to develop a unified standard for satellite radios and license our respective intellectual property, including the patents that were the subject of the suit, for use in this joint development. If this agreement is terminated before the value of the

                                     8K-27
licenses has been determined due to our failure to perform a material covenant or obligation, then this suit could be refiled.

   If this litigation were recommenced, we believe based on the planned design of our system, our knowledge of the differences between our system and the claims of the Sirius Radio patents and on advice we have previously received from our patent counsel, that a court would find that we have not and will not infringe any Sirius Radio patents. However, the litigation could harm us, even if we were successful. It would divert our management's attention and might make it more difficult for us to raise financing or enter into other agreements with third parties. In addition, even if we prevailed, the Sirius Radio litigation might prevent us from moving forward with the development of the XM Radio system in a timely manner. The Sirius Radio patents involved in the litigation relate to certain aspects of signal and reception methodologies that may be employed by a satellite radio system. If this suit were refiled and we lost all or part of this litigation, we could become liable to Sirius Radio for money damages and subject to an injunction preventing us from using certain technology in the XM Radio system. Any such injunction could force us to engineer technology which would not be subject to the injunction, license or develop alternative technology, or seek a license from, and pay royalties to, Sirius Radio. If any of these strategies becomes necessary, it could be costly and time-consuming and would likely delay any implementation of our system. If we could not accomplish any strategy, or could not do so in a timely manner at an acceptable cost, our business would be harmed.

 Copyrights to Programming

   We must negotiate and enter into music programming royalty arrangements with performing rights societies such as the American Society of Composers, Authors and Publishers, Broadcast Music, Inc., and SESAC, Inc. These organizations collect royalties and distribute them to songwriters and music publishers and negotiate fees with copyright users based on a percentage of revenues. Radio broadcasters currently pay a combined total of approximately 4% of their revenues to these performing rights societies. We expect to negotiate or establish license fees through a rate court proceeding in the U.S. District Court for the Southern District of New York but such royalty arrangements may be more costly than anticipated.

   Under the Digital Performance Right in Sound Recordings Act of 1995 and the Digital Millennium Copyright Act of 1998, we also have to negotiate royalty arrangements with the owners of the sound recordings. The Recording Industry Association of America will negotiate licenses and collect royalties on behalf of copyright owners for this performance right in sound recordings. Cable audio services currently pay a royalty rate of 6.5% of gross subscriber revenue. This rate was set by the Librarian of Congress, which has statutory authority to decide rates through arbitration, and was affirmed on May 21, 1999 by the United States Court of Appeals for the District of Columbia. Although we believe we can distinguish XM Radio sufficiently from the cable audio services in order to negotiate a lower statutory rate, we may not be able to do so.

 The XM Trademark

   We believe that XM Radio will be seen as the complement to AM and FM radio. We have an application pending in the United States Patent and Trademark Office for the registration of the trademark "XM" in connection with the transmission services offered by our company and expect that our brand name and logo will be prominently displayed on the surface of XM radios together with the radio manufacturer's brand name. This will identify the equipment as being XM Radio-compatible and build awareness of XM Radio. We intend to maintain our trademark and the anticipated registration. We are not aware of any material claims of infringement or other challenges to our right to use the "XM" trademark in the United States.

Personnel

   As of January 31, 2001, we had 250 employees. In addition, we rely upon a number of consultants and other advisors. The extent and timing of any increase in staffing will depend on the availability of qualified

                                     8K-28
personnel and other developments in our business. None of our employees is represented by a labor union, and we believe that our relationship with our employees is good.

Property

   Our executive offices, studio and production facilities are located at 1500 Eckington Place, N.E., Washington, D.C. 20002, under a ten year lease of approximately 150,000 square feet. We have also entered into license or lease agreements with regard to our terrestrial repeater system throughout the United States.

Legal Proceedings

   Except for the FCC proceeding described under the caption "Business-- Regulatory Matters," we are not a party to any material litigation or other proceedings.

                                     8K-29

     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range Of Common Stock

   Our Class A common stock has been quoted on the Nasdaq National Market under the symbol "XMSR" since its initial public offering on October 5, 1999. The following table presents, for the period indicated, the high and low sales prices per share of the Class A common stock as reported on the Nasdaq National Market.

                                                                 High     Low
                                                                ------- -------
1999:
Fourth Quarter (beginning October 5, 1999)..................... $44.750 $11.625

2000:
First Quarter.................................................. $50.000 $27.000
Second Quarter................................................. $39.250 $18.125
Third Quarter.................................................. $46.938 $30.125
Fourth Quarter................................................. $43.750 $12.063

2001:
First Quarter (through February 21, 2001)...................... $21.063 $14.500

   On February 21, 2001, the last reported sale price of our Class A common stock on the Nasdaq National Market was $15.375. As of February 15, 2001, there were 212 holders of record of our Class A common stock.

Dividend Policy

   We have not declared or paid any dividends on our common stock since our date of inception. Currently, our Series B Convertible Redeemable preferred stock restricts us from paying dividends on our common stock unless full cumulative dividends have been paid or set aside for payment on all shares of our Series B preferred stock. The terms of our Series C Convertible Redeemable preferred stock contain similar restrictions. In accordance with its terms, we have paid dividends on the Series B preferred stock in common stock. Dividends on our Series C preferred stock will accrue. The indenture governing XM's senior secured notes restricts XM from paying dividends to us which, in turn, will significantly limit our ability to pay dividends. We do not intend to pay cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings for use in our operations and the expansion of our business.

Recent Sales Of Unregistered Securities

   None.

                                     8K-30

                      SELECTED CONSOLIDATED FINANCIAL DATA

   In considering the following selected consolidated financial data, you should also read our consolidated financial statements and notes and the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations." The consolidated statements of operations data for the four-year period ended December 31, 2000, and for the period from December 15, 1992 (date of inception) to December 31, 2000, and the consolidated balance sheets data as of December 31, 1997, 1998, 1999 and 2000 are derived from our consolidated financial statements. These statements have been audited by KPMG LLP, independent certified public accountants. KPMG's report contains a paragraph stating that we have not begun operations and are dependent upon additional debt or equity financing, and that these factors raise substantial doubt about our ability to continue as a going concern. The selected consolidated financial data do not include any adjustments that might result from the outcome of that uncertainty.

                                                                        December 15,
                                                                         1992 (Date
                                                                             of
                                                                         Inception)
                                  Years Ended December 31,                   to
                          --------------------------------------------  December 31,
                            1997       1998        1999        2000       2000 (1)
                          ---------  ---------  ----------  ----------  ------------
                                    (In thousands, except share data)
Consolidated Statements
 of Operations Data:
Revenue.................  $      --  $      --  $       --  $       --   $      --
                          ---------  ---------  ----------  ----------   ---------
Operating expenses:
  Research and
   development..........         --      6,941       4,274       7,397      18,612
  Professional fees.....      1,090      5,242       9,969      22,836      39,137
  General and
   administrative.......         20      4,010      16,448      49,246      69,724
                          ---------  ---------  ----------  ----------   ---------
  Total operating
   expenses.............      1,110     16,193      30,691      79,479     127,473
                          ---------  ---------  ----------  ----------   ---------
Operating loss..........     (1,110)   (16,193)    (30,691)    (79,479)   (127,473)
Other income (expense)--
 interest income
 (expense), net.........       (549)        26      (6,205)     27,606      20,878
                          ---------  ---------  ----------  ----------   ---------
Net loss................  $  (1,659) $ (16,167) $  (36,896) $  (51,873)  $(106,595)
                          =========  =========  ==========  ==========   =========
Series C preferred stock
 beneficial conversion
 charge.................         --         --          --    (123,042)
Series B preferred stock
 incentivized conversion
 charge.................         --         --          --     (11,211)
Preferred dividends.....         --         --          --     (15,212)
                          ---------  ---------  ----------  ----------
Net loss applicable to
 common stockholders....  $  (1,659) $ (16,167) $  (36,896) $ (201,338)
                          =========  =========  ==========  ==========
Net loss per share--
 basic and diluted......  $   (0.26) $   (2.42) $    (2.40) $    (4.15)
                          =========  =========  ==========  ==========
Weighted average shares
 used in computing net
 loss per share--basic
 and diluted............  6,368,166  6,689,250  15,344,102  48,508,042

                                        December 31,
                          --------------------------------------------
                            1997       1998        1999        2000
                          ---------  ---------  ----------  ----------
                                       (In thousands)
Consolidated Balance
 Sheets Data:
Cash, cash equivalents
 and short-term
 investments............  $       1  $     310  $  120,170  $  224,903
Restricted investments..         --         --          --     161,166
System under
 construction...........     91,932    169,029     362,358     805,563
Total assets............     91,933    170,485     515,189   1,293,218
Total debt..............     82,504    140,332         212     262,665
Total liabilities.......     82,949    177,668      30,172     337,266
Stockholders' equity
 (deficit)..............      8,984     (7,183)    485,017     955,952

--------
(1) Business activity for the period from December 15, 1992, which was our date of inception, through December 31, 1996 was insignificant.

                                     8K-31

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our financial condition and consolidated results of operations. This discussion should be read together with our consolidated financial statements and related notes beginning on page F-1 of this report.

Overview

   XM Satellite Radio Inc. was incorporated in Delaware in 1992 as a wholly-owned subsidiary of Motient Corporation, formerly American Mobile Satellite Corporation. XM Satellite Radio Holdings Inc. became a holding company for XM Satellite Radio Inc., which we refer to herein as XM, in early 1997.

   We are in the development stage. Since our inception in December 1992, we have devoted our efforts to establishing and commercializing the XM Radio system. Our activities were fairly limited until 1997, when we pursued and obtained regulatory approval from the FCC to provide satellite radio service. Our principal activities to date have included

  . designing and developing the XM Radio system;

  . negotiating contracts with satellite and launch vehicle operators, specialty programmers, radio manufacturers and car manufacturers;

  . developing technical standards and specifications;

  . conducting market research; and

  . securing financing for working capital and capital expenditures.

   We have raised $1.1 billion to date, which is described under the heading "Liquidity and Capital Resources--Funds Raised for Period Through Commencement of Commercial Operations." We have incurred substantial losses to date and expect to continue to incur significant losses for the foreseeable future as we continue to design, develop and deploy the XM Radio system and for some period following our commencement of commercial operations.

   We intend to capitalize all costs related to our satellite contract and our FCC license, including all applicable interest. These capitalized costs will be depreciated over the estimated useful lives of the satellites and ground control stations. Depreciation of our satellites will commence upon in-orbit delivery. Depreciation of our satellite control facilities and terrestrial repeaters and the amortization of our FCC license will commence upon commercial operations.

   After we begin commercial operations, which we are targeting for the summer of 2001, we anticipate that our revenues will consist primarily of customers' subscription fees and advertising revenues.

Results of Operations

 Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

   Research and Development. Research and development expenses increased to approximately $7.4 million in 2000, compared with approximately $4.3 million in 1999. The increase in the research and development expenses primarily resulted from increased activity relating to our system technology development, including chipset design and uplink technology, in 2000.

   Professional Fees. Professional fees increased to approximately $22.8 million in 2000, compared with $10.0 million in 1999. The increase primarily reflects additional services of consultants, including incurring

                                     8K-32

$11.3 million for software selection and workflow process development. We expect the professional fees to trend upward as we continue to develop marketing strategies.

   General and Administrative. General and administrative expenses increased to $49.2 million in 2000, compared with $16.4 million in 1999. The increase reflects increased headcount, facilities and sales and marketing expenses. We have granted certain key executives stock options and incurred a non-cash compensation charge of approximately $1.5 million in 2000 primarily for performance-based stock options. We also recorded non-cash compensation charges of approximately $1.2 million during 2000 relating to options repriced in 1999. We also continued the amortization of goodwill and other intangibles during 2000. We anticipate general and administrative expenses to continue to increase through commercial operations.

   Interest Income. Interest income increased to $27.6 million in 2000, compared with $2.9 million in 1999. The increase was the result of higher average balances of cash and cash equivalents in 2000, due to the proceeds from the private placement of 14% senior secured notes and warrants, the public offerings of Class A common stock and Series B convertible redeemable preferred stock and the private placement of Series C convertible redeemable preferred stock, all in the first nine months of 2000, which exceeded expenditures for satellite and launch vehicle construction, other capital expenditures and operating expenses.

   Interest Expense. We incurred interest costs of $39.1 and $24.4 million in 2000 and 1999, respectively. We capitalized interest costs of $39.1 million and $15.3 million associated with our FCC license and the XM Radio system in 2000 and 1999, respectively. The increase in interest costs was the result of the incurrence of new debt during the first quarter of 2000, which exceeded the reduction in interest due to the conversion of all debt into equity in the fourth quarter of 1999. Further, the interest capitalization threshold was exceeded in 1999.

   Net Loss. The net loss for 2000 and 1999 was $51.9 million and $36.9 million, respectively. The increase in net losses in 2000 compared with 1999 reflects increases in research and development and professional fees expenses, and additional general and administration expenses, primarily due to increased headcount, facility, equipment, and sales and marketing expenses in preparation for commercial operations and the amortization of goodwill and intangibles.

 Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

   Research and Development. Research and development expenses decreased to $4.3 million in 1999, compared with $6.9 million in 1998. The decrease in research and development expenses resulted from the completion of the development of some of our system technology during 1998.

   Professional Fees. Professional fees increased to approximately $10.0 million in 1999, compared with $5.2 million in 1998. The increase primarily reflects additional legal, regulatory and marketing expenses.

   General and Administrative. General and administrative expenses increased to $16.4 million in 1999, compared with $4.0 million in 1998. The increase primarily reflects increased headcount and facility expenses to begin program management and operations. We also commenced the amortization of our goodwill and intangibles resulting from Motient's acquisition of a former investor's interest in us during 1999. We have granted certain key executives stock options and incurred a non-cash compensation charge of approximately $4.1 million in the fourth quarter of 1999 primarily for performance-based stock options. We will continue to incur quarterly non-cash compensation charges over the vesting period depending on the market value of our Class A common stock.

   Interest Income. Interest income increased to $2.9 million in 1999, compared with 1998, which was insignificant. The increase was the result of higher average balances of cash and short-term investments during 1999 due to the proceeds from the issuance of Series A convertible notes in the third quarter of 1999 exceeding

                                     8K-33
the amounts of expenditures for satellite and launch vehicle construction, other capital expenditures and operating expenses.

   Interest Expense. As of December 31, 1999 and 1998, we owed $0 and $140.2 million, respectively, including accrued interest, under various debt agreements which we entered into for the purpose of financing the XM Radio system. Our capitalized interest costs were $15.3 million and $11.8 million associated with our FCC license and the XM Radio system during 1999 and 1998, respectively. We expensed interest costs of $9.1 million and $0 during 1999 and 1998, respectively. We incurred a one-time $5.5 million charge to interest due to the beneficial conversion feature of the new Motient note. We also exceeded our interest capitalization threshold by $3.6 million.

   Net Loss. The net loss for 1999 and 1998 was $36.9 million and $16.2 million, respectively. The increase in net losses for 1999, compared with 1998, primarily reflects an increase in net interest expense as discussed above and additional general and administration expenses, primarily due to increased headcount and facility expenses, in preparation for commercial operations and the commencement of amortization of goodwill and intangibles.

Liquidity and Capital Resources

   At December 31, 2000, we had a total of cash and cash equivalents of $224.9 million, which excludes $95.3 million of current restricted investments, and working capital of $261.2 million, compared with cash, cash equivalents and short-term investments of $120.2 million and working capital of $94.7 million at December 31, 1999. The increases in the respective balances are due primarily to the proceeds from the financings described below.

 Funds Raised for Period Through Commencement of Commercial Operations

   Since inception, we have raised an aggregate of $1.1 billion, net of expenses, interest reserve and repayment of debt. These funds are expected to be sufficient, in the absence of additional financing, to cover funding needs through commencement of commercial operations in the summer of 2001. These funds have been used to acquire our FCC license, make required payments for our system, including the satellites, terrestrial repeater system, and ground networks, and for working capital and operating expenses.

   Sources of Funds. Of the $1.1 billion raised to date, approximately $167.0 million, excluding the Class A common stock acquired by Motient Corporation as part of our initial public offering, has been raised through the issuance of equity to, and receipt of loans from, Motient Corporation and a former stockholder. Of this amount, approximately $90.7 million and $46.0 million was raised in 1997 and 1998, respectively, and $30.3 million was raised in January 1999.

   In July 1999, we issued $250.0 million of Series A subordinated convertible notes to six strategic and financial investors--General Motors, $50.0 million; Clear Channel Communications, $75.0 million; DIRECTV, $50.0 million; and Columbia Capital, Telcom Ventures, L.L.C. and Madison Dearborn Partners, $75.0 million in the aggregate. Using part of the proceeds from the issuance of the Series A subordinated convertible notes, we paid a former stockholder $75.0 million in July 1999 to redeem an outstanding loan. We incurred fees and expenses totaling $11.3 million in connection with these transactions.

   In October 1999, we completed an initial public offering which yielded net proceeds of $114.1 million. Concurrent with the closing of our initial public offering, $250.0 million of our Series A subordinated convertible notes, together with associated accrued interest, converted into shares of our Series A convertible preferred stock and shares of our Class A common stock. Additionally, $103.3 million of convertible notes issued to Motient by us, together with associated accrued interest, converted into shares of our Class B common stock.

                                     8K-34

   During the fiscal year ended December 31, 2000:

  . We completed a follow-on offering of 4,370,000 shares of Class A common stock, yielding net proceeds of $132.1 million;

  . We completed a concurrent offering of 2,000,000 shares of our Series B convertible redeemable preferred stock, which yielded net proceeds of $96.5 million;

  . We completed a private placement of 325,000 units, each consisting of $1,000 principal amount of 14% senior secured notes due 2010 of XM, and one warrant to purchase 8.024815 shares of our Class A common stock at $49.50 per share that provided net proceeds of $191.5 million excluding $123.0 million for an interest reserve; and

  . We closed a private offering of 235,000 shares of our Series C convertible redeemable preferred stock, which yielded net proceeds of approximately $226.8 million. We recorded a $123.0 million beneficial conversion charge that reduced earnings available to common stockholders. The issuance of the Series C preferred stock also caused the exercise price of the warrants sold in March 2000 to be adjusted to $47.94 and the number of warrant shares to be increased to 8.285948 per warrant.

   Uses of Funds. Of the approximately $1.1 billion of funds raised for use through commencement of commercial operations, we have paid $765.1 million in capital expenditures, including approximately $90.0 million for our FCC licence which has been paid for in full, and incurred $127.5 million in operating expenses.

   Satellite Contract. Under our satellite contract, Boeing Satellite Systems International, Inc. (formerly Hughes Space and Communications, Inc.) will deliver two satellites in orbit and is to complete construction of a ground spare satellite. Boeing will also provide ground equipment and software to be used in the XM Radio system and certain launch and operations support services. We expect that by commencement of commercial operations in the summer of 2001, we will have had to pay an aggregate amount of approximately $472.6 million for these items. This amount does not include incentive payments, which will depend in part on projected satellite performance at the acceptance date. Such payments could total up to an additional $68.7 million over the useful lives of the satellites. As of December 31, 2000, we had paid approximately $466.0 million under our satellite contract and have recognized an additional $1.6 million in accrued milestone payments.

   Launch Insurance. We expect that launch insurance for both satellites will cost approximately $50.0 million. As of December 31, 2000, we had paid $24.2 million with respect to launch insurance.

   Terrestrial Repeater System. Based on the current design of the XM Radio system and existing contracts, we estimate that through our expected commencement of operations in the summer of 2001 we will incur aggregate costs of approximately $258.0 million for a terrestrial repeater system. We expect these costs to cover the capital cost of the design, development and installation of a system of terrestrial repeaters to cover approximately 70 cities and metropolitan areas. As of December 31, 2000, we had incurred costs with respect to the terrestrial repeater buildout of $84.7 million. In August 1999, we signed a contract with LCC International, Inc., a related party, that presently calls for payments of approximately $107.5 million for engineering and site preparation. As of December 31, 2000, we had paid $50.2 million under this contract and accrued an additional $15.1 million. We have also engaged other companies to perform site preparation services. We also entered into a contract effective October 22, 1999, with Hughes Electronics Corporation for the design, development and manufacture of the terrestrial repeaters. Payments under this contract are expected to be approximately $128.0 million. As of December 31, 2000, we had paid $15.4 million under this contract.

   Ground Segment. Based on the design of the XM Radio system, available research and existing contracts, we expect to incur aggregate ground segment costs through the expected commencement of operations in the summer of 2001 of approximately $65.9 million. We expect these costs will cover the satellite

                                     8K-35
control facilities, programming production studios and various other equipment and facilities. As of December 31, 2000, we had incurred $47.5 million with respect to the ground segment.

   FCC License. In October 1997, we received one of two satellite radio licenses issued by the FCC. We have paid approximately $90.0 million for this license, including the initial bid right. There are no further payments required relating to the license.

   Operating Expenses. From inception through December 31, 2000, we have incurred total operating expenses of $127.5 million.

   Joint Development Agreement Funding Requirements. We may require additional funds to pay license fees or make contributions towards the development of the technologies used to develop a unified standard for satellite radios under our joint development agreement with Sirius Radio. Each party is obligated to fund one half of the development cost for such technologies. Each party will be entitled to license fees or a credit towards its one half of the cost based upon the validity, value, use, importance and available alternatives of the technology it contributes. In our discussions we have yet to agree on the validity, value, use, importance and available alternatives of our respective technologies. If we fail to reach agreement, the fees or credits may be determined through binding arbitration. We cannot predict at this time the amount of license fees or contribution payable by us or Sirius Radio or the size of the credits to us and Sirius Radio from the use of the other's technology. This may require significant additional capital.

 Funds Required Following Commencement of Commercial Operations

   We expect to need significant additional funds following commencement of commercial operations to cover our cash requirements before we generate sufficient cash flow from operations to cover our expenses. We estimate that we will require $150-$175 million of additional funds through the end of 2001 to be used for marketing, system operating expenses and general corporate purposes. After 2001, we anticipate that we will need an additional $250-$300 million through 2002, and will require additional funding thereafter. These amounts are estimates, and may change, and we may need additional financing in excess of these estimates. Funds will be needed to cover operating expenses, marketing and promotional expenses including an extensive marketing campaign in connection with the launch of our service, distribution expenses, programming costs and any further development of the XM Radio system that we may undertake after operations commence. Marketing and distribution expenses are expected to include joint advertising and joint development with and manufacturing subsidies of certain costs of some of our manufacturers and distribution partners. We cannot estimate the total amount of these operational, promotional, subscriber acquisition, joint development and manufacturing costs and expenses, since they vary depending upon different criteria, but they are expected to be substantial.

   We will have significant payment obligations after commencement of operations under our distribution agreement with General Motors. We will pay an aggregate of approximately $35 million in the first four years following commencement of commercial service. After that, through 2009, we will have additional fixed annual payments ranging from less than $35 million to approximately $130 million, aggregating approximately $400 million. In order to encourage the broad installation of XM radios, we have agreed to subsidize a portion of the cost of XM radios and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service. We must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios. This percentage increases until there are more than eight million General Motors vehicles with installed XM radios. This agreement is subject to renegotiation if General Motors does not achieve and maintain specified installation levels, starting with 1.24 million units after four years and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to our share of the satellite digital radio market.

   We currently expect to satisfy our funding requirements for the period following commencement of commercial operations by selling debt or equity securities and by obtaining loans or other credit lines from

                                     8K-36
banks or other financial institutions. If we are successful in raising additional financing, we anticipate that a significant portion of the financing will consist of debt. We are actively considering possible financings, and because of our substantial capital needs we may consummate one or more financings at any time.

   We may not be able to raise any funds or obtain loans on favorable terms or at all. Our ability to obtain the required financing depends on several factors, including future market conditions; our success or lack of success in developing, implementing and marketing our satellite radio service; our future creditworthiness; and restrictions contained in agreements with our investors or lenders. If we fail to obtain any necessary financing on a timely basis, a number of adverse effects could occur. We could default on our commitments to creditors or others and may have to discontinue operations or seek a purchaser for our business or assets.

Recent Accounting Pronouncements

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation ("FIN 44"). FIN 44 further defines the accounting consequences of various modifications to the terms of a previously fixed stock option or award under APB Opinion No. 25, Accounting for Stock Issued to Employees. FIN 44 became effective on July 1, 2000, but certain conclusions in FIN 44 cover specific events that occur after either December 15, 1998 or January 12, 2000. In July 1999, we repriced 818,339 options and FIN 44 requires that these options be accounted for as variable from July 1, 2000 until the date the award is exercised, is forfeited, or expires unexercised. For those options that have vested as of July 1, 2000, compensation cost is recognized only to the extent that the exercise price exceeds the stock price on July 1, 2000. For those options that have not vested as of July 1, 2000, the portion of the award's intrinsic value measured at July 1, 2000 is recognized over the remaining vesting period. Additional compensation cost is measured for the full amount of any increases in stock price after the effective date and is recognized over the remaining vesting period. Any adjustment to compensation cost for further changes in the stock price after the award vests is recognized immediately. The effects of implementing FIN 44 required us to recognize additional non-cash compensation of $1.2 million during the fiscal year ended December 31, 2000.

   In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, An Amendment of SFAS 133. SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after 2000; we adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001. We have reviewed our contracts and determined that we have no derivative instruments and do not engage in hedging activities.

Quantitative And Qualitative Disclosures About Market Risk

   As of December 31, 2000, we do not have any derivative financial instruments and do not intend to use derivatives. We invest our cash in short-term commercial paper and investment-grade corporate and government obligations and money market funds. Our long-term debt includes a fixed interest rate and the fair market value of the debt is sensitive to changes to interest rates. We run the risk that market rates will decline and the required payments will exceed those based on current market rates. Under our current policies, we do not use interest rate derivative instruments to manage our exposure to interest rate fluctuations. Additionally, we believe that our exposure to interest rate risk is not material to our results of operations.

                                     8K-37

                                   MANAGEMENT

   The following tables set forth information concerning our directors and executive officers. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected by and serve at the discretion of our board of directors.

Directors

Name                         Age                    Position
----                         ---                    --------
Gary M. Parsons.............  50 Chairman of the Board of Directors
Hugh Panero.................  44 President, Chief Executive Officer and Member,
                                 Board of Directors
Nathaniel A. Davis(1).......  47 Member, Board of Directors
Thomas J. Donohue(2)........  62 Member, Board of Directors
Randall T. Mays(2)..........  35 Member, Board of Directors
Pierce J. Roberts, Jr.(1)...  54 Member, Board of Directors
Randy S. Segal(1)...........  44 Member, Board of Directors
Jack Shaw(2)................  62 Member, Board of Directors
Rajendra Singh(2)...........  46 Member, Board of Directors
Ronald L. Zarrella..........  51 Member, Board of Directors

--------
(1) Member of the audit committee.
(2) Member of the compensation committee.

   Set forth below are descriptions of the backgrounds and principal occupations of each of the Company's directors, and the period during which he or she has served as a director.

   Gary M. Parsons has served as Chairman of the Board of Directors of the Company since May 1997. Mr. Parsons is Chairman of the Board of Directors of Motient, a position he has held since March 1998. He also serves on the board of Sorrento Networks Corporation. Mr. Parsons joined Motient in July 1996 and has also served as its Chief Executive Officer and President. Previously, Mr. Parsons was with MCI Communications Corporation where he served in a variety of roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications, and as Chief Executive Officer of MCI's subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI. Prior to the recruitment of Hugh Panero, Mr. Parsons served as the Company's Chief Executive Officer.

   Hugh Panero has served as a member of the Board of Directors and as President and Chief Executive Officer of the Company since June 1998. Mr. Panero has over 16 years experience building and managing entertainment distribution services. Most recently, from 1993 to 1998, Mr. Panero served as President and Chief Executive Officer of Request TV, a national pay-per-view network owned by Liberty Media and Twentieth Century Fox. Prior to his employment with Request TV, Mr. Panero spent ten years with Time Warner Cable where he was part of the team which built the cable systems serving parts of Queens and Brooklyn, New York. Mr. Panero held various positions with Time Warner Cable, including Vice President, Marketing.

   Nathaniel A. Davis has served as a member of the Board of Directors of the Company since October 1999. Mr. Davis is President and Chief Operating Officer of XO Communications Inc., formerly Nextlink Communications Inc. From December 1998 to December 1999, he was Executive Vice President of Nextel Communications where he had responsibility for the technical and engineering operations of Nextel's nationwide switching and wireless communications network, billing and information technology systems. From August 1986 through November 1998, Mr. Davis served in a variety of senior engineering and finance roles at MCI, most recently as Senior Vice President and Chief Financial Officer of MCI Telecommunications. Mr. Davis serves on the board of directors of Capital Management Corporation.

                                     8K-38

   Thomas J. Donohue has served as a member of the Board of Directors of the Company since October 1999. Mr. Donohue is President and Chief Executive Officer of the U.S. Chamber of Commerce, the world's largest business federation, and has been active in national policy and non-profit operations for 30 years. From July 1984 through September 1997, Mr. Donohue served as President and Chief Executive Officer of the American Trucking Association. He serves on the board of directors of Union Pacific Corporation, Sunrise Assisted Living Corporation, Marymount University and the Hudson Institute.

   Randall T. Mays has served as a member of the Board of Directors of the Company since July 1999. Mr. Mays is the Executive Vice President and Chief Financial Officer of Clear Channel Communications. Mr. Mays has been associated with Clear Channel since 1993 when he was elected Vice President and Treasurer. Mr. Mays also serves on the board of directors of Clear Channel Communications and CNET Networks.

   Pierce J. Roberts, Jr. has served as a board member of the Company since August 2000. Mr. Roberts has been Managing Director of AEA Investors since September 1999. Previously, he was with Bear Stearns from 1993 to 1998 where he was the head of the Telecom investment banking group. Prior to that, he was Managing Director at The Blackstone Group, Vice President-Corporate Development at BellSouth Corporation, and founder of his own corporate development business.

   Randy S. Segal has served as a board member of the Company since July 1999. Ms. Segal has served as Motient's Senior Vice President, General Counsel and Secretary since October 1992. From October 1983 to October 1992, Ms. Segal was associated with the law firm of Debevoise & Plimpton in New York, New York. Prior to joining Debevoise, Ms. Segal clerked for the Honorable Jerre S. Williams of the United States Court of Appeals for the Fifth Circuit, and for the Honorable Edmund L. Palmieri for the United States District Court for the Southern District of New York.

   Jack Shaw has served as a member of the Board of Directors of the Company since May 1997. Mr. Shaw is Corporate Senior Executive Vice President-Enterprise Sector of Hughes Electronics Corporation and served as Chief Executive Officer and Chairman of Hughes Network Systems, Inc. from 1987 and 1988, respectively, through January 2000. Mr. Shaw is a member of the Hughes Electronics Corporation Executive Committee. Mr. Shaw has been a director of Motient since July 1996 and has previously served as Chairman of Motient's Board. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation and M/A-Com Telecommunications, Inc., which was acquired by Hughes Electronics Corporation in 1987.

   Rajendra Singh has served as a board member of the Company since July 1999. Dr. Singh is a member of the Board of Directors and a co-founder of LCC International. Dr. Singh was President of LCC International from its formation in 1983 until September 1994, was Chief Executive Officer from January 1994 until January 1995 and was Interim President from September 1998 to May 1999. Dr. Singh is Chairman of the Members Committee of Telcom Ventures L.L.C. and a director of Teligent, Inc., a wireless local access provider. He is also a director of Aether System, Inc., a provider of wireless services and systems.

   Ronald L. Zarrella has served as a member of the Board of Directors of the Company since July 1999. Mr. Zarrella is an Executive Vice President of General Motors and President of GM North America, a position he has held since October 1998. Mr. Zarrella has been associated with General Motors since 1994 when he was elected Vice President and Group Executive in charge of the North American Vehicle Sales Service and Marketing Group.

Provisions of Shareholders' Agreement Governing the Board of Directors

   The Company has entered into a shareholders' agreement with Motient, the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock, which is further described below

                                     8K-39
under "Security Ownership--Shareholders' Agreement." Pursuant to the shareholders' agreement, the Company's Board of Directors consists of ten members: three selected by Motient, one selected by each of General Motors or DIRECTV, as they may agree, Clear Channel, Telcom Ventures and AEA Investors, one who is the Company's President and Chief Executive Officer, and the remaining two being independent directors of recognized industry experience and stature whose nominations are approved by Motient and a majority of the interests held by General Motors, Clear Channel and the Series C Investors. Messrs. Parsons, Shaw and Ms. Segal are the director nominees selected by Motient; Mr. Panero is the Company's President and Chief Executive Officer; Mr. Zarrella is the director nominee selected by General Motors; Mr. Mays is the director nominee selected by Clear Channel; Dr. Singh is the director nominee selected by Telcom Ventures; and Mr. Roberts is the director nominee selected by AEA Investors. Messrs. Davis and Donohue are the independent director nominees approved by Motient, General Motors, Clear Channel and the Series C Investors. General Motors, Clear Channel, American Honda, Columbia Capital and Madison Dearborn Partners also have observation rights at meetings of the Board of Directors. As provided in the shareholders' agreement, these board and observation rights are subject to these entities maintaining their original investment or certain minimum share percentages in the Company. The shareholders' agreement will terminate upon unanimous consent of the parties, the bankruptcy of the Company or at such time as only one shareholder remains a party to the agreement.

 Board Committees

   Our board of directors has established compensation and audit committees. Each committee reports to the board of directors. The compensation committee, currently consisting of Messrs. Singh, Shaw, Donohue and Mays, is responsible for determining and paying compensation, salaries, annual bonuses, stock option grants and benefits to officers, directors and employees. The audit committee, currently consisting of Messrs. Davis, Roberts and Ms. Segal, reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. These matters include the selection of our auditors and review of our accounting books, records and policies.

 Compensation of Directors

   Our independent directors (as determined under our shareholders' agreement) receive retainer fees of $2,500 per quarter. In addition, these independent directors receive $2,000 for every meeting attended in person and $500 for every meeting attended telephonically. Independent directors also receive $3,000 per year for each board committee on which they serve. In July 1999, we also granted each non-employee director, other than Mr. Roberts, an option to purchase 26,757 shares of our Class A common stock at $9.52 per share. These options are immediately exercisable and have ten-year terms. Mr. Zarella elected to forego receipt of these options. In September 2000, we granted to Mr. Roberts an option to purchase 10,000 shares of our Class A common stock at $43.69 per share. These options are immediately exercisable and have ten-year terms. In January 2001, we granted each non-employee director an option to purchase 10,000 shares of our Class A common stock at $18.69 per share. These options are immediately exercisable and have ten-year terms. Messrs. Shaw and Zarrella elected to forego receipt of these options.

   Chairman of the Board. On July 21, 2000, we issued to Mr. Parsons 5,000 shares of Class A common stock in compensation for his service to us. We will have a right to repurchase these shares for $37.25 per share if Mr. Parsons' service with us ends prior to July 21, 2001. On July 21, 2000, we also issued to Mr. Parsons a ten-year option to purchase 100,000 shares of our Class A common stock at an exercise price of $37.25 per share. The option vests in equal amounts on each of the first, second and third anniversaries of the date of grant. On July 16, 1999, we issued to Mr. Parsons 14,716 shares of Class A common stock in compensation for his service to us and granted Mr. Parsons a ten-year option to purchase 267,570 shares of our Class A common stock at an exercise price of $9.52 per share, of which 160,542 have vested. 53,514 shares will vest in each of the next two years. The vesting of 53,514 of the 160,542 shares that vested in the first year and the shares that vest at the end of the second and third years are subject to the fulfillment of performance criteria.

                                     8K-40

Executive Officers

Name                   Age                       Position
----                   ---                       --------
Lee Abrams............  48 Senior Vice President, Chief of Programming
Stephen Cook..........  45 Senior Vice President, Sales and Marketing
Steven P. Gavenas.....  45 Senior Vice President, New Business Development
Stelios Patsiokas.....  48 Senior Vice President, Technology
Heinz Stubblefield....  43 Senior Vice President, Chief Financial Officer
Joseph M. Titlebaum...  37 Senior Vice President, General Counsel and Secretary
John R. Wormington....  56 Senior Vice President, Engineering and Operations

   Set forth below are descriptions of the backgrounds of each of the Company's executive officers, other than Messrs. Parsons and Panero, whose positions and backgrounds are described under "Directors" above.

   Lee Abrams has served as Senior Vice President, Chief of Programming of the Company since June 1998. Mr. Abrams is a prominent radio programmer/consultant with more than 30 years of experience in radio, and since 1970 has been a consultant to a variety of radio stations, networks and record companies. He is credited with many innovations in radio programming, including transforming FM radio, pioneering the album rock format in the 1970s, adult contemporary radio and urban, classic and smooth jazz radio in the 1980s and active rock radio in the 1990s. He most recently has served as a consultant for ABC Radio Networks, Capstar, Thorn-EMI and Sony, among others.

   Stephen Cook has served as Senior Vice President, Sales and Marketing of the Company since February 1999. Previously, Mr. Cook was Chief Operating Officer for Conxus Communications, where he successfully launched its portable voice messaging product, Pocketalk, in the top 12 United States markets. From 1990 to 1997, Mr. Cook held key management positions with GTE's cellular operations, including VP of Marketing and President of the Southeast region. Prior to that time, Mr. Cook also spent five years in brand management with Procter & Gamble and has more than 15 years of experience with launching and marketing new consumer products.

   Steven P. Gavenas as served as Senior Vice President, New Business Development of the Company since December 1999. Previously, from June 1996 to November 1999, Mr. Gavenas held several positions in WorldSpace International, including VP of Marketing, EVP Corporate Strategy and EVP Commercial Operations. Before joining WorldSpace, from September 1989 to May 1996 Mr. Gavenas was a management consultant with McKinsey and Company, Inc., an international strategy consulting firm.

   Stelios Patsiokas has served as Senior Vice President, Technology of the Company since October 1998. Previously, Dr. Patsiokas was with Motorola, Inc., where he served in a variety of consumer electronics design and development roles since 1979. Since 1996, Dr. Patsiokas was Director of Product Development, for Motorola's Messaging Systems Product Group, where he was involved with developing the PageWriter(TM) 2000 two-way messaging device. Dr. Patsiokas holds 24 United States patents.

   Heinz Stubblefield has served as Senior Vice President, Chief Financial Officer of the Company since June 1998. Previously, from March 1996 to May 1998, Mr. Stubblefield was Chief Financial Officer for WorldSpace International. Before joining WorldSpace, from February 1993 to February 1996, Mr. Stubblefield was Corporate Controller for Next Software Corporation and, prior to that time, spent several years as divisional CFO for Raychem Corporation's German offices.

   Joseph M. Titlebaum has served as Senior Vice President, General Counsel and Secretary of the Company since September 1998. From 1990 to 1998, Mr. Titlebaum was an attorney with the law firm of Cleary, Gottlieb, Steen & Hamilton. With a specialty in telecommunications ventures, Mr. Titlebaum has expertise in structuring, negotiating and implementing corporate finance and mergers and acquisitions transactions.


                                     8K-41

   John R. Wormington has served as Senior Vice President, Engineering and Operations of the Company since September 1998. Mr. Wormington has leadership experience in commercial and governmental development, design and operational deployment of a variety of high technology projects. Mr. Wormington came to the Company from Hughes, where since September 1995 he was a senior executive and led the project management team responsible for that company's HS 702 satellite program. During his distinguished military career (retiring as an Air Force Brigadier General in 1995), Mr. Wormington was responsible for a wide range of large government projects requiring technical management and operational leadership skills necessary to meet strict implementation deadlines, including responsibility for conducting all launch and range operations at Cape Canaveral.

Executive Compensation

   The following table sets forth the compensation paid to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers in 2000, referred to collectively as the named executive officers:

                           Summary Compensation Table

                                                                 Long-Term
                                                                Compensation
                                  Annual Compensation              Awards
                               --------------------------    ------------------
Name and Principal                                             Class A Shares
Position(s)               Year  Salary   Bonus    Other      Underlying Options
------------------        ---- -------- -------- --------    ------------------
Hugh Panero.............. 1998 $163,333 $ 65,333 $293,060(1)      267,570
 President and Chief
  Executive Officer       1999  286,533  125,000    1,354         100,000
                          2000  310,000  186,000    5,741              --(4)

Steven P. Gavenas........ 1998       --       --       --              --
 Senior Vice President,
  New Business            1999   10,606       --       --              --
 Development              2000  217,500   80,000    5,100          53,500(4)

Stelios Patsiokas........ 1998   43,077   16,710   59,966(2)       53,514
 Senior Vice President,
  Technology              1999  211,700   84,680      213          50,000
                          2000  224,400  135,000   35,835              --(4)

John Wormington.......... 1998   59,872   16,784       --          53,514
 Senior Vice President,
  Engineering and         1999  202,400   60,720       --          50,000
 Operations               2000  216,570   82,000    5,100              --(4)

Stephen Cook............. 1998       --       --       --              --
 Senior Vice President,
  Sales and Marketing     1999  205,960   70,082   51,927(3)      103,514
                          2000  247,067  130,000   47,677              --(4)

--------
(1) Includes a signing bonus of $200,000.
(2) Includes a signing bonus of $59,966.
(3) Includes a signing bonus of $50,000.
(4) In January 2001, the Company granted options to purchase 450,000 shares at an exercise price of $18.6875 per share to the named executive officers. These options expire on January 11, 2011.

Employment Agreements

   Hugh Panero is employed as the Company's President, Chief Executive Officer and member of the Board of Directors for a term of three years under an employment agreement effective June 1, 1998. His employment agreement provides for an annual base salary of $280,000, subject to increase from time to time by the Company's Board of Directors. Mr. Panero is also eligible for a pro-rata annual bonus to be determined by the Board of Directors according to Mr. Panero's personal job performance and mutually agreed upon corporate goals and objectives. The bonus target guideline is 40% of Mr. Panero's annual base salary. Under Mr. Panero's employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, the

                                     8K-42

Company granted to Mr. Panero a 10-year option to purchase 267,570 shares of Class A common stock at an exercise price of $9.52 per share. This option vests at the rate of

  . 107,028 shares in three equal annual installments beginning on the first anniversary of the grant; and

  . 160,542 shares in three equal annual installments beginning on the first anniversary of the grant based on achievement of performance objectives.

   All options vest in the event of death or involuntary termination within one year of a change of control of the Company; otherwise, all non-vested options would be forfeited upon termination of employment. Following termination of employment, vested stock options would cease to be exercisable

  . immediately, if Mr. Panero is terminated for cause;

  . three months after termination, in the event of a voluntary termination;

  . six months, following an involuntary termination; or

  . one year following death, disability, retirement, or in the event of voluntary or involuntary termination within one year following a change of control.

   His employment agreement restricts Mr. Panero from engaging in any business in the United States which resembles or competes with the Company for a period of one year following termination of his employment.

   The Company also has agreements with the following named executive officers:

      Name                     Title                                      Effective Date
      ----                     -----                                      --------------
      Steven P. Gavenas....... Senior Vice President, New                 December 13, 1999
                               Business Development
      Stephen Cook............ Senior Vice President, Sales and Marketing February 22, 1999
      Stelios Patsiokas....... Senior Vice President, Technology          October 19, 1998
      John Wormington......... Senior Vice President,                     September 14, 1998
                               Engineering and Operations

   Messrs. Gavenas, Wormington's and Cook's agreements have no specified term. Each agreement provides that the executive is eligible for an annual bonus to be determined by the Board of Directors based upon agreed upon performance measures. These amounts are up to 40% of annual base salary for Mr. Patsiokas, up to 35% of annual base salary for Mr. Cook and up to 30% of annual base salary for Messrs. Wormington and Gavenas. The agreement for Messrs. Patsiokas, Cook, Gavenas and Wormington provide for severance payment of one year's salary payable in a lump sum upon termination of employment by the Company other than for cause. Under these agreements and the terms of the 1998 Shares Award Plan, the Company has granted to each of Messrs. Cook, Patsiokas and Wormington a 10-year option to purchase 53,514 shares of Class A common stock at an exercise price of $9.52 per share. Each of these options vests in three equal annual installments beginning on the first anniversary of the grant.

Stock Plans

 Shares Award Plan

   In 1998, our board of directors adopted a 1998 Shares Award Plan for employees, consultants and non-employee directors. The plan is administered by the board's compensation committee.

   We can grant options, stock appreciation rights, restricted stock or phantom shares under the plan. The aggregate number of shares of our Class A common stock with respect to which awards may be granted under the shares award plan is 5,000,000 shares. We may not grant awards of more than 267,570 shares of our common stock to any participant in any calendar year. Options granted under the shares award plan may be either incentive or non-incentive stock options within the meaning of the Internal Revenue Code. Each option

                                     8K-43
will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than 10 years from the date of grant. Stock appreciation rights of the company may be granted in tandem with another award, in addition to another award or unrelated to any other award. No stock appreciation right may be exercisable until six months after the day of grant. A stock appreciation right entitles the participant to receive the excess of the fair market value of our common stock on the date of the exercise of the stock appreciation right over its grant price.

   If we engage in a corporate transaction, which consists of a merger, a consolidation, a dissolution, a liquidation, or a sale of all or substantially all of our assets, then the holder of an outstanding award will have the right immediately prior to the effective date of the transaction to exercise such awards without regard to any installment provision regarding exercisability. All such awards which are not so exercised will be forfeited as of the effective time of the transaction. If we have had a change of control, each participant will be entitled to receive an equivalent award. An equivalent award is defined as a continuation of the awards, an agreement by the person acquiring us to honor or assume the award, or the substitution of a new award with an inherent value at least equivalent to the original award, and on terms at least as beneficial to the participant as is the original award. If it is not possible to grant such an equivalent award, we may grant a cash equivalent, calculated as described in the shares award plan. If the participant's employment with us is terminated by reason of involuntary termination within one year following the change of control, the equivalent award may be exercised in full beginning on the date of such termination.

 Employee Stock Purchase Plan

   We have an employee stock purchase plan that provides for the issuance of 300,000 shares of Class A common stock. All employees whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the stock purchase plan, provided that any employee who would own five percent or more of our total combined voting power immediately after an offering date under the plan is not eligible to participate. Eligible employees must authorize us to deduct an amount from their pay during offering periods established by the compensation committee. The purchase price for shares under the plan will be determined by the compensation committee but may not be less than 85% of the lesser of the market price of the common stock on the first or last business day of each offering period.

 Stock Option Grants in 2000

   The following table sets forth information concerning the stock options granted by the Company to named executive officers under the 1998 Shares Award Plan in 2000.

                                                                              Potential Realizable Value
                                                                                at Assumed Annual Rates
                                                                              of Stock Price Appreciation
                                         Individual Grants                          for Stock Term
                         -------------------------------------------------- -------------------------------
                            Number of     Percent of
                          Common Shares  Total Options Exercise
                           Underlying     Granted to     Price   Expiration
Name                     Options Granted   Employees   Per Share    Date       0%         5%        10%
----                     --------------- ------------- --------- ---------- --------- ---------- ----------
Hugh Panero.............         --            --           --          --         -- $       -- $       --
Steven Gavenas..........     53,500           4.5%      $12.00    12/13/09  1,364,300 $2,626,000 $4,562,000
Stephen Cook............         --            --           --          --         --         --         --
Stelios Patsiokas.......         --            --           --          --         --         --         --
John Wormington.........         --            --           --          --         --         --         --


   In January 2001, the Company granted options to purchase 450,000 shares at an exercise price of $18.6875 per share to the named executive officers. These options expire on January 11, 2011.

                                     8K-44

 Stock Option Exercises in 2000

   The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2000 and the number of shares of Class A common stock subject to exercisable and unexercisable stock options held as of December 31, 2000 by each of the named executive officers. Value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 29, 2000, which was $16.0625.

       Aggregate Option Exercises in 2000 and Values at December 31, 2000

                                                       Number of Securities            Value of Unexercised
                                                  Underlying Unexercised Options       In-the-Money Options
                            Number of                  at December 31, 2000              December 31, 2000
                         Shares Acquired  Value   ------------------------------- -------------------------------
          Name             on Exercise   Realized Exercisable(#) Unexercisable(#) Exercisable($) Unexercisable($)
          ----           --------------- -------- -------------- ---------------- -------------- ----------------
Hugh Panero.............        --          --       211,714         155,856        1,302,500        854,400
Steven Gavenas..........        --          --        17,833          35,667           72,400        144,900
Stephen Cook............        --          --        34,505          69,009          184,400        368,800
Stelios Patsiokas.......        --          --        52,343          51,171          301,100        252,100
John Wormington.........        --          --        52,343          51,171          301,100        252,100

                                     8K-45

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The information presented under "Principal Stockholders" and "Security Ownership of Directors and Executive Officers" below regarding beneficial ownership of the common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

   As of February 15, 2001, there were 36,783,238 shares of Class A common stock outstanding. Also as of February 15, 2001, there were 13,905,019 shares of Class B common stock outstanding, all of which Class B shares were owned by Motient. The Class B common stock is convertible into Class A common stock on a one-for-one basis and is entitled to three votes for each share.

 Principal Stockholders

   The following table presents, as of February 15, 2001, information based upon the Company's records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the Class A common stock:

                                  Number of Class A Shares    Percentage of
                                     Beneficially Owned    Total Class A Shares
                                  ------------------------ --------------------
Beneficial Owners of More Than
 5%:
Motient Corporation.............         14,757,262(1)            29.1%
10802 Parkridge Boulevard
Reston, VA 20191-5416

General Motors Corporation......         11,861,221(2)            24.5%
100 Renaissance Center
3031 West Grand Boulevard
PO Box 100
Detroit, MI 48265-1000

Clear Channel Investments,
 Inc............................          8,329,877               22.6%
200 Concord Plaza, Suite 600
San Antonio, TX 78216

DIRECTV Enterprises, Inc........          6,307,969(3)            14.7%
2230 E. Imperial Highway
El Segundo, CA 90245

Madison Dearborn Capital
 Partners III, L.P..............          4,663,418(4)            12.7%
Madison Dearborn Special Equity
 III, L.P.
Special Advisors Fund I, LLC
3 First National Plaza, Suite
 3800
Chicago, IL 60602

Columbia XM Radio Partners,
 L.L.C..........................          3,531,343(5)             9.6%
Columbia XM Satellite Partners
 III, LLC
Columbia Capital Equity Partners
 III (QP), L.P.
201 N. Union Street, Suite 300
Alexandria, VA 22314


                                     8K-46

                                  Number of Class A Shares    Percentage of
                                     Beneficially Owned    Total Class A Shares
                                  ------------------------ --------------------
Beneficial Owners of More Than
 5%:
Baron Capital Group.............         2,521,752(7)              6.9%
767 Fifth Avenue, 49th Floor
New York, New York 10153

Telcom-XM Investors, L.L.C......         2,411,211(6)              6.6%
211 North Union Street, Suite
 300
Alexandria, VA 22314

AEA XM Investors I LLC..........         2,264,151(8)              6.2%
AEA XM Investors II LLC
65 E. 55th Street
New York, New York 10022

American Honda Motor Co., Inc...         1,886,792(9)              5.1%
1919 Torrance Boulevard
Torrance, California 90501

--------
(1) Includes 13,905,019 shares issuable upon conversion of Class B common stock.
(2) Includes 10,786,504 shares issuable upon conversion of Series A convertible preferred stock, 5,393,252 of which are owned by DIRECTV.
(3) Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 754,717 shares issuable upon conversion of Series C convertible preferred stock.
(4) Includes 1,886,792 shares issuable upon conversion of Series C convertible preferred stock, of which Madison Dearborn Capital Partners III, L.P. owns 1,845,811 shares and Madison Dearborn Special Equity III, L.P. owns 40,981 shares.
(5) Includes 754,717 shares issuable upon conversion of Series C convertible preferred stock, of which Columbia XM Radio Partners, L.L.C. owns 169,811 shares, Columbia XM Satellite Partners III, LLC owns 309,559 shares and Columbia Capital Equity Partners III (QP), L.P. owns 275,347 shares.
(6) Rajendra Singh, a member of our board of directors, indirectly owns a controlling interest in Telcom-XM Investors, L.L.C. Dr. Singh disclaims beneficial ownership of the shares of Class A common stock beneficially owned by Telcom-XM Investors, L.L.C.
(7) Includes 1,320,755 shares issuable upon conversion of Series C convertible preferred stock, of which Baron Asset Fund owns 1,169,811 shares, Baron Capital Asset Fund owns 75,472 shares and Baron iOpportunity Fund owns 75,472 shares. Baron Asset Fund, Baron Capital Asset Fund and Baron iOpportunity Fund are affiliates of Baron Capital Group.
(8) Includes 2,264,151 shares issuable upon conversion of Series C convertible preferred stock, of which AEA XM Investors I LLC owns 259,207 shares and AEA XM Investors II LLC owns 2,004,944 shares.
(9) Includes 1,886,792 shares issuable upon conversion of Series C convertible preferred stock.

                                     8K-47

Security Ownership of Directors and Executive Officers

   The following table presents, as of February 15, 2001, information regarding the beneficial ownership of the Class A common stock by each director of the Company (each such director also being a director nominee), each executive officer of the Company named in the summary compensation table under the "Executive Compensation" section of this proxy statement and all directors and executive officers of the Company as a group:

                                 Number of Class A Shares    Percentage of
Name                                Beneficially Owned    Total Class A Shares
----                             ------------------------ --------------------
Directors and Named Executive
 Officers
Gary M. Parsons.................         190,258(1)                *
Hugh Panero.....................         217,107(2)                *
Randall T. Mays.................          36,757                   *
Randy S. Segal..................          36,757                   *
Jack Shaw.......................          26,757                   *
Rajendra Singh..................          36,757(3)                *
Ronald L. Zarrella..............              --                   *
Nathaniel Davis.................          36,757                   *
Thomas R. Donohue...............          36,757                   *
Pierce J. Roberts, Jr...........          32,619(4)                *
Steve Gavenas...................          18,422(5)                *
Stephen Cook....................          57,111(6)                *
Stelios Patsiokas...............          54,859(7)                *
John Wormington.................          53,143(8)                *
All directors and executive
 officers as a group (17
 persons).......................         995,195(9)               2.7%

--------
*  Less than 1%.
(1) Does not include 207,028 shares issuable upon exercise of options that are not exercisable within 60 days. A trust for the benefit of Mr. Parsons' minor children, of which Mr. Parsons' spouse is the trustee, has acquired a minority membership interest in Columbia XM Radio Partners, L.L.C., a minority participatory interest in each of Madison Dearborn Capital Partners III, L.P. and Madison Dearborn Special Equity III, L.P. and 5,393 shares. Mr. Parsons disclaims beneficial ownership of these interests.
(2) Does not include 305,856 shares issuable upon exercise of options that are not exercisable within 60 days.
(3) Rajendra Singh, a member of our board of directors, indirectly owns a controlling interest in Telcom-XM Investors, L.L.C. Dr. Singh disclaims beneficial ownership of the shares of Class A common stock beneficially owned by Telcom-XM Investors, L.L.C.
(4) Includes 2,500 shares issuable upon exercise of Series B convertible preferred stock. Mr. Roberts is affiliated with AEA XM Investors Inc., which is the general partner of each of XM Investors I LP, a Delaware limited partnership, and XM Investors II LP, a Delaware limited partnership, which each manage AEA XM Investors I LLC and AEA XM Investors II LLC, respectively. Mr. Roberts disclaims beneficial ownership of the shares of Class A common stock beneficially owned by each of AEA XM Investors I LLC and AEA XM Investors II LLC.
(5) Does not include 95,667 shares issuable upon exercise of options that are not exercisable within 60 days.
(6) Does not include 126,171 shares issuable upon exercise of options that are not exercisable within 60 days.
(7) Does not include 151,171 shares issuable upon exercise of options that are not exercisable within 60 days.
(8) Does not include 116,171 shares issuable upon exercise of options that are not exercisable within 60 days.
(9) Does not include 1,275,577 shares issuable upon exercise of options that are not exercisable within 60 days.

                                     8K-48

Shareholders' Agreement

   The Company has entered into a shareholders' agreement with certain of its primary investors, including Motient, the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock, containing, among others, the provisions described below.

   Motient owns all of the Company's Class B common stock, which is convertible into Class A common stock on a one for one basis at any time at Motient's discretion. Motient has agreed to convert its shares of Class B common stock into Class A common stock, subject to certain legal and regulatory approvals and considerations. Shares of the Company's Class B common stock, all of which are currently owned by Motient, are transferable only upon conversion into shares of Class A common stock.

   Motient has agreed not to compete with the Company in the satellite radio business in the United States for so long as Motient holds 5% of the Company's common stock and for a period of three years following any transfer which results in Motient owning less than 5% of the Company's common stock.

   The parties to the shareholders' agreement are entitled to designate directors to the Company's Board of Directors and to observe meetings of the Board. These provisions are described above under the caption "Election of Directors--Provisions of Shareholders' Agreement Governing the Board of Directors." In addition, the parties have agreed to take all necessary actions to give effect to the agreement including to prevent any conflict between the agreement and the Company's governing instruments.

   The shareholders' agreement will terminate upon unanimous consent of the parties, the bankruptcy of the Company or at such time as only one shareholder remains a party to the agreement.

                                     8K-49

                          DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock consists of 180,000,000 shares of Class A common stock, $.01 par value per share, 30,000,000 shares of Class B common stock, $.01 par value per share, 30,000,000 shares of Class C common stock, $.01 par value per share, 15,000,000 shares of Series A convertible preferred stock, $.01 par value per share, 3,000,000 shares of 8.25% Series B convertible redeemable preferred stock, $.01 par value per share and 250,000 shares of 8.25% Series C convertible redeemable preferred stock, $.01 par value per share. The following summary description of our capital stock is subject to our Restated Certificate of Incorporation and Restated Bylaws and the Delaware General Corporation Law.

Common Stock

   As of February 15, 2001, there were 36,783,238 shares of Class A common stock outstanding and 13,905,019 shares of Class B common stock outstanding.

 Class A Common Stock

   Holders of our Class A common stock are entitled

  . to one vote for each share held on any matter submitted for stockholder approval;

  . to receive on a pro rata basis, dividends and distributions, if any, as the board of directors may declare out of legally available funds; and

  . upon our liquidation, dissolution, winding up or insolvency, to share ratably in our net assets available after we pay our liabilities and any preferential amounts to which holders of the Series A convertible preferred stock may be entitled.

   Holders of our Class A common stock have no preemptive, redemption or sinking fund rights.

 Class B Common Stock

   Our Class B common stock has the same rights as our Class A common stock except that our Class B common stock is entitled to three votes for each share. Shares of our Class B common stock are convertible into shares of Class A common stock on a one-for-one basis, subject to antidilution protection if we effect a recapitalization.

 Class C Common Stock

   Holders of our Class C common stock are entitled to the same rights as holders of Class A common stock except that the holders of our Class C common stock are not entitled to vote on any matter submitted for stockholder approval.

Preferred Stock

   Our board of directors may issue preferred stock in one or more series and may fix the designations, powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions on the preferred stock, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, and may fix the number of shares to be included in any such series. Any of our preferred stock may rank senior to our common stock for the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, any shares of our preferred stock may have class or series voting rights. Issuances of our preferred stock, while providing us with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of our common stock. The board of directors, without stockholder approval, can issue preferred stock with voting and

                                     8K-50
conversion rights that could adversely affect the voting power and other rights of holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change of control or to make the removal of management more difficult. In certain circumstances, this could have the effect of decreasing the market price of our common stock.

 Series A Convertible Preferred Stock

   Our Series A convertible preferred stock has the following characteristics:

  . a right to receive dividends and distributions ratably with the holders of our common stock;

  . a $9.52 per share payment preference over our common stock in the event of our liquidation, dissolution, winding up or insolvency;

  . a right to convert, at the election of the holder, one share of the Series A convertible preferred stock into one share of our Class A common stock; and

  . shares of our Series A convertible preferred stock do not have

   --voting rights;

   --any preference with respect to dividends and distributions;

   --preemptive rights;

   --sinking fund rights; or

   --redemption rights.

   Following the occurrence of a recapitalization, as described under the caption "Class B Common Stock," each share of our Series A convertible preferred stock will be convertible into the kind and number of shares of securities or other property to which the holders of such share of Series A convertible preferred stock would have been entitled to receive if the holder had converted such share of Series A convertible preferred stock into our Class A common stock immediately prior to the recapitalization.

   As of February 15, 2001, there were 10,786,504 shares of our Series A convertible preferred stock outstanding.

 Series B Convertible Preferred Stock

   General. Each share of Series B convertible preferred stock has a "liquidation preference" of $50, which is the amount a holder of one share of Series B convertible preferred stock would be entitled to receive if we were liquidated. We will pay cumulative dividends on the Series B convertible preferred stock at a rate per annum equal to 8.25% of the liquidation preference per share quarterly in arrears commencing May 1, 2000. Dividends will be payable in cash or, at our option, in shares of Class A common stock, or a combination thereof.

   Optional Conversion by Holders. Holders of the Series B convertible preferred stock have the right to convert some or all of their shares of Series B convertible preferred stock into shares of our Class A common stock, unless we have already redeemed them. The conversion price is $40 per share. At that price, holders of the Series B convertible preferred stock would receive 1.25 shares of our Class A common stock for each $50 liquidation preference of Series B convertible preferred stock. Holders of Series B convertible preferred stock are not entitled to any accrued dividends upon conversion. The conversion price will be adjusted if specified dilutive events occur.

   Upon the occurrence of a change of control (as defined in the certificate of designation governing the Series B convertible preferred stock), holders will have the option, during the period commencing on the date

                                     8K-51
that the applicable change of control notice is mailed to holders and ending at the close of business on the 45th day thereafter, to convert all, but not less than all, of their shares of Series B convertible preferred stock into Class A common stock at a conversion rate equal to $50 (the liquidation preference per share of Series B convertible preferred stock) divided by a special conversion price which will be based upon a formula dependent upon the market value of our Class A common stock.

   Redemption of the Series B Convertible Preferred Stock by
Holdings. Beginning on February 3, 2003, we will have the right to redeem some or all of the Series B convertible preferred stock at a redemption price equal to 105.775% of the liquidation preference, or $52.89 per share, plus accrued dividends, if any, to the date of redemption. The redemption price will decline until it equals 100.0% on February 2, 2010, and will remain at 100.0% thereafter until redeemed. We may pay this redemption price in cash or shares of our Class A common stock (subject to some restrictions) or a combination of the two.

   We will be required to redeem any Series B convertible preferred stock still outstanding on February 1, 2012, at a redemption price equal to 100% of the total liquidation preference plus accrued dividends, if any, to that date. We must pay this redemption price in shares of our Class A common stock.

   Method of Dividends and Redemption Payments. We may, at our option, make any dividend payments due on our Series B convertible preferred stock in cash, by delivery of freely tradeable shares of our Class A common stock or through any combination of cash and freely tradeable shares of our Class A common stock. Any optional redemption payments on our Series B convertible preferred stock must be paid in cash. Mandatory redemption payments due on the Series B convertible preferred stock must be paid by delivery of shares of Class A common stock. Shares of Class A common stock issued to make dividend or mandatory redemption payments on the Series B convertible preferred stock shall be valued at 95% of the average market value (as defined in the certificate of designation) if such shares of Class A common stock are freely tradeable, or 90% of the average market value if such shares of Class A common stock are not freely tradeable.

   Ranking. The Series B convertible preferred stock ranks:

  . junior to all our existing and future indebtedness and other obligations,

  . junior to any of our capital stock or preferred stock which provides that it be ranked senior to the Series B convertible preferred stock and which receives the requisite approval of the holders of Series B convertible preferred stock,

  . equal with any of our preferred stock issued in the future which provides that it be ranked equal with the Series B convertible preferred stock, and

  . senior to all Series A convertible preferred stock and all shares of our other capital stock, unless the other stock expressly provides otherwise.

   Limited Voting Rights. Holders will generally not be entitled to any voting rights, unless we have not declared or paid dividends on the Series B convertible preferred stock for a total of six quarterly periods.

   Trading. We have not applied and do not intend to apply for the listing of the Series B convertible preferred stock on any securities exchange.

   In August 2000, we issued 1,700,016 shares of our Class A common stock in exchange for 1,132,711 shares of our outstanding Series B convertible preferred stock.

   As of February 15, 2001, there were 867,289 shares of Series B convertible preferred stock outstanding.

 Series C Convertible Preferred Stock

   Voting Rights. The holders of Series C preferred stock are entitled to vote on all matters on which the holders of common stock are entitled to vote, in the same manner and with the same effect as the holders of

                                     8K-52
common stock, voting together with the holders of common stock as a single class. In any vote with respect to which the Series C preferred stock vote with the holders of common stock as a single class, each holder of Series C preferred stock shall have a number of votes per share of Series C preferred stock equal to the number of shares of common stock into which such shares of Series C preferred stock are convertible. The holders of Series C preferred stock are entitled to notice of all stockholder meetings in accordance with our bylaws.

   In addition, the affirmative vote or consent of holders of at least 60% of the outstanding Series C preferred stock is required for the following:

  . any change to our certificate of incorporation or bylaws or any of our subsidiaries material to the Series C holders or any change to any certificate of designation relating to securities senior to or pari passu with the Series C preferred stock;

  . the authorization, creation, reclassification or issuance of any series or class of securities senior to or pari passu with the Series C preferred stock, except that we may issue up to $250 million in aggregate liquidation preference of Series C preferred stock and securities pari passu with the Series C preferred stock, which amount includes the Series C preferred stock issuance;

  . any increases in the outstanding number of shares of our Series A convertible preferred stock or Series B preferred stock and the Series C preferred stock other than increases in connection with anti-dilution adjustments in accordance with the terms of such securities;

  . any increase or decrease in the authorized number of shares of Series C preferred stock;

  . the issuance of common stock or securities convertible into common stock which would increase the number of shares of common stock outstanding by 20% or more, except for the Series C preferred stock issuance and issuances in respect of securities convertible into or exercisable for common stock already outstanding (securities issued in connection with any high yield issuance and common stock paid as a dividend on the Series B preferred stock in accordance with the terms thereof are not counted in the above 20% calculation);

  . the incurrence by us or any of our subsidiaries of indebtedness or issuance of securities that contain financial, operational or subscriber maintenance or milestone covenants which if not met would put us or any of our subsidiaries in default under the terms of the indebtedness;

  . the declaration and payment of any dividends on any securities junior to or pari passu with the Series C preferred stock other than dividends consisting solely of common stock to the holders of Series B preferred stock to the extent required by the terms thereof and dividends consisting solely of common stock, subject to the 20% limitation described above;

  . any merger or liquidation of us or any of our subsidiaries;

  . any action that results in us or our subsidiaries entering into an agreement that would impose material restrictions on our ability to honor the exercise of any rights of Series C holders, or violate, or be in conflict with, the rights of Series C holders;

  . the purchase or redemption of any of our or our subsidiaries' securities except that we can exercise our option to repurchase up to 35% of our subsidiary's 14% senior secured notes due 2010 and any similar option to repurchase contained in future high yield issuances, redeem the Series B preferred stock and the Series C preferred stock in accordance with their terms, and redeem equity securities in an aggregate amount up to $5 million;

  . the making of loans or advances to, transferring properties to, or guaranteeing any indebtedness of our subsidiaries other than subsidiaries related to the our satellite radio business;

  . any change in the principal nature of our or our subsidiaries' business to a business other than the satellite radio business or a business related thereto;

                                     8K-53

  . any transactions with affiliates, other than those on an arm's length basis and as to which approval of a majority of the disinterested directors has been received for transactions in excess of $5 million, and a fairness opinion has been received for transactions in excess of $20 million (transactions with affiliates do not include transactions (including employment agreements or arrangements or employee benefit plans) in the ordinary course of business approved by a majority of the disinterested directors, transactions between or among us and our wholly-owned subsidiaries, payment of reasonable directors' fees and provisions of customary indemnification for our directors, officers and employees, and pre-existing contractual arrangements and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the Series C holders and that have been approved by a majority of the disinterested directors);

  . the sale or transfer of all or substantially all of our assets and the assets of our subsidiaries;

  . entering into any transaction that would result in any of our subsidiaries not being wholly owned by us other than pledges of common stock in connection with any financing transaction; and

  . our agreement or commitment to do any of the foregoing.

   Redemption. The Series C preferred stock may not be required to be redeemed before February 8, 2005. The Series C preferred stock may be redeemed for cash, or, at the holder's option, in shares of our Class A common stock issued at the conversion price or in a combination thereof, at our option after four and a half years at redemption prices ranging from 100.000% to 105.775% of the liquidation preference plus accumulated and unpaid dividends. Unless it has already been redeemed or converted, the Series C preferred stock will be mandatorily redeemed by us, in common stock, on February 1, 2012, at a redemption price equal to 100% of the liquidation preference, together with accumulated and unpaid dividends to the mandatory redemption date.

   Dividends. The holders of Series C preferred stock will be entitled to receive, when, as and if dividends are declared by the board of directors out of funds legally available therefor, cumulative dividends from the issue date of the Series C preferred stock accruing at the rate per annum of 8.25% of the liquidation preference per share, payable in arrears. The affirmative vote of the primary Series C investor and holders of at least 60% of the outstanding Series C preferred stock will be required for any declaration or payment of dividends on the Series C preferred stock, except during a liquidation event. Dividends are payable in cash. Holders of Series C preferred stock are also entitled to receive dividends, on an as converted basis, at any time that a dividend is declared with respect to our common stock and will receive such dividend before any dividend is paid on the common stock. If we fail to make required payments on the Series C preferred stock, or, after a 30-day notice and cure period, fails to observe the Series C voting requirements or perform under its covenants with the Series C holders, the dividend rate increases to 10.25% during the first year of the event of noncompliance and to 12.25% thereafter. Once the noncompliance is cured, the dividend rate reverts to 8.25%.

   Conversion. The shares of Series C preferred stock are convertible at the holders' option at any time into shares of our Class A common stock at the conversion price then in effect. Currently the conversion price is $26.50. The conversion price is subject to adjustment upon stock splits and combinations, certain dividend payments and distributions in common stock, indebtedness, securities or assets. The conversion price is also subject to weighted average anti-dilution adjustments if we issue common stock or common stock-linked securities at a price less than 100% of the Series C conversion price. Upon a change of control, each holder of Series C preferred stock has the option to convert all, but not less than all, of such holder's shares of Series C preferred stock at the applicable redemption price. After two years, upon the fiftieth consecutive day that the common stock trading price equals or exceeds $50 per share, we have the option to convert each share of Series C preferred stock at a conversion rate equal to the liquidation preference plus accumulated and unpaid dividends for four and a half years multiplied by 105.775% divided by the conversion price.

   Liquidation Rights. Each share of Series C preferred stock has a "liquidation preference" of $1,000, which is the amount a holder of one share of Series C preferred stock would be entitled to receive if we were

                                     8K-54
liquidated, plus any accrued dividends. Upon our voluntary or involuntary liquidation, dissolution, winding up or sale or reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, holders of the Series C preferred stock will be entitled to be paid, out of our assets available for distribution, the greater of (i) the liquidation preference per share plus an amount equal to all accumulated and unpaid dividends multiplied by the applicable redemption price per share and (ii) the amount the holders of Series C preferred stock would have been entitled to receive if such holders had converted upon a liquidation event before any distribution is made on any junior securities, including common stock.

   Ranking. The Series C preferred stock ranks senior to all classes of common stock, the Series A preferred stock and any other class or series of common or preferred stock issued hereafter, the terms of which do not expressly provide that it will rank senior to the Series C preferred stock. The Series C preferred stock ranks on a parity with the our Series B preferred stock and any other class or series of common or preferred stock issued hereafter, the terms of which expressly provide that it will rank on a parity with the Series C preferred stock. The Series C preferred stock ranks junior to each class or series of preferred stock issued hereafter, the terms of which expressly provide that such class or series will rank senior to the Series C preferred stock.

   Registration Rights. Holders of the Series C preferred stock have the right to demand registration of the shares of Class A common stock issuable upon conversion of their Series C preferred stock beginning one year after the Series C issuance. This right is subject to our right to defer the timing of a demand registration statement and an underwriters' right to cut back shares in an underwritten offering. In certain instances, if a demand registration is cut back by more than 75% of the number of shares originally requested to be registered, then the party requesting registration shall be entitled to one additional demand registration request. The Series C holders also have rights to demand registration upon a change of control and to include their Class A common stock in special registered offerings initiated by us, other than an offering relating to high yield debt.

   Trading. We have not applied and do not intend to apply for the listing of the Series C preferred stock on any securities exchange.

   As of February 15, 2001, there were 235,000 shares of our Series C preferred stock outstanding.

Warrants

   In February 2000, we issued a warrant to Sony exercisable for shares of our Class A common stock. The warrant will vest at the time that we attain our millionth customer, and the number of shares underlying the warrant will be determined by the percentage of XM Radios that have a Sony brand name as of the vesting date. If Sony achieves its maximum performance target, it will receive 2% of the total number of shares of our Class A common stock on a fully-diluted basis upon exercise of the warrant. The exercise price of the Sony warrant will equal 105% of fair market value of our Class A common stock on the vesting date, determined based upon the 20-day trailing average. The Sony warrant also grants certain registration rights to Sony for the shares of Class A common stock issuable upon exercise of the warrant.

   In March 2000, we and XM completed a unit offering, which units included a warrant to purchase 8.285948 shares of our Class A common stock at an exercise price of $47.94 per share.

Certain Provisions of Our Certificate of Incorporation and Bylaws

 Certificate of Incorporation

   Our certificate of incorporation permits our board of directors without stockholder approval to issue shares of preferred stock up to the number of shares authorized for issuance in our certificate of incorporation, except

                                     8K-55
as limited by Nasdaq rules. We could use these additional shares for a variety of corporate purposes. These purposes include future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our ability to issue these shares of preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

   Federal communications law prohibits the holding of a broadcast license by a corporation of which more than 20.0% of the capital stock is owned directly or beneficially by aliens. Where a corporation controls another entity that holds such an FCC license, such corporation may not have more than 25.0% of its directors as aliens and may not have more than 25.0% of its capital stock owned directly or beneficially by aliens, in each case, if the FCC finds that the public interest would be served by such prohibitions. Failure to comply with these requirements may result in the FCC issuing an order requiring divestiture of alien ownership to bring a company into compliance with federal law. In addition, fines or a denial of renewal, or revocation of the license are possible. Although we are not currently subject to these foreign ownership restrictions, in order to provide flexibility should our regulatory status change our restated certificate of incorporation permits the redemption of common stock from stockholders where necessary to protect our license.

 Bylaws

   As currently in effect, our bylaws require that the number of directors be as provided in our shareholders' agreement. Our bylaws provide that special meetings of the stockholders may be called by the board of directors, by stockholders holding at least 15% of the outstanding common stock or by the chief executive officer or the president. The bylaws may be amended or repealed, or new bylaws may be adopted, by the stockholders or the board of directors, subject to our shareholders' agreement. If there is a conflict between the bylaws and the shareholders' agreement, the latter will govern.

Stockholder Actions

   Except as otherwise expressly provided in our certificate of incorporation or bylaws, resolutions may be adopted at stockholders' meetings by the affirmative vote of a simple majority of the aggregate number of votes represented by all shares entitled to vote thereon and represented, in person or by proxy, at the meeting. Our bylaws establish special advance notice procedures for stockholders who wish to make director nominations or bring other business before a stockholder meeting. In addition, stockholders may act by written consent without a meeting if approved by the holders of a majority of the aggregate number of votes represented by all shares entitled to vote thereon, provided that notice of any such action must be subsequently furnished to all stockholders if such approval was not unanimous.

   Directors may be elected by a plurality of votes cast by stockholders at a meeting or by written consent, assuming a quorum is present, in person or by proxy, or acting by written consent. The quorum required for a meeting or action by written consent of stockholders consists of stockholders holding a majority of the issued and outstanding shares present in person or by proxy and entitled to vote. Stockholders' meetings are convened upon advance notice of at least 10 days and not more than 60 days.

Limitation of Liability and Indemnification Matters

   Our certificate of incorporation provides that directors shall not be personally liable to us or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under a provision of Delaware General Corporation Law relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or


                                     8K-56

  . for any transaction from which such director derived an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

   In addition, our certificate of incorporation and bylaws provide for the indemnification of directors and officers and any director or officer who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent authorized or permitted by the laws of Delaware against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is made a party or is threatened to be made a party by reason of serving in any of the foregoing capacities. The indemnification includes, to the full extent authorized or permitted by the Delaware General Corporation Law, payment by us of the expenses in advance of any proceeding. In addition, we have entered or will enter into indemnification agreements with our directors and executive officers that provide indemnification in addition to the indemnification provided in our bylaws. Under the bylaws, we may, but are not obligated to, maintain insurance, at their expense, for our benefit and the benefit of any person to be indemnified by us.

Transfer Agent and Registrar

   The transfer agent and registrar for the Class A common stock is BankBoston, N.A.

                                     8K-57

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Contracts with Hughes

   The Company's Satellite Purchase Contract for In-Orbit Delivery, dated March 20, 1998, and amended and restated on July 21, 1999, with Hughes Space and Communications, calls for Hughes to deliver

  . in-orbit, two high-power satellites;

  . an optional ground spare satellite; and

  . satellite launch services.

   In October 2000, Boeing acquired Hughes Space and Communications, which is now known as Boeing Satellite Systems. Boeing is not a related party of the Company.

   The Company expects to incur total payment obligations under this contract of approximately $541.3 million, which includes amounts the Company expects to pay pursuant to the exercise of the option to build the ground spare satellite and certain financing costs and in-orbit incentive payments. Payments are to be made to Boeing Satellite Systems upon certain calendar dates and completion of discrete milestones and other events. As of December 31, 2000, the Company had paid $466.0 million under this contract.

   The Company has granted Boeing Satellite Systems a first priority security interest in any rights the Company may have in Boeing's work product under the satellite contract to secure the Company's payment obligations to Boeing under the contract. This security interest will be released once the Company has made substantial pre-arranged payments to Boeing Satellite Systems under the satellite contract or, if earlier, upon the launch of the satellites.

   The Company may, subject to certain conditions, terminate the satellite contract at its convenience, in which case Boeing Satellite Systems will be entitled to certain payments. The Company may also terminate the satellite contract for certain events of default by Boeing or in case it becomes reasonably certain that the total amount of excusable delay in Boeing's performance under the satellite contract caused by events beyond Boeing's control, excluding delays caused by the Company, will exceed 485 calendar days.

   The terms of the contract call for the first satellite to be delivered to the Company in orbit by December 31, 2000, and the second by April 11, 2001. The launch for the first satellite is scheduled for March 18, 2001. The launch for the second satellite is scheduled for May 2001. If there is a delay of more than six months in the launch of either the first or second satellite, the Company would be able to select an alternative launch system from within or outside of Boeing's inventory of launch vehicles, subject to certain payment conditions set forth in the satellite contract.

   For each satellite, title will transfer to the Company after Boeing Satellite Systems successfully completes certain tests and analyses on each satellite upon arrival at its specified orbital location. If Boeing fails to deliver either satellite on or before the fiftieth day following its delivery date, then Boeing must pay the Company liquidated damages which accrue on a daily basis. The total aggregate amount of liquidated damages for failure to meet the delivery dates of both satellites is limited to $16 million. These liquidated damages are in addition to other limited liquidated damages for delay in the launch of the satellites. The Company would have no other damages or remedies for late delivery of a satellite.

   The Company has entered into a contract with Hughes Electronics Corporation for the design, development and manufacture of the terrestrial repeaters, which will supplement the Company's high-powered satellite signals. Production of the repeaters has commenced and repeaters are expected to be available in accordance with our implementation plan. Payments under this contract are expected to be approximately $128.0 million. As of December 31, 2000, the Company had paid $15.4 million under this contract.

                                     8K-58

   The contract provides that the Company may reduce the number of repeaters ordered under the contract to a specified minimum order or terminate the terrestrial repeater contract altogether, in which case the Company is required to pay certain amounts to Hughes Electronics depending on the date of the reduction or termination and other factors. The Company has agreed to make certain incentive payments to Hughes Electronics for timely delivery of the terrestrial repeaters. In the event of late delivery of the terrestrial repeaters, the Company is entitled to specified liquidated damages. In certain events of default by Hughes Electronics, the Company may terminate the contract and would be entitled to have the work completed by a third party plus certain costs resulting from the termination.

   Hughes Space and Communications was owned by Hughes Electronics Corporation before its sale of Hughes Space and Communications to Boeing. The Company's management believes this sale did not have any material effect on the Company. Motient, whose single largest stockholder on a fully diluted basis is Hughes Communications, owns approximately 29.1% of the outstanding shares of the Company's Class A common stock, assuming conversion of its Class B common stock, or a 48.7% voting interest in the Company. General Motors, which owns Hughes Electronics and with whom the Company has a distribution agreement as described below, owns a 7% equity interest in the Company and an additional 8% equity interest in the Company is held by DIRECTV, a direct subsidiary of Hughes Electronics and an indirect subsidiary of General Motors.

Distribution Agreement with General Motors and OnStar

   The Company has signed a long-term distribution agreement with the OnStar division of General Motors providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which expires 12 years from the commencement date of the Company's commercial operations, General Motors has agreed to distribute the Company's service to the exclusion of other satellite digital radio services that broadcast in the S-Band. General Motors will factory-install XM radios, purchased exclusively from the Company's authorized manufacturers, in certain new General Motors vehicles and not install any radios which receive broadcasts by Sirius Radio, the Company's primary competitor, as the only satellite radio service. The Company will have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-General Motors vehicles that are sold for use in the United States.

   The Company has agreed, for a nine-month period beginning on July 1, 2001, that General Motors shall be the exclusive vehicle manufacturer in whose new vehicles the Company will activate the XM Radio service. If, however, the Company cannot install XM radios prior to January 1, 2002, then this exclusivity arrangement will apply for a six-month period beginning on the later of July 1, 2002 or the date the Company commences full commercial operations. In addition, the Company has significant annual, fixed payment obligations to General Motors for four years following commencement of commercial operation. These payments approximate $35 million in the aggregate during this period. Additional annual fixed payment obligations beyond the initial four years of the contract term range from less than $35 million to approximately $130 million through 2009, aggregating approximately $400 million. In order to encourage the broad installation of XM radios, the Company has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service within 12 months of purchasing a General Motors vehicle equipped with an XM radio. The Company must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios. The Company will also make available to General Motors a limited amount of bandwidth for audio and/or data transmission by General Motors to owners of General Motors vehicles equipped with XM radios.

   This agreement is subject to renegotiation if four years after the commencement of commercial operations and at two-year intervals thereafter General Motors does not achieve and maintain specified installation levels, starting with 1.24 million units after four years and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to the Company's share of the satellite digital radio market. There can be no

                                     8K-59
assurance as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, four years after the Company commences commercial operations and at two-year intervals thereafter, its mobile aftermarket share falls below 40% if there are two satellite radio providers in the United States, or below 33% if there are three satellite radio providers in the United States.

   In February 2000, the Company signed an agreement with Sirius Radio to develop a unified standard for satellite radios, which will facilitate the ability of consumers to purchase one radio capable of receiving both companies' services. In accordance with the terms of the agreement, the Company expects to work with General Motors to integrate the new standard under the terms of the distribution agreement with General Motors. The agreement with General Motors provides that if General Motors elects to install radios which are capable of receiving broadcasts from other satellite radio providers, in the absence of any regulatory requirements to do so, the Company may seek to renegotiate the distribution agreement. If the FCC requires the installation of interoperable radios, the Company will renegotiate the distribution agreement on mutually acceptable terms.

Engineering Contract with LCC International

   The Company has signed a contract with LCC International for the engineering of and site preparation of the Company's terrestrial repeater network. The repeater network will supplement the Company's high-powered satellite signals. This contract does not include the repeater hardware, which will be supplied by a separate vendor. As of December 31, 2000, the Company had paid $50.2 million under this contract.

   The contract designates LCC International as the prime contractor for the implementation of the Company's terrestrial repeater sites. Under this contract, LCC International will perform various services, including program management radio frequency engineering, site acquisition, architectural and engineering design, zoning, regulatory services, network management testing and certain construction and interim system maintenance. The initial site planning is now complete for 70 cities and metropolitan areas and implementation and construction work is continuing.

   The design of the Company's terrestrial repeater system will be guided by a radio frequency analysis technique newly developed by LCC International. This technique uses analysis of the satellite footprint to discover areas likely to have impaired reception of XM Radio through technology similar to that used in certain cellular telephone systems.

   Dr. Rajendra Singh, a member of the Company's Board of Directors and a member of the board of directors of LCC International, controls the largest shareholder of both LCC International and one of the Company's principal shareholders, Telcom-XM Investors L.L.C. See "Security Ownership--Principal Stockholders."

Technology License Agreement with Motient

   Motient has granted the Company a royalty-free license with respect to certain technology to be used in connection with the implementation of the XM Radio system, including, among other things, certain ground segment communications technology and antenna technology. The Company also has the right to sublicense this technology to any third party, including chipset manufacturers, terrestrial repeater manufacturers and receiver manufacturers in connection with the XM Radio system.

   Under cross-license provisions in the license, if the Company obtains from any third party the right to use any technology which could be used to develop, implement and commercialize a satellite radio system for transmission in the United States, it will make all reasonable efforts to obtain for Motient the right to use such technology. The Company has granted to Motient a royalty-free, non-exclusive and irrevocable license to any and all technology and improvements the Company develops relating to the XM Radio system. This cross-license is for use and sublicensing worldwide outside the United States and its territories, or inside the United

                                     8K-60

States and its territories only in connection with Motient's mobile satellite business in the United States and other than in connection with any satellite radio system.

   The technology license renews automatically on an annual basis unless terminated for a breach which has not been or cannot be remedied.

Technical Services Agreement with Motient

   The Company has a technical services agreement with Motient under which Motient provides the Company with certain technical, engineering, marketing and strategic planning services. The Company pays Motient at specified hourly rates, which the Company believes approximate rates available from unrelated parties. On or after the Company's commencement of commercial operations, Motient or the Company may terminate the technical services agreement at any time.

Registration Rights Agreement

   The Company has a registration rights agreement with Motient, the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock. Each of these parties other than the Series C holders is entitled to demand registration with respect to its Class A common stock, including shares issuable upon conversion of other securities. The Series C holders will have such rights beginning on August 9, 2001. Motient is entitled to make two demands. These rights are subject to the Company's right to defer the timing of a demand registration and an underwriters' right to cut back shares in an underwritten offering. In certain instances if a demand registration is cut back by more than 75% of the number of shares originally requested to be registered, then the party requesting registration shall be entitled to one additional demand registration request.

   In addition to these demand rights, following the Company's commencement of commercial operations, parties to the registration rights agreement may request registration of at least $25.0 million of our Class A common stock.

   Parties to the registration rights agreement also have rights to include their Class A common stock in registered offerings initiated by the Company, other than an offering for high yield debt. The Series C holders may also demand registration upon a change of control of the Company.

Shareholders' Agreement

   The Company has entered into a shareholders' agreement with Motient, the former holders of its Series A subordinated convertible notes, including GM and DIRECTV, and holders of its Series C preferred stock. This agreement is described above under the captions "Security Ownership--Shareholders' Agreement" and "Election of Directors--Provisions of Shareholders' Agreement Governing the Board of Directors."

Investor Operational Agreements

   The Company has agreements with Clear Channel, DIRECTV and the TCM Group, which is owned by Columbia Capital, Telcom Ventures and Madison Dearborn Partners, under which the Company will make available to them up to 406.6 kilobits per second, 204.8 kilobits per second, and 64.0 kilobits per second each, respectively, of the Company's bandwidth, for them to supply programming to the Company with content reasonably acceptable to it, on terms (including revenue sharing) no less favorable than those offered to similar commercial programmers who provide similar programming. Until these options are exercised and this bandwidth is actually used by them, the Company can use the bandwidth. Any use of the Company's bandwidth by these companies must be in compliance with applicable laws, must not interfere with the Company's business or obligations to other content providers, and must meet the Company's quality standards.

                                     8K-61

   The agreements call for the Company to have a technology advisory committee on which Clear Channel, DIRECTV and the TCM Group have representatives. The committee will direct the selection of appropriate billing, customer service and conditional access systems for the Company, as well as its overall system integration effort. The Company has granted to Clear Channel, DIRECTV, and TCM Group under these agreements a royalty-free, non-transferable, non-exclusive license to use, sell, manufacture and have manufactured any and all technology the Company develops relating to the XM Radio system worldwide for any purpose other than one related to digital audio radio service.

   The Company has entered into a technical services agreement with DIRECTV with respect to customer service, billing and conditional access capabilities and will use DIRECTV's customer service, billing and conditional access capabilities if made available to the Company on competitive terms and conditions. DIRECTV is to make good faith efforts to represent the Company in obtaining distribution of XM Radio service through DIRECTV's existing retail distribution network. The Company will provide Clear Channel and DIRECTV with access to the Company's advertising at the lowest available commercial rates. Clear Channel must make good faith efforts to give the Company access to its advertising at the lowest available commercial rates.

   The agreements provide for further good faith negotiations with respect to other arrangements, including advertising barter arrangements, marketing of XM Radio service by Clear Channel and DIRECTV, and technology cooperation.

   These agreements remain in effect so long as Clear Channel, DIRECTV, and Columbia Capital, Telcom Ventures and Madison Dearborn Partners hold at least 5% of the Company's fully diluted ownership or the full amount of their original investments in the Company.

                                     8K-62

                                   EXHIBITS

   The following exhibits were filed with the SEC with this Form 8-K or were incorporated herein by reference:

                                 Exhibit Index

  Exhibit
    No.                                 Description
  -------                               -----------
  3.1+     Restated Certificate of Incorporation of XM Satellite Radio Holdings
           Inc.
  3.2+     Restated Bylaws of XM Satellite Radio Holdings Inc.
  3.3      Restated Certificate of Incorporation of XM Satellite Radio Inc.
           (incorporated by reference to XM Satellite Radio Inc.'s Registration
           Statement on Form S-4, File No. 333-39178).
  3.4      Amended and Restated Bylaws of XM Satellite Radio Inc. (incorporated by reference to XM Satellite Radio Inc.'s Registration Statement on
           Form S-4, File No. 333-39178).
  4.1      Form of Certificate for XM Satellite Radio Holdings Inc.'s Class A
           common stock (incorporated by reference to Exhibit 3 to XM Satellite
           Radio Holdings Inc.'s Registration Statement on Form 8-A, filed with the SEC on September 23, 1999).
  4.2      Form of Certificate for XM Satellite Radio Holdings Inc.'s 8.25%
           Series B Convertible Redeemable Preferred Stock (incorporated by reference to XM Satellite Radio Holdings Inc.'s Registration
           Statement on Form S-1, File No. 333-93529).
  4.3      Certificate of Designation Establishing the Voting Powers,
           Designations, Preferences, Limitations, Restrictions and Relative
           Rights of 8.25% Series B Convertible Redeemable Preferred Stock due
           2012 (incorporated by reference to XM Satellite Radio Holdings
           Inc.'s Annual Report on Form 10-K for the fiscal year ended December
           31, 1999, filed with the SEC on March 16, 2000).
  4.4      Warrant to purchase shares of XM Satellite Radio Holdings Inc.'s
           Class A common stock, dated February 9, 2000, issued to Sony
           Electronics, Inc. (incorporated by reference to XM Satellite Radio
           Holdings Inc.'s quarterly report on Form 10-Q for the quarter ended
           March 31, 2000, filed with the SEC on May 12, 2000).
  4.5      Warrant Agreement, dated March 15, 2000, between XM Satellite Radio
           Holdings Inc. as Issuer and United States Trust Company of New York
           as Warrant Agent (incorporated by reference to XM Satellite Radio
           Holdings Inc.'s Registration Statement on Form S-1, File No. 333-
           39176).
  4.6      Warrant Registration Rights Agreement, dated March 15, 2000, between
           XM Satellite Radio Holdings Inc. and Bear, Stearns & Co., Inc.,
           Donaldson, Lufkin and Jenrette Securities Corporation, Salomon Smith
           Barney Inc. and Lehman Brothers Inc. (incorporated by reference to
           XM Satellite Radio Holdings Inc.'s Registration Statement on Form S-
           1, File No. 333-39176).
  4.7      Form of Warrant (incorporated by reference to XM Satellite Radio
           Holdings Inc.'s Registration Statement on Form S-1, File No. 333-
           39176).
  4.8      Certificate of Designation Establishing the Powers, Preferences,
           Rights, Qualifications, Limitations and Restrictions of the 8.25%
           Series C Convertible Redeemable Preferred Stock due 2012
           (incorporated by reference to XM Satellite Radio Holdings Inc.'s
           Registration Statement on Form S-1, File No. 333-39176).
  4.9      Form of Certificate for XM Satellite Radio Holdings Inc.'s 8.25%
           Series C Convertible Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form S-1,
           File No. 333-39176).
  4.10     Indenture, dated as of March 15, 2000, between XM Satellite Radio
           Inc. and United States Trust Company of New York (incorporated by reference to XM Satellite Radio Inc.'s Registration Statement on
           Form S-4, File No. 333-39178).


                                     8K-63

  Exhibit
    No.                                 Description
  -------                               -----------
  4.11     Registration Rights Agreement, dated March 15, 2000, between XM
           Satellite Radio Inc. and Bear, Stearns & Co. Inc., Donaldson, Lufkin
           and Jenrette Securities Corporation, Salomon Smith Barney Inc. and
           Lehman Brothers Inc. (incorporated by reference to XM Satellite
           Radio Inc.'s Registration Statement on Form S-4, File No. 333-
           39178).
  4.12     Form of 14% Senior Secured Note of XM Satellite Radio Inc.
           (incorporated by reference to XM Satellite Radio Inc.'s Registration
           Statement on Form S-4, File No. 333-39178).
  4.13     Security Agreement, dated March 15, 2000, between XM Satellite Radio
           Inc. and United States Trust Company of New York (incorporated by reference to XM Satellite Radio Inc.'s Registration Statement on
           Form S-4, File No. 333-39178).
  4.14     Pledge Agreement, dated March 15, 2000, between XM Satellite Radio
           Inc. and United States Trust Company of New York (incorporated by reference to XM Satellite Radio Inc.'s Registration Statement on
           Form S-4, File No. 333-39178).
 10.1      Amended and Restated Shareholders' Agreement, dated as of August 8,
           2000, by and among XM Satellite Radio Holdings Inc., Motient
           Corporation, Baron Asset Fund, Baron iOpportunity Fund, Baron
           Capital Asset Fund, Clear Channel Investments, Inc., Columbia XM
           Radio Partners, LLC, Columbia Capital Equity Partners III (QP),
           L.P., Columbia XM Satellite Partners III, LLC, DIRECTV Enterprises,
           Inc., General Motors Corporation, Madison Dearborn Capital Partners
           III, L.P., Special Advisors Fund I, LLC, Madison Dearborn Special
           Equity III, L.P., American Honda Motor Co., Inc. and Telcom-XM
           Investors, L.L.C. (incorporated by reference to XM Satellite Radio
           Holdings Inc.'s Registration Statement on Form S-1, File No. 333-
           39176).
 10.2      Amended and Restated Registration Rights Agreement, dated as of
           August 8, 2000, by and among XM Satellite Radio Holdings Inc.,
           Motient Corporation, Baron Asset Fund, Baron iOpportunity Fund,
           Baron Capital Asset Fund, Clear Channel Investments, Inc., Columbia
           XM Radio Partners, LLC, Columbia Capital Equity Partners III (QP),
           L.P., Columbia XM Satellite Partners III, LLC, DIRECTV Enterprises,
           Inc., General Motors Corporation, Madison Dearborn Capital Partners
           III, L.P., Special Advisors Fund I, LLC, Madison Dearborn Special
           Equity III, L.P., American Honda Motor Co., Inc. and Telcom-XM
           Investors, L.L.C. (incorporated by reference to XM Satellite Radio
           Holdings Inc.'s Registration Statement on Form S-1, File No. 333-
           39176).
 10.3+     Note Purchase Agreement, dated June 7, 1999, by and between XM
           Satellite Radio Holdings Inc., XM Satellite Radio Inc., Clear
           Channel Communications, Inc., DIRECTV Enterprises, Inc., General
           Motors Corporation, Telcom-XM Investors, L.L.C., Columbia XM Radio
           Partners, LLC, Madison Dearborn Capital Partners III, L.P., Madison
           Dearborn Special Equity III, L.P., and Special Advisors Fund I, LLC
           (including form of Series A subordinated convertible note of XM
           Satellite Radio Holdings Inc. attached as Exhibit A thereto).
 10.4+*    Technology Licensing Agreement by and among XM Satellite Radio Inc.,
           XM Satellite Radio Holdings Inc., WorldSpace Management Corporation
           and American Mobile Satellite Corporation, dated as of January 1,
           1998, amended by Amendment No. 1 to Technology Licensing Agreement,
           dated June 7, 1999.
 10.5+*    Technical Services Agreement between XM Satellite Radio Holdings
           Inc. and American Mobile Satellite Corporation, dated as of January
           1, 1998, as amended by Amendment No. 1 to Technical Services
           Agreement, dated June 7, 1998.
 10.6+*    Satellite Purchase Contract for In-Orbit Delivery, by and between XM
           Satellite Radio Inc. and Hughes Space and Communications
           International Inc., dated July 21, 1999.
 10.7+*    Amended and Restated Agreement by and between XM Satellite Radio
           Inc. and STMicroelectronics Srl, dated September 27, 1999.


                                     8K-64

  Exhibit
    No.                                 Description
  -------                               -----------
 10.8+*    Distribution Agreement, dated June 7, 1999, between OnStar, a division of General Motors Corporation, and XM Satellite Radio Inc.
 10.9+*    Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and DIRECTV, INC.
 10.10+*   Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and Clear Channel Communication, Inc.
 10.11+*   Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and TCM, LLC.
 10.12+    Agreement, dated as of July 16, 1999, between XM Satellite Radio
           Holdings Inc. and Gary Parsons.
 10.13+    Employment Agreement, dated as of June 1, 1998, between XM Satellite
           Radio Holdings Inc. and Hugh Panero.
 10.14+    Intentionally omitted.
 10.15+    Form of Letter Agreement with Senior Vice Presidents.
 10.16+    Intentionally omitted.
 10.17+    Form of Indemnification Agreement between XM Satellite Radio
           Holdings Inc. and each of its directors and executive officers.
 10.18     1998 Shares Award Plan (incorporated by reference to XM Satellite
           Radio Holdings Inc.'s Registration Statement on Form S-8, File No.
           333-42590).
 10.19+    Form of Employee Non-Qualified Stock Option Agreement.
 10.20+*   Firm Fixed Price Contract #001 between XM Satellite Radio Inc. and the Fraunhofer Gesellschaft zur Foderung Der angewandten Forschung
           e.V., dated July 16, 1999.
 10.21+*   Contract for Engineering and Construction of Terrestrial Repeater
           Network System by and between XM Satellite Radio Inc. and LCC
           International, Inc., dated August 18, 1999.
 10.22     Employee Stock Purchase Plan (incorporated by reference to XM
           Satellite Radio Holdings Inc.'s Registration Statement on Form S-8,
           File No. 333-92049).
 10.23+    Non-Qualified Stock Option Agreement between Gary Parsons and XM
           Satellite Radio Holdings Inc., dated July 16, 1999.
 10.24+    Non-Qualified Stock Option Agreement between Hugh Panero and XM
           Satellite Radio Holdings Inc., dated July 1, 1998, as amended.
 10.25+    Form of Director Non-Qualified Stock Option Agreement.
 10.26+    Lease between Consortium One Eckington, L.L.C. and XM Satellite
           Radio Inc., dated September 29, 1999.
 10.27     Letter Agreement with Stephen Cook dated January 12, 1999
           (incorporated by reference to XM Satellite Radio Holdings Inc.'s
           Registration Statement on Form S-1, File No. 333-93529).
 10.28*    Contract for the Design, Development and Purchase of Terrestrial
           Repeater Equipment by and between XM Satellite Radio Inc. and Hughes
           Electronics Corporation, dated February 14, 2000 (incorporated by reference to XM Satellite Radio Holdings Inc.'s Annual Report on
           Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 16, 2000).


                                     8K-65

  Exhibit
    No.                                 Description
  -------                               -----------
 10.29*    Joint Development Agreement, dated February 16, 2000, between XM
           Satellite Radio Inc. and Sirius Satellite Radio Inc. (incorporated by reference to the XM Satellite Radio Holdings Inc.'s quarterly report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000).
 21.1      Subsidiaries of XM Satellite Radio Holdings Inc. (incorporated by reference to XM Satellite Radio Holdings Inc.'s Registration
           Statement on Form S-1, File No. 333-39176).
 23.1      Consent of KPMG LLP.

--------
+ Incorporated by reference to our Registration Statement on Form S-1, File No. 333-83619.
* Pursuant to the Commission's Orders Granting Confidential Treatment under Rule 406 of the Securities Act of 1933 or Rule 24(b)-2 under the Securities Exchange Act of 1934, certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text.

                                     8K-66

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

Independent Auditors' Report...............................................  F-2

Consolidated Balance Sheets................................................  F-3

Consolidated Statements of Operations......................................  F-4

Consolidated Statements of Stockholders' Equity (Deficit)..................  F-5

Consolidated Statements of Cash Flows......................................  F-7

Notes to Consolidated Financial Statements.................................  F-8

Schedule I--Valuation and Qualifying Accounts.............................. F-27

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
XM Satellite Radio Holdings Inc. and Subsidiaries:

   We have audited the accompanying consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiaries (a development stage company) as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2000, and for the period from December 15, 1992 (date of inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of XM Satellite Radio Holdings Inc. and subsidiaries (a development stage company) as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000 and for the period from December 15, 1992 (date of inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 10 to the consolidated financial statements, the Company has not commenced operations and is dependent upon additional debt or equity financing, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               /s/ KPMG LLP

McLean, VA
February 9, 2001

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 2000

                                     ASSETS

                                                            1999       2000
                                                          --------  ----------
                                                            (in thousands,
                                                                except
                                                              share data)
Current assets:
  Cash and cash equivalents.............................. $ 50,698  $  224,903
  Short-term investments.................................   69,472          --
  Restricted investments.................................       --      95,277
  Prepaid and other current assets.......................    1,077       8,815
                                                          --------  ----------
    Total current assets.................................  121,247     328,995
Other assets:
  Restricted investments, net of current portion.........       --      65,889
  System under construction..............................  362,358     805,563
  Property and equipment, net of accumulated depreciation
   and amortization of $347 and $2,337...................    2,551      59,505
  Goodwill and intangibles, net of accumulated
   amortization of $1,220 and $2,599.....................   25,380      24,001
  Other assets, net of accumulated amortization of $0 and
   $672..................................................    3,653       9,265
                                                          --------  ----------
    Total assets......................................... $515,189  $1,293,218
                                                          ========  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................... $ 23,338  $   47,159
  Accrued expenses.......................................    1,514       4,645
  Due to related party...................................       62          63
  Accrued interest on senior secured notes...............       --      13,397
  Royalty payable........................................    1,646       2,565
                                                          --------  ----------
    Total current liabilities............................   26,560      67,829

Senior secured notes, net of discount amortization of $0
 and $2,044..............................................       --     261,298
Royalty payable, net of current portion..................    3,400       2,600
Capital lease, net of current portion....................      212       1,367
Other non-current liabilities............................       --       4,172
                                                          --------  ----------
    Total liabilities....................................   30,172     337,266
                                                          --------  ----------
Stockholders' equity:
  Series A convertible preferred stock, par value $0.01
   (liquidation preference of $102,688,000); 15,000,000
   shares authorized, 10,786,504 shares issued and
   outstanding at December 31, 1999 and 2000.............      108         108
  Series B convertible redeemable preferred stock, par
   value $0.01 (liquidation preference of $43,364,000);
   3,000,000 shares authorized, no shares and 867,289
   shares issued and outstanding at December 31, 1999 and
   2000, respectively....................................       --           9
  Series C convertible redeemable preferred stock, par
   value $0.01 (liquidation preference of $244,277,000);
   250,000 shares authorized, no shares and 235,000
   shares issued and outstanding at December 31, 1999 and
   2000, respectively....................................       --           2
  Class A common stock, par value $0.01; 180,000,000
   shares authorized, 26,465,333
   and 34,073,994 shares issued and outstanding at
   December 31, 1999 and 2000, respectively..............      265         341
  Class B common stock, par value $0.01; 30,000,000
   shares authorized, 17,872,176
   and 16,557,262 shares issued and outstanding at
   December 31, 1999 and 2000, respectively..............      179         166
  Class C common stock, par value $0.01; 30,000,000
   shares authorized, no shares issued and outstanding at
   December 31, 1999 and 2000............................       --          --
  Additional paid-in capital.............................  539,187   1,061,921
  Deficit accumulated during development stage...........  (54,722)   (106,595)
                                                          --------  ----------
    Total stockholders' equity...........................  485,017     955,952
                                                          --------  ----------
Commitments and contingencies (notes 3, 10 and 11)
    Total liabilities and stockholders' equity........... $515,189  $1,293,218
                                                          ========  ==========


          See accompanying notes to consolidated financial statements.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
     Years Ended December 31, 1998, 1999 and 2000, and for the period from
           December 15, 1992 (date of inception) to December 31, 2000

                                                              December 15, 1992
                                                                  (date of
                                                                inception) to
                             1998        1999        2000     December 31, 2000
                          ----------  ----------  ----------  -----------------
                                  (in thousands, except share data)
Revenue.................. $       --  $       --  $       --      $      --
                          ----------  ----------  ----------      ---------
Operating expenses:
  Research and
   development...........      6,941       4,274       7,397         18,612
  Professional fees......      5,242       9,969      22,836         39,137
  General and
   administrative........      4,010      16,448      49,246         69,724
                          ----------  ----------  ----------      ---------
    Total operating
     expenses............     16,193      30,691      79,479        127,473
                          ----------  ----------  ----------      ---------
Operating loss...........    (16,193)    (30,691)    (79,479)      (127,473)
Other income (expense):
  Interest income........         26       2,916      27,606         30,548
  Interest expense.......         --      (9,121)         --         (9,670)
                          ----------  ----------  ----------      ---------
    Net loss............. $  (16,167) $  (36,896) $  (51,873)     $(106,595)
                          ==========  ==========  ==========      =========
8.25% Series B preferred
 stock dividend
 requirement.............         --          --      (5,935)
8.25% Series C preferred
 stock dividend
 requirement.............         --          --      (9,277)
Series B preferred stock
 deemed dividend.........         --          --     (11,211)
Series C preferred stock
 beneficial conversion
 feature.................         --          --    (123,042)
                          ----------  ----------  ----------
    Net loss attributable
     to common
     stockholders........ $  (16,167) $  (36,896) $ (201,338)
                          ==========  ==========  ==========
Net loss per share:
  Basic and diluted...... $    (2.42) $    (2.40) $    (4.15)
                          ==========  ==========  ==========
Weighted average shares
 used in computing net
 loss per share-basic and
 diluted.................  6,689,250  15,344,102  48,508,042
                          ==========  ==========  ==========


          See accompanying notes to consolidated financial statements.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
     Years Ended December 31, 1998, 1999 and 2000, and for the period from
           December 15, 1992 (date of inception) to December 31, 2000

                                        Series B      Series C
                                       Convertible   Convertible
                        Series A       Redeemable    Redeemable
                       Convertible      Preferred     Preferred    Class A Common    Class B Common      Class C
                     Preferred Stock      Stock         Stock           Stock             Stock       Common Stock
                    ----------------- ------------- ------------- ----------------- ----------------- -------------
                                                                                                                    Additional
                                                                                                                     Paid-in
                      Shares   Amount Shares Amount Shares Amount   Shares   Amount   Shares   Amount Shares Amount  Capital
                    ---------- ------ ------ ------ ------ ------ ---------- ------ ---------- ------ ------ ------ ----------
                                                                     (in thousands, except share data)
Issuance of
common stock
(December 15,
1992)...........            --  $ --    --    $--     --    $--           --  $ --         100  $ --    --    $--    $    --
                    ----------  ----   ---    ---    ---    ---   ----------  ----  ----------  ----   ---    ---    -------
Balance at
December 31,
1992............            --    --    --     --     --     --           --    --         100    --    --     --         --
Net loss........            --    --    --     --     --     --           --    --          --    --    --     --         --
                    ----------  ----   ---    ---    ---    ---   ----------  ----  ----------  ----   ---    ---    -------
Balance at
December 31,
1993............            --    --    --     --     --     --           --    --         100    --    --     --         --
Net loss........            --    --    --     --     --     --           --    --          --    --    --     --         --
                    ----------  ----   ---    ---    ---    ---   ----------  ----  ----------  ----   ---    ---    -------
Balance at
December 31,
1994............            --    --    --     --     --     --           --    --         100    --    --     --         --
Net loss........            --    --    --     --     --     --           --    --          --    --    --     --         --
                    ----------  ----   ---    ---    ---    ---   ----------  ----  ----------  ----   ---    ---    -------
Balance at
December 31,
1995............            --    --    --     --     --     --           --    --         100    --    --     --         --
Net loss........            --    --    --     --     --     --           --    --          --    --    --     --         --
                    ----------  ----   ---    ---    ---    ---   ----------  ----  ----------  ----   ---    ---    -------
Balance at
December 31,
1996............            --    --    --     --     --     --           --    --         100    --    --     --         --
Contributions to
paid-in
capital.........            --    --    --     --     --     --           --    --          --    --    --     --        143
Issuance of
common stock and
capital
contributions...            --    --    --     --     --     --           --    --          25    --    --     --      9,000
Issuance of
options.........            --    --    --     --     --     --           --    --          --    --    --     --      1,500
Net loss........            --    --    --     --     --     --           --    --          --    --    --     --         --
                    ----------  ----   ---    ---    ---    ---   ----------  ----  ----------  ----   ---    ---    -------
Balance at
December 31,
1997............            --    --    --     --     --     --           --    --         125    --    --     --     10,643
Net loss........            --    --    --     --     --     --           --    --          --    --    --     --         --
                    ----------  ----   ---    ---    ---    ---   ----------  ----  ----------  ----   ---    ---    -------
Balance at
December 31,
1998............            --    --    --     --     --     --           --    --         125    --    --     --     10,643
53,514-for-one
stock split.....            --    --    --     --     --     --           --    --   6,689,125    67    --     --        (67)
Initial public
offering........            --    --    --     --     --     --   10,241,000   102          --    --    --     --    114,032
Conversion of
Series A
convertible
debt............    10,786,504   108    --     --     --     --   16,179,755   162          --    --    --     --    246,079
Conversion of
subordinated
convertible
notes payable
to related
party...........            --    --    --     --     --     --           --    --  11,182,926   112    --     --    106,843
Increase in FCC
license,
goodwill and
intangibles.....            --    --    --     --     --     --           --    --          --    --    --     --     51,624
Charge for
beneficial
conversion
feature of note
issued to Parent..          --    --    --     --     --     --           --    --          --    --    --     --      5,520
Issuance of
shares to
employees
through stock
option and
purchase plans..            --    --    --     --     --     --       29,862     1          --    --    --     --        303
Non-cash stock
compensation....            --    --    --     --     --     --       14,716    --          --    --    --     --      4,210
Net loss........            --    --    --     --     --     --           --    --          --    --    --     --         --
                    ----------  ----   ---    ---    ---    ---   ----------  ----  ----------  ----   ---    ---    -------
Balance at
December 31,
1999............    10,786,504   108    --     --     --     --   26,465,333   265  17,872,176   179    --     --    539,187
                       Deficit Accumulated
                    -------------------------
                                    Total
                      During    Stockholders'
                    Development    Equity
                       Stage      (Deficit)
                    ----------- -------------
Issuance of
common stock
(December 15,
1992)...........      $    --      $    --
                    ----------- -------------
Balance at
December 31,
1992............           --           --
Net loss........           --           --
                    ----------- -------------
Balance at
December 31,
1993............           --           --
Net loss........           --           --
                    ----------- -------------
Balance at
December 31,
1994............           --           --
Net loss........           --           --
                    ----------- -------------
Balance at
December 31,
1995............           --           --
Net loss........           --           --
                    ----------- -------------
Balance at
December 31,
1996............           --           --
Contributions to
paid-in
capital.........           --          143
Issuance of
common stock and
capital
contributions...           --        9,000
Issuance of
options.........           --        1,500
Net loss........       (1,659)      (1,659)
                    ----------- -------------
Balance at
December 31,
1997............       (1,659)       8,984
Net loss........      (16,167)     (16,167)
                    ----------- -------------
Balance at
December 31,
1998............      (17,826)      (7,183)
53,514-for-one
stock split.....           --           --
Initial public
offering........           --      114,134
Conversion of
Series A
convertible
debt............           --      246,349
Conversion of
subordinated
convertible
notes payable
to related
party...........           --      106,955
Increase in FCC
license,
goodwill and
intangibles.....           --       51,624
Charge for
beneficial
conversion
feature of note
issued to Parent..         --        5,520
Issuance of
shares to
employees
through stock
option and
purchase plans..           --          304
Non-cash stock
compensation....           --        4,210
Net loss........      (36,896)     (36,896)
                    ----------- -------------
Balance at
December 31,
1999............      (54,722)     485,017

                                                                     (continued)

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (cont.) Years Ended December 31, 1998, 1999 and 2000, and for the period from
          December 15, 1992 (date of inception) to December 31, 2000

                                                          Series C
                                        Series B        Convertible
                      Series A         Convertible       Redeemable
                     Convertible       Redeemable        Preferred     Class A Common    Class B Common       Class C
                   Preferred Stock   Preferred Stock       Stock            Stock             Stock        Common Stock
                  ----------------- ------------------ -------------- ----------------- ------------------ -------------
                    Shares   Amount   Shares    Amount Shares  Amount   Shares   Amount   Shares    Amount Shares Amount
                  ---------- ------ ----------  ------ ------- ------ ---------- ------ ----------  ------ ------ ------
                                                                      (in thousands, except share data)
Secondary public
offering........          --  $ --          --   $ --       --  $--    4,370,000  $ 44          --   $ --    --    $--
Sale of Series B
convertible
redeemable
preferred
stock...........          --    --   2,000,000     20       --   --           --    --          --     --    --     --
Sale of Series C
convertible
redeemable
preferred
stock...........          --    --          --     --  235,000    2           --    --          --     --    --     --
Incentivized
conversion of
Series B
convertible
redeemable
preferred
stock...........          --    --  (1,132,711)   (11)      --   --    1,700,016    17          --     --    --     --
Sale of warrants
to purchase
Class A common
stock...........          --    --          --     --       --   --           --    --          --     --    --     --
Conversion of
Class B common
stock...........          --    --          --     --       --   --    1,314,914    13  (1,314,914)   (13)   --     --
Series B
convertible
redeemable
preferred stock
dividends.......          --    --          --     --       --   --      145,166     1          --     --    --     --
Issuance of
shares to
employees
through stock
option and
purchase plans..          --    --          --     --       --   --       73,565     1          --     --    --     --
Non-cash stock
compensation....          --    --          --     --       --   --        5,000    --          --     --    --     --
Net loss........          --    --          --     --       --   --           --    --          --     --    --     --
                  ----------  ----  ----------   ----  -------  ---   ----------  ----  ----------   ----   ---    ---
Balance at
December 31,
2000............  10,786,504  $108     867,289   $  9  235,000  $ 2   34,073,994  $341  16,557,262   $166    --    $--
                  ==========  ====  ==========   ====  =======  ===   ==========  ====  ==========   ====   ===    ===
                                 Deficit Accumulated
                              -------------------------
                                              Total
                  Additional    During    Stockholders'
                   Paid-in    Development    Equity
                   Capital       Stage      (Deficit)
                  ----------- ----------- -------------
Secondary public
offering........  $  132,026   $      --    $132,070
Sale of Series B
convertible
redeemable
preferred
stock...........      96,452          --      96,472
Sale of Series C
convertible
redeemable
preferred
stock...........     226,820          --     226,822
Incentivized
conversion of
Series B
convertible
redeemable
preferred
stock...........          (6)         --          --
Sale of warrants
to purchase
Class A common
stock...........      63,536          --      63,536
Conversion of
Class B common
stock...........          --          --          --
Series B
convertible
redeemable
preferred stock
dividends.......          (1)         --          --
Issuance of
shares to
employees
through stock
option and
purchase plans..       1,164          --       1,165
Non-cash stock
compensation....       2,743          --       2,743
Net loss........          --     (51,873)    (51,873)
                  ----------- ----------- -------------
Balance at
December 31,
2000............  $1,061,921   $(106,595)   $955,952
                  =========== =========== =============


         See accompanying notes to consolidated financial statements.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     Years Ended December 31, 1998, 1999 and 2000, and for the period from
           December 15, 1992 (date of inception) to December 31, 2000

                                                              December 15, 1992
                                                                  (date of
                                                                inception) to
                                  1998      1999      2000    December 31, 2000
                                --------  --------  --------  -----------------
                                               (in thousands)
Cash flows from operating
 activities:
 Net loss...................... $(16,167) $(36,896) $(51,873)     $(106,595)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
 Depreciation and
  amortization.................       57     1,478     3,369          4,936
 Amortization of deferred
  financing fees...............       --       509        --            509
 Non-cash stock compensation...       --     4,210     2,743          6,953
 Non-cash charge for
  beneficial conversion
  feature of note issued to
  Parent.......................       --     5,520        --          5,520
 Changes in operating assets
  and liabilities:
  Increase in prepaid and
   other current assets........     (212)     (905)   (7,738)        (8,815)
  Increase (decrease) in other
   assets......................       --        43        --           (641)
  Increase in accounts payable
   and accrued expenses........    1,701     7,519    16,051         32,733
  Increase (decrease) in
   amounts due to related
   parties.....................   13,322    (1,316)        1             63
  Increase (decrease) in
   accrued interest............       (2)    3,053        --             --
                                --------  --------  --------      ---------
   Net cash used in operating
    activities.................   (1,301)  (16,785)  (37,447)       (65,337)
                                --------  --------  --------      ---------
Cash flows from investing
 activities:
 Purchase of property and
  equipment....................     (506)   (2,008)  (51,378)       (53,974)
 Additions to system under
  construction.................  (43,406) (159,510) (414,889)      (711,173)
 Net purchase/maturity of
  short-term investments.......       --   (69,472)   69,472             --
 Net purchase/maturity of
  restricted investments.......       --        --  (106,338)      (106,338)
 Other investing activities....       --    (3,422)  (56,268)       (56,268)
                                --------  --------  --------      ---------
   Net cash used in investing
    activities.................  (43,912) (234,412) (559,401)      (927,753)
                                --------  --------  --------      ---------
Cash flows from financing
 activities:
 Proceeds from sale of common
  stock and capital
  contribution.................       --   114,428   133,235        256,816
 Proceeds from issuance of
  Series B convertible
  redeemable preferred stock...       --        --    96,472         96,472
 Proceeds from issuance of
  senior secured notes and
  warrants.....................       --        --   322,889        322,889
 Proceeds from issuance of
  Series C convertible
  redeemable preferred stock...       --        --   226,822        226,822
 Proceeds from issuance of
  subordinated convertible
  notes to related parties.....   45,920    22,966        --        157,866
 Proceeds from the issuance of
  options......................       --        --        --          1,500
 Proceeds from issuance of
  convertible notes............       --   250,000        --        250,000
 Repayment of loan payable.....       --   (75,000)       --        (75,000)
 Payments for deferred
  financing costs..............     (393)  (10,725)   (8,365)       (19,372)
 Other net financing
  activities...................       (5)      (84)       --             --
                                --------  --------  --------      ---------
   Net cash provided by
    financing activities.......   45,522   301,585   771,053      1,217,993
                                --------  --------  --------      ---------
Net increase in cash and cash
 equivalents...................      309    50,388   174,205        224,903
Cash and cash equivalents at
 beginning of period...........        1       310    50,698             --
                                --------  --------  --------      ---------
Cash and cash equivalents at
 end of period................. $    310  $ 50,698  $224,903      $ 224,903
                                ========  ========  ========      =========
Supplemental cash flow
 disclosure:
 Increase in FCC license,
  goodwill and intangibles..... $     --  $ 51,624  $     --      $  51,624
 Liabilities exchanged for new
  convertible note to related
  parties......................       --    81,676        --         81,676
 Non-cash interest
  capitalized..................   11,824    15,162    16,302         45,274
 Interest converted into
  principal note balance.......    9,157     4,601        --             --
 Accrued expenses transferred
  to loan balance..............       --     7,405        --             --
 Accrued system milestone
  payments.....................   21,867    15,500    30,192         30,192
 Property acquired through
  capital leases...............       --       470     1,688          2,075
 Conversion of debt to equity..       --   353,315        --        353,315
 Use of deposit for terrestrial
  repeater contract............       --        --     3,422             --

          See accompanying notes to consolidated financial statements.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                       CONSOLIDATED FINANCIAL STATEMENTS

           For the period from December 15, 1992 (date of inception)
                           through December 31, 2000

(1) Summary of Significant Accounting Policies and Practices

 (a) Nature of Business

   XM Satellite Radio Inc. ("XMSR"), formerly American Mobile Radio Corporation, was incorporated on December 15, 1992 in the State of Delaware as a wholly owned subsidiary of Motient Corporation, formerly American Mobile Satellite Corporation ("Motient" or "Parent"), for the purpose of procuring a digital audio radio service ("DARS") license. Business activity for the period from December 15, 1992 through December 31, 1996 was insignificant. Pursuant to various financing agreements entered into in 1997 between Motient, XMSR and WorldSpace, Inc. ("WSI"), WSI acquired a 20 percent interest in XMSR.

   On May 16, 1997, Motient and WSI formed XM Satellite Radio Holdings Inc. (the "Company"), formerly AMRC Holdings Inc., as a holding company for XMSR in connection with the construction, launch and operation of a domestic communications satellite system for the provision of DARS. Motient and WSI exchanged their respective interests in XMSR for equivalent interests in the Company, which had no assets, liabilities or operations prior to the transaction.

   On July 7, 1999, Motient acquired WSI's 20 percent interest in the Company, which is discussed in note 3.

 (b) Principles of Consolidation and Basis of Presentation

   The consolidated financial statements include the accounts of XM Satellite Radio Holdings Inc. and its subsidiaries, XM Satellite Radio Inc., XM Radio Inc. and XM Equipment Leasing, LLC. All significant intercompany transactions and accounts have been eliminated. The Company's management has devoted its time to the planning and organization of the Company, obtaining its DARS license, conducting research and development programs, conducting market research, constructing its satellite and terrestrial repeater systems, securing content providers, securing manufacturers for its radios and obtaining retail distribution channels, securing adequate debt and equity capital for anticipated operations and growth, and addressing regulatory matters. The Company has not generated any revenues and planned principal operations have not commenced. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises.

   As discussed in Note 5, on September 9, 1999, the Company effected a 53,514-for-1 stock split. The effect of the stock split has been reflected as of December 31, 1999 in the consolidated balance sheet and consolidated statement of stockholders' equity (deficit); however, the activity in prior periods was not restated in those statements. All references to the number of common shares and per share amounts in the consolidated financial statements and notes thereto have been restated to reflect the effect of the split for all periods presented.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 (c) Cash and Cash Equivalents

     The Company considers short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had the following cash and cash equivalents balances (in thousands):

                                                                  December 31,
                                                                 ---------------
                                                                  1999    2000
                                                                 ------- -------
      Cash on deposit........................................... $    66      97
      Money market funds........................................  10,620 224,806
      Commercial paper..........................................  40,012      --
                                                                 ------- -------
                                                                 $50,698 224,903
                                                                 ======= =======

 (d) Short-term Investments

   At December 31, 1999, the Company held commercial paper with maturity dates of less than one year that were stated at amortized cost, which approximated fair value.

 (e) Restricted Investments

   Restricted investments consist of fixed income securities and are stated at amortized cost plus accrued interest income. The securities included in restricted investments are $106.3 million of US Treasury strips restricted to provide for the remaining five scheduled interest payments on the Company's 14 percent Senior Secured Notes due 2010, which are classified as held-to-maturity securities under the provision of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, $49.6 million in money market funds for scheduled milestone payments under the Hughes Electronics Corporation contract and $5.1 million in certificates of deposit to collateralize letters of credit required by facility leases and other secured credits. The carrying value and fair value of the held-to-maturity securities at December 31, 2000 were (in thousands):

                                                   Carrying Unrealized   Fair
                                                    Value      Gain     Value
                                                   -------- ---------- --------
      Held-to-Maturity securities................. $106,338   $1,060   $107,398

 (f) Property and Equipment

   Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the following estimated useful lives:

      Computer equipment................................... 3-5 years
      Computer software.................................... 3-5 years
      Furniture and fixtures............................... 3-7 years
      Machinery and equipment.............................. 3-7 years
      Leasehold improvements............................... Remaining lease term

 (g) System Under Construction

   The Company is currently developing its satellite system. Costs related to the project are being capitalized to the extent that they have future benefits. As of December 31, 2000, amounts recorded as system under construction relate to costs incurred in obtaining a Federal Communications Commission ("FCC") license and approval as well as the system development. The FCC license will be amortized using the straight line method over an estimated useful life of fifteen years. Amortization of the license will begin on commercial launch. Depreciation of the Company's satellites will commence upon in-orbit delivery. Depreciation of the Company's ground stations will commence upon commercial launch. The satellites and the ground stations will be depreciated over their estimated useful lives.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   On October 16, 1997, the FCC granted XMSR a license to launch and operate two geostationary satellites for the purpose of providing DARS in the United States in the 2332.5-2345 Mhz (space-to-earth) frequency band, subject to achieving certain technical milestones and international regulatory requirements. The license is valid for eight years upon successful launch and orbital insertion of the satellites and can be extended by the Company. The Company's license requires that it comply with a construction and launch schedule specified by the FCC for each of the two authorized satellites. The FCC has the authority to revoke the authorizations and in connection with such revocation could exercise its authority to rescind the Company's license. The Company believes that the exercise of such authority to rescind the license is unlikely.

   System under construction consists of the following (in thousands):

                                                                  December 31,
                                                                ----------------
                                                                  1999    2000
                                                                -------- -------
      License.................................................. $132,418 140,220
      Satellite system.........................................  214,471 533,154
      Terrestrial system.......................................   11,396  84,715
      Spacecraft control facilities............................    2,000  13,046
      Broadcast facilities.....................................    2,073  27,970
      System development.......................................       --   6,458
                                                                -------- -------
                                                                $362,358 805,563
                                                                ======== =======

   The balances at December 31, 1999 and 2000 include capitalized interest of $29,068,000 and $68,171,000, respectively.

   The Company's policy is to review its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

   The Company had scheduled the launch of its satellite, "XM Roll", on January 8, 2001. This launch was halted just before lift off. As a result, the Company has determined that it will launch its other satellite, "XM Rock", first, which is scheduled for March 18, 2001. The Company anticipates that XM Roll will be launched in early May 2001 and will commence commercial operations in the summer of 2001.

 (h) Goodwill and Intangible Assets

   Goodwill and intangible assets, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 15 years. The Company assesses the recoverability of its intangible assets by determining whether the amortization of the goodwill and intangible assets balance over its remaining life can be recovered through undiscounted future operating cash flows. The amount of goodwill and intangible assets impairment, if any, is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 (i) Stock-Based Compensation

   The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principle Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations including FASB Interpretation ("FIN") No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB opinion No. 25 issued in March 2000, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123.

   The Company adopted FIN No. 44 in July 2000 to account for stock options that had been repriced during the period covered by FIN No. 44. The application resulted in additional compensation of $1,213,000 during the year ended December 31, 2000. Additional compensation charges may result depending upon the market value of the common stock at each balance sheet date.

 (j) Research and Development

   Research and development costs are expensed as incurred.

 (k) Net Income (Loss) Per Share

   The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings Per Share and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders (after deducting preferred dividend requirements) for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) available per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. The Company has presented historical basic and diluted net income (loss) per share in accordance with SFAS No. 128. As the Company had a net loss in each of the periods presented, basic and diluted net income (loss) per share is the same.

 (l) Income Taxes

   The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and the financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the sum of taxes payable for the period and the change during the period in deferred tax assets and liabilities.

 (m) Comprehensive Income

   In December 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income (SFAS 130). This statement establishes standards for reporting and displaying comprehensive income and its components in

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

the financial statements. This statement is effective for all interim and annual periods within the year ended December 31, 1999. The Company has evaluated the provisions of SFAS 130 and has determined that there were no transactions that have taken place during the years ended December 31, 1998, 1999 and 2000 that would be classified as other comprehensive income.

 (n) Accounting Estimates

   The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Significant estimates include valuation of the Company's investment in the DARS license, goodwill and intangible assets, and the valuation allowances against deferred tax assets. Accordingly, actual amounts could differ from these estimates.

 (o) Reclassifications

   Certain fiscal year 1998 and 1999 amounts have been reclassified to conform to the current presentation.

 (p) Derivative Instruments and Hedging Activities

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 2000 the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an amendment of SFAS 133. SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after 2000. The Company will adopt SFAS No. 133 and SFAS No. 138 on January 1, 2001. The Company has reviewed its contracts and has determined that it has no derivative instruments and does not engage in hedging activities.

(2) Related Party Transactions

   The Company had related party transactions with the following shareholders:

 (a) Motient

   In 1997, Motient contributed $143,000 to the Company to establish the original application for the FCC license. On March 28, 1997, the Company received $1,500,000 as a capital contribution from Motient. During 1999 and 2000, Motient incurred general and administrative costs and professional fees for the Company and established an intercompany balance of $62,000 and $63,000, respectively. Effective January 15, 1999, the Company issued a convertible note maturing on September 30, 2006 to Motient for $21,419,000. (See note 3).

 (b) WSI

   On March 28, 1997, the Company received $1,500,000 as a capital contribution from WSI. The Company issued WSI 25 (6,689,250 post split) shares of common stock for this consideration.

   During 1997, 1998, and 1999, the Company borrowed $87,911,000, $45,583,000, and $8,953,000, respectively, under various debt agreements with WSI.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   As discussed in note 3, all amounts due to WSI under the debt agreements were acquired by Motient or repaid on July 7, 1999.

 (c) Related Party Services

   In addition to financing, the Company has relied upon certain related parties for legal and technical services. Total expenses incurred in transactions with related parties are as follows (in thousands):

                                                        Year ended December 31,
                                                                 1998
                                                        -----------------------
                                                          WSI   Motient  Total
                                                        ------- ------- -------
   Research and development............................ $ 6,624  $ --   $ 6,624
   Professional fees...................................   2,529   353     2,882
   General and administrative..........................     903    60       963
                                                        -------  ----   -------
     Total............................................. $10,056  $413   $10,469
                                                        =======  ====   =======

                                                        Year ended December 31,
                                                                 1999
                                                        -----------------------
                                                          WSI   Motient  Total
                                                        ------- ------- -------
   Research and development............................ $    50  $ --   $    50
   Professional fees...................................      --   219       219
   General and administrative..........................      --     5         5
                                                        -------  ----   -------
     Total............................................. $    50  $224   $   274
                                                        =======  ====   =======

                                                        Year ended December 31,
                                                                 2000
                                                        -----------------------
                                                                Motient
                                                                -------
   Research and development............................          $ --
   Professional fees...................................           252
   General and administrative..........................            --
                                                                 ----
     Total.............................................          $252
                                                                 ====

   With the WorldSpace Transaction, which is discussed in note 3, on July 7, 1999, WSI ceased to be a related party; therefore, the expenses reflected for WSI are representative of the period from January 1, 1999 through July 7, 1999.

(3) Debt

 (a) Loans Payable Due to Related Parties

   In March 1997, XMSR entered into a series of agreements (the "Participation Agreement") with Motient and WSI in which both companies provided various equity and debt funding commitments to XMSR for the purpose of financing the activities of XMSR in connection with the establishment of a DARS satellite system in the United States. The Participation Agreement, as well as other agreements subsequently reached between the Company, Motient and WSI, served as the basis for several rounds of financing in the form of loans and notes with either conversion features or options for the Company's common stock through July 7, 1999. The Company had raised $142,447,000 in the form of loans and convertible notes from WSI and $21,419,000 in convertible notes from Motient through July 7, 1999.

   On July 7, 1999, Motient acquired WSI's remaining debt and equity interests in the Company in exchange for approximately 8.6 million shares of Motient's common stock (termed the "Worldspace Transaction").

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Additionally, the Company issued an aggregate $250.0 million of Series A subordinated convertible notes (see note 3(b)) to several new investors and used $75.0 million of the proceeds it received from the issuance of these notes to redeem certain outstanding loan obligations owed to WSI. As a result of these transactions, as of July 7, 1999, Motient owned all of the issued and outstanding stock of the Company. Concurrent with Motient's acquisition of the remaining interest in the Company, the Company recognized goodwill and intangibles of $51,624,000, which has been allocated as follows (in thousands):

      FCC License...................................................... $25,024
      Goodwill.........................................................  13,738
      Programming agreements...........................................   8,000
      Receiver agreements..............................................   4,600
      Other intangibles................................................     262
                                                                        -------
                                                                        $51,624
                                                                        =======

   On January 15, 1999, the Company issued a convertible note to Motient for $21,419,000. This convertible note bore interest at LIBOR plus five percent per annum and was due on December 31, 2004. The principal and interest balances were convertible at prices of $16.35 and $9.52, respectively, per Class B common share.

   Following the WorldSpace Transaction, the Company issued a convertible note maturing December 31, 2004 to Motient for $81,676,000 in exchange for the $54,536,000 subordinated convertible notes payable, $6,889,000 in demand notes, $20,251,000 in accrued interest and all of WSI's outstanding options to acquire the Company's common stock. This note bore interest at LIBOR plus five percent per annum. The note was convertible at Motient's option at $8.65 per Class B common share. The Company took a one-time $5,520,000 charge to interest due to the beneficial conversion feature of this note.

   These Motient convertible notes, along with $3,870,000 of accrued interest, were converted into 11,182,926 shares of Class B common stock upon the initial public offering.

 (b) Issuance of Series A Subordinated Convertible Notes of the Company to New Investors

   At the closing of the WorldSpace Transaction, the Company issued an aggregate $250.0 million of Series A subordinated convertible notes to six new investors--General Motors Corporation, $50.0 million; Clear Channel Investments, Inc., $75.0 million; DIRECTV Enterprises, Inc., $50.0 million; and Columbia Capital, Telcom Ventures, L.L.C. and Madison Dearborn Partners, $75.0 million. The Series A subordinated convertible notes issued by the Company were convertible into shares of the Company's Series A convertible preferred stock (in the case of notes held by General Motors Corporation and DIRECTV) or Class A common stock (in the case of notes held by the other investors) at the election of the holders or upon the occurrence of certain events, including an initial public offering of a prescribed size. The conversion price was $9.52 aggregate principal amount of notes for each share of the Company's stock. These notes, along with $6,849,000 of accrued interest, were converted into 16,179,755 shares of Class A common stock and 10,786,504 shares of Series A preferred stock upon the initial public offering.

 (c) Private Units Offering

   On March 15, 2000 the Company closed a private placement of 325,000 units, each unit consisting of $1,000 principal amount of 14 percent Senior Secured Notes due 2010 of its subsidiary XM Satellite Radio Inc. and one warrant to purchase 8.042815 shares of the Company's Class A common stock at a price of $49.50 per share. The Company realized net proceeds of $191.5 million, excluding $123.0 million used to acquire securities which will be used to pay interest payments due under the notes for the first three years. The $325,000,000 face value of the notes was offset by a discount of $65,746,000 associated with the fair value of the warrants sold. The Company had amortized $2,044,000 of the discount through December 31, 2000. See note 5(e) for further discussion regarding adjustments to the warrants sold.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(4) Fair Value of Financial Instruments

   The carrying amounts of cash and cash equivalents, short-term investments, accounts payable, accrued expenses and royalty payable approximate their fair market value because of the relatively short duration of these instruments as of December 31, 1999 and 2000, in accordance with SFAS No. 107, Disclosures about Fair Value of Financial Instruments. At December 31, 2000, the carrying amount and fair value of the 14 percent Senior Secured Notes due 2010 were $261,298,000 and $179,563,000, respectively, based on the quoted market price.

(5) Equity

 (a) Recapitalization

   Concurrent with the WorldSpace Transaction discussed in note 3, the Company's capital structure was reorganized. The Company's common stock was converted into the newly authorized Class B common stock, which has three votes per share. The Company also has authorized Class A common stock, which is entitled to one vote per share and non-voting Class C common stock. The Class B common stock is convertible into Class A common stock on a one for one basis, as follows: (1) at any time at the discretion of Motient, (2) following the Company's initial public offering, at the direction of the holders of a majority of the then outstanding shares of Class A common stock (which majority must include at least 20 percent of the public holders of Class A common stock), and (3) on or after January 1, 2002, at the direction of the holders of a majority of the then outstanding shares of the Company's Class A common stock. Such conversion will be effected only upon receipt of FCC approval of Motient's transfer of control of the Company to a diffuse group of shareholders.

   The Company also authorized 60,000,000 shares of preferred stock, of which 15,000,000 shares are designated Series A convertible preferred stock, par value $0.01 per share. The Series A convertible preferred stock is convertible into Class A common stock at the option of the holder. The Series A preferred stock is non-voting and receives dividends, if declared, ratably with the common stock.

   On September 9, 1999, the board of directors of the Company effected a stock split providing 53,514 shares of stock for each share owned.

 (b) Initial Public Offering

   On October 8, 1999, the Company completed an initial public offering of 10,000,000 shares of Class A common stock at $12.00 per share. The offering yielded net proceeds of $111,437,000.

   On October 17, 1999, the underwriters of the Company's initial public offering exercised the over-allotment option for an additional 241,000 shares of Class A common stock at $12.00 per share. This exercise yielded net proceeds of $2,697,000.

 (c) Conversion of Class B Common Stock to Class A Common Stock

   On March 8, 2000, at the request of the Company, one of the Class B common stockholders converted 1,314,914 shares of the Company's Class B common stock into Class A common stock on a one-for-one basis. As of March 31, 2000, Motient held all of the Company's outstanding Class B common stock.

   On January 12, 2001, Motient converted 2,652,243 shares of the Company's Class B common stock into Class A common stock on a one-for-one basis. See note 11(j) for further discussion of the Company's filing of an application for change of control with the FCC.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 (d) Secondary Offering and Sale of Series B Convertible Redeemable Preferred Stock

   On January 31, 2000, the Company closed on a secondary offering of its Class A common stock and newly designated Series B convertible redeemable preferred stock. The Company sold 4,000,000 shares of its Class A common stock for $32.00 per share, which yielded net proceeds of $120,837,000. The Company concurrently sold 2,000,000 shares of its Series B convertible redeemable preferred stock for $50.00 per share, which yielded net proceeds of $96,472,000. The Series B convertible redeemable preferred stock provides for 8.25 percent cumulative dividends that may be paid in Class A common stock or cash. The Series B convertible redeemable preferred stock is convertible into Class A common stock at a conversion price of $40 per share and is redeemable in Class A common stock on February 3, 2003.

   On February 9, 2000, the underwriters exercised a portion of the over-allotment option for 370,000 shares of Class A common stock, which yielded net proceeds of approximately $11,233,000.

   On August 1, 2000, the Company entered into agreements with certain holders of its 8.25 percent Series B convertible redeemable preferred stock to exchange their shares of 8.25 percent Series B convertible redeemable preferred stock for shares of the Company's Class A common stock. By August 31, 2000, Holdings had issued 1,700,016 shares of its Class A common stock in exchange for 1,132,711 shares of its 8.25 percent Series B convertible redeemable preferred stock. Holdings recorded an $11.2 million charge to earnings attributable to common stockholders in the third quarter related to this transaction. This charge represents the difference in the fair value of the stock issued upon this conversion in excess of the stock that the holders were entitled to upon a voluntary conversion.

   The Company paid the quarterly dividends on the 8.25 percent Series B convertible redeemable preferred stock on May 1, 2000, August 1, 2000 and November 1, 2000 by issuing 62,318, 57,114 and 25,734, respectively, shares of Class A common stock to the respective holders of record.

 (e) Series C Convertible Redeemable Preferred Stock

   On July 7, 2000, the Company reached an agreement for a private offering of 235,000 shares of its Series C convertible redeemable preferred stock for $1,000 per share, which closed on August 8, 2000 and yielded net proceeds of $206,379,000 and a stock subscription of $20,000,000 that earned interest at 7 percent per annum until it was paid on November 30, 2000. The stock subscription was received in November 2000 and provided an additional $20,443,000. The Series C convertible redeemable preferred stock provides for
8.25 percent cumulative dividends payable in cash. The Series C convertible redeemable preferred stock is convertible, at the holders' option, into Class A common stock at the conversion price then in effect. Currently, the conversion price is $26.50, but may change upon the occurrence of certain dilutive events. The Company must redeem the Series C convertible redeemable preferred stock in Class A common stock on February 1, 2012. At its option, the Company may redeem the Series C convertible redeemable preferred stock beginning on February 8, 2005 in cash or, at the holder's option, in Class A common stock.

   As a result of the current conversion price of $26.50 being less than the market value of Holdings' Class A common stock of $40.375 on the commitment date, the Company recorded a $123.0 million beneficial conversion charge that reduced earnings available to common stockholders. The issuance of the Series C preferred stock also caused the exercise price of the warrants sold in March 2000 to be adjusted to $47.94 and the number of warrant shares to be increased to 8.285948 per warrant.

 (f) Stock-Based Compensation

   The Company operates three separate stock option plans, the details of which are described below.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 1998 Shares Award Plan

   On June 1, 1998, the Company adopted the 1998 Shares Award Plan (the "Plan") under which employees, consultants, and non-employee directors may be granted options to purchase shares of Class A common stock of the Company. The Company initially authorized 1,337,850 shares of Class A common stock under the Plan, which was increased to 2,675,700 in July 1999 and 5,000,000 in May 2000. The options are exercisable in installments determined by the compensation committee of the Company's board of directors. The options expire as determined by the committee, but no later than ten years from the date of grant. On July 8, 1999, the Company's board of directors voted to reduce the exercise price of the options outstanding in the shares award plan from $16.35 to $9.52 per share, which represented the fair value of the stock on the date of repricing. Transactions and other information relating to the Plan for the year ended December 31, 1999 and 2000 are summarized below:

                                                         Outstanding Options
                                                       -------------------------
                                                                    Weighted-
                                                       Number of     Average
                                                        Shares    Exercise Price
                                                       ---------  --------------
      Balance, December 31, 1997......................        --      $   --
        Options granted...............................   787,297       16.35
        Options canceled or expired...................        --          --
        Options exercised.............................        --          --
                                                       ---------      ------
      Balance, December 31, 1998......................   787,297      $16.35
        Options granted............................... 2,188,988       10.50
        Option repricing..............................  (818,339)      16.35
        Options canceled or expired...................   (57,786)      13.91
        Options exercised.............................    (1,071)       9.52
                                                       ---------      ------
      Balance, December 31, 1999...................... 2,099,089      $10.32
        Options granted............................... 1,176,683       30.21
        Options canceled or expired...................  (131,267)      17.01
        Options exercised.............................   (48,817)       9.52
                                                       ---------      ------
      Balance, December 31, 2000...................... 3,095,688      $17.61
                                                       =========      ======

                               Options Outstanding         Options Exercisable
                        --------------------------------- ---------------------
                                     Weighted-
                                      Average   Weighted-             Weighted-
                                     Remaining   Average               Average
            Exercise      Number    Contractual Exercise    Number    Exercise
              Price     Outstanding    Life       Price   Exercisable   Price
          ------------- ----------- ----------- --------- ----------- ---------
1998..... $       16.35    787,297   9.5 years   $16.35           --   $16.35
          =============  =========  ==========   ======    =========   ======
1999..... $ 9.52-$12.00  2,099,089  9.24 years   $10.32      416,294   $ 9.52
          =============  =========  ==========   ======    =========   ======
2000..... $ 9.52-$12.00  2,120,400  8.26 years   $10.39    1,110,756   $10.06
          $13.13-$30.50    297,685  9.03 years   $23.13        5,334   $13.13
          $30.63-$45.44    677,603  9.54 years   $37.92       20,000   $43.69
          =============  =========  ==========   ======    =========   ======

   There were no, 416,294 and 1,136,090 stock options exercisable at December 31, 1998, 1999 and 2000, respectively. There were 1,615,483 shares available under the plan for future grants at December 31, 2000. At December 31, 2000, all options have been issued to employees, officers and directors.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The per share weighted-average fair value of employee options granted during the year ended December 31, 1998, 1999 and 2000 was $10.54, $6.21 and $22.06,
respectively, on the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions:

                                                  December 31,
                                  --------------------------------------------
                                       1998           1999           2000
                                  -------------- -------------- --------------
      Expected dividend yield....             0%             0%             0%
      Volatility.................         56.23%         63.92%         68.21%
      Risk-free interest rate
       range..................... 4.53% to 5.57% 5.47% to 5.97% 4.99% to 6.71%
      Expected life..............      7.5 years        5 years        5 years
                                  ============== ============== ==============

 Employee Stock Purchase Plan

   In 1999, the Company established an employee stock purchase plan that provides for the issuance of 300,000 shares of Class A common stock. All employees whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the stock purchase plan, provided that any employee who would own five percent or more of the Company's total combined voting power immediately after an offering date under the plan is not eligible to participate. Eligible employees must authorize the Company to deduct an amount from their pay during offering periods established by the compensation committee. The purchase price for shares under the plan will be determined by the compensation committee but may not be less than 85 percent of the lesser of the market price of the common stock on the first or last business day of each offering period. As of December 31, 2000, 53,539 shares had been issued by the Company under this plan.

   The per share weighted-average fair value of purchase rights granted during the year was $3.30 and $11.28 for the years ended December 31, 1999 and 2000, respectively. The estimates were calculated at the grant date using the Black-Scholes Option Pricing Model with the following assumptions at December 31, 1999 and 2000:

                                           December 31,
                                      ----------------------
                                         1999       2000
                                      ---------- -----------
           Expected dividend yield...         0%          0%
           Volatility................     62.92%      68.21%
           Risk-free interest rate
            range....................      4.73% 5.33%-6.23%
           Expected life............. 0.23 years  0.24 years
                                      ========== ===========

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The Company applies APB 25 in accounting for stock-based compensation for both plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements other than for performance based stock options, for options granted with exercise prices below fair value on the date of grant and for repriced options under FIN No. 44. During 1999 and 2000, the Company incurred $4,070,000 and $2,557,000, respectively, in compensation cost for these options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below (in thousands):

                                                    Year ended December 31,
                                                    --------------------------
                                                     1998     1999      2000
                                                    -------  -------  --------
      Net loss:
        As reported...............................  $16,167  $36,896  $201,338
        Pro forma.................................   17,508   37,706   209,582
        As reported--net loss per share--basic and
         diluted..................................    (2.42)   (2.40)    (4.15)
        Pro forma--net loss per share--basic and
         diluted..................................    (2.62)   (2.62)    (4.32)
                                                    =======  =======  ========

 Talent Option Plan

   In May 2000, the Company adopted the XM Talent Option Plan ("Talent Plan") under which non-employee service providers to the Company may be granted options to purchase shares of Class A common stock of the Company. The Company authorized 500,000 shares of Class A common stock under the Talent Plan. The options are exercisable in installments determined by the talent committee of the Company's board of directors. The options expire as determined by the talent committee, but no later than ten years from the date of the grant. As of December 31, 2000, no options had been granted under the Talent Plan.

(6) WSI Options

   In 1997, the Company issued WSI three options in accordance with the terms of loans issued to WSI. Under the first option, WSI could have purchased 5,202,748 shares of common stock at $4.52 per share to acquire common stock. The option could have been exercised in whole or in incremental amounts between April 16, 1998 and October 16, 2002. Under certain circumstances, Motient could have required WSI to exercise the option in whole. The Company allocated $1,250,000 to the option. Under the second option, WSI could have purchased 6,897,291 shares at $8.91 per share. The option could have been exercised between October 16, 1997 and October 16, 2003. The Company allocated $170,000 to the option. Under the third option, WSI could have purchased 187,893 shares of common stock at $5.32 per share. The option could have been exercised between October 16, 1997 and October 17, 2002. The Company allocated $80,000 to the option.

   The options were acquired by Motient and exchanged for the $81,676,000 note to Motient as part of the WorldSpace Transaction (see note 3(a)).

(7) Profit Sharing and Employee Savings Plan

   On July 1, 1998, the Company adopted a profit sharing and employee savings plan under Section 401(k) of the Internal Revenue Code. This plan allows eligible employees to defer up to 15 percent of their compensation on a pre-tax basis through contributions to the savings plan. The Company contributed $0.50 in 1998, 1999 and 2000 for every dollar the employees contributed up to 6 percent of compensation, which amounted to $14,000, $164,000 and $229,000, respectively.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(8) Interest Cost

   The Company capitalizes a portion of interest cost as a component of the cost of the FCC license and satellite system under construction. The following is a summary of interest cost incurred during December 31, 1998, 1999 and 2000, and for the period from December 15, 1992 (date of inception) to December 31, 1999 (in thousands):

                                                      December 15, 1992
                                                          (date of
                                                        inception) to
                               1998    1999    2000   December 31, 2000
                              ------- ------- ------- -----------------
   Interest cost
    capitalized.............. $11,824 $15,343 $39,052      $68,120
   Interest cost charged to
    expense..................      --   9,120      --        9,669
                              ------- ------- -------      -------
     Total interest cost
      incurred............... $11,824 $24,463 $39,052      $77,789
                              ======= ======= =======      =======

   Interest costs incurred prior to the award of the license were expensed in 1998. During 1999, the Company exceeded its capitalization threshold by $3,600,000 and incurred a charge to interest of $5,520,000 for the beneficial conversion feature of a related party note.

(9) Income Taxes

   For the period from December 15, 1992 (date of inception) to October 8, 1999, the Company filed consolidated federal and state tax returns with its majority stockholder Motient. The Company generated net operating losses and other deferred tax benefits that were not utilized by Motient. As no formal tax sharing agreement has been finalized, the Company was not compensated for the net operating losses. Had the Company filed on a stand-alone basis for the three-year period ending December 31, 2000, the Company's tax provision would be as follows:

   Taxes on income included in the statements of operations consists of the following (in thousands):

                                                            December 31,
                                                     --------------------------
                                                       1998     1999     2000
                                                     -------- -------- --------
   Current taxes:
     Federal........................................ $     -- $     -- $     --
     State..........................................       --       --       --
                                                     -------- -------- --------
       Total current taxes..........................       --       --       --
                                                     -------- -------- --------
   Deferred taxes:
     Federal........................................ $     -- $     -- $     --
     State..........................................       --       --       --
                                                     -------- -------- --------
       Total deferred taxes.........................       --       --       --
                                                     -------- -------- --------
       Total tax expense (benefit).................. $     -- $     -- $     --
                                                     ======== ======== ========

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   A reconciliation of the statutory tax expense, assuming all income is taxed at the statutory rate applicable to the income and the actual tax expense is as follows (in thousands):

                                                          December 31,
                                                   ----------------------------
                                                     1998      1999      2000
                                                   --------  --------  --------
   Income (loss) before taxes on income, as
    reported in the statements of income.........  $(16,167) $(36,896) $(51,873)
                                                   ========  ========  ========
   Theoretical tax benefit on the above amount at
    35%..........................................    (5,497)  (12,545)  (18,156)
   State tax, net of federal benefit.............    (1,059)      462    (2,588)
   Increase in taxes resulting from permanent
    differences, net.............................        30     2,060       562
   Adjustments arising from differences in the
    basis of measurement for tax purposes and
    financial reporting purposes and other.......      (706)   13,182         9
   Change in valuation allowance.................     7,232    (3,159)   20,173
                                                   --------  --------  --------
   Taxes on income for the reported year.........  $     --  $     --  $     --
                                                   ========  ========  ========

   At December 31, 1998, 1999 and 2000, deferred income tax consists of future tax assets/(liabilities) attributable to the following (in thousands):

                                                        December 31,
                                                  ---------------------------
                                                   1998      1999      2000
                                                  -------  --------  --------
   Deferred tax assets:
     Net operating loss/other tax attribute
      carryovers................................. $   518  $  2,490  $ 14,716
     Start-up costs..............................   7,460    17,765    40,033
                                                  -------  --------  --------
       Gross total deferred tax assets...........   7,978    20,255    54,749
   Valuation allowance for deferred tax assets...  (7,978)   (4,819)  (24,992)
                                                  -------  --------  --------
       Net deferred assets.......................      --    15,436    29,757
                                                  -------  --------  --------
   Deferred tax liabilities:
     Fixed assets................................      --       (51)  (15,500)
     FCC license.................................      --   (10,160)   (9,735)
     Other intangible assets.....................      --    (5,225)   (4,522)
                                                  -------  --------  --------
       Net deferred tax liabilities..............      --   (15,436)  (29,757)
                                                  -------  --------  --------
       Deferred income tax, net.................. $    --  $     --  $     --
                                                  =======  ========  ========

   At December 31, 2000, the Company had accumulated net operating losses of $35,892,000 for Federal income tax purposes that are available to offset future regular taxable income. These operating loss carryforwards expire between the years 2012 and 2020. Utilization of these net operating losses may be subject to limitations in the event of significant changes in the stock ownership of the Company.

(10) Accumulated Deficit

   The Company is devoting its efforts to develop, construct and expand a digital audio radio network. This effort involves substantial risk and future operating results will be subject to significant business, economic, regulatory, technical, and competitive uncertainties and contingencies. These factors individually or in the aggregate could have an adverse effect on the Company's financial condition and future operating results and create an uncertainty as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   At the Company's current stage of development, economic uncertainties exist regarding the successful acquisition of additional debt or equity financings and the attainment of positive cash flows from the Company's proposed service. The Company is currently constructing its satellite and terrestrial systems and will require substantial additional financing to market and distribute the satellite-based radio service. Failure to obtain the required long-term financing will prevent the Company from realizing its objective of providing satellite-based radio programming. Management's plan to fund operations and capital expansion includes the additional sale of debt and equity securities through public and private sources. There are no assurances, however, that such financing will be obtained.

(11) Commitments and Contingencies

 (a) FCC License

   The FCC has established certain system development milestones that must be met for the Company to maintain its license to operate the system. The Company believes that it is proceeding into the system development as planned and in accordance with the FCC milestones.

 (b) Application for Review of FCC License

   One of the losing bidders for the DARS licenses filed an Application for Review by the full FCC of the Licensing Order which granted the Company its FCC license. The Application for Review alleges that WSI had effectively taken control of the Company without FCC approval. The FCC or the U.S. Court of Appeals has the authority to overturn the award of the FCC license should they rule in favor of the losing bidder. Although the Company believes that its right to the FCC license will withstand the challenge as WSI is no longer a stockholder in the Company, no prediction of the outcome of this challenge can be made with any certainty.

 (c) Technical Services

   Effective January 1, 1998, the Company entered into agreements with Motient and WorldSpace Management Corporation ("WorldSpace MC"), an affiliate of WSI, in which Motient and WorldSpace MC would provide technical support in areas related to the development of a DARS system. Payments for services provided under these agreements are made based on negotiated hourly rates. These agreements may be terminated by the parties on or after the date of the commencement of commercial operation following the launch of the Holdings' first satellite. There are no minimum services purchase requirements. The Company incurred costs of $413,000, $224,000 and $252,000 under its agreement with Motient and $4,357,000, $0 and $0 costs were incurred under its agreement with WorldSpace MC during the years ended December 31, 1998, 1999 and 2000, respectively. The Company incurred costs of $1,039,000 under its agreement with Motient and $5,317,000 in costs were incurred under its agreement with WorldSpace MC from December 15, 1992 (date of inception) through December 31, 2000.

 (d) Technology Licenses

   Effective January 1, 1998, XMSR entered into a technology licensing agreement with Motient and WorldSpace MC by which as compensation for certain licensed technology then under development to be used in the XM Radio system, XMSR will pay up to $14,300,000 to WorldSpace MC over a ten-year period. As of December 31, 2000 XMSR incurred costs of $6,696,000 payable to WorldSpace MC. Any additional amounts to be incurred under this agreement are dependent upon further development of the technology, which is at XMSR's option. No liability exists to Motient or WorldSpace MC should such developments prove unsuccessful. XMSR maintains an accrual of $5,165,000 payable to WorldSpace MC, for quarterly royalty

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

payments to be made. In addition, XMSR agreed to pay 1.2 percent of quarterly net revenues to WorldSpace MC and a royalty of $0.30 per chipset, payable to WorldSpace MC, for equipment manufactured using certain source encoding and decoding signals technology.

 (e) Satellite Contract

   During the first half of 1999, the Company and Boeing Satellite Systems International, Inc. ("BSS"--formerly Hughes Space and Communications, Inc.) amended the satellite contract to construct and launch the Company's satellites to implement a revised work timetable, payment schedule to reflect the timing of the receipt of additional funding, and technical modifications. Holdings expects to incur total payment obligations under this contract of approximately $541,300,000, which includes amounts the Company expects to pay pursuant to the exercise of the option to build the ground spare satellite and certain financing costs and in-orbit incentive payments. On June 27, 2000, the Company exercised the option to build the ground spare. As of December 31, 2000, the Company had paid $466,017,000 under the Satellite contract with BSS and had accrued $1,585,000.

 (f) Terrestrial Repeater System Contracts

   In August 1999, the Company signed a contract with LCC International, Inc., a related party, calling for the payments of approximately $115,000,000 for engineering and site preparation. In January 2001, the scope of the contract was amended and the estimated contract value was reduced to $107,500,000. As of December 31, 2000, the Company had paid $50,168,000 under this contract, and accrued an additional $15,141,000. The Company has entered into tower construction agreements with various companies, which will provide the services for which LCC International, Inc. was to provide. The Company also entered into a contract effective October 22, 1999, with Hughes Electronics Corporation for the design, development and manufacture of the terrestrial repeaters. Payments under the contract are expected to be approximately $128,000,000, which could be modified based on the number of terrestrial repeaters that are required for the system. As of December 31, 2000, the Company had paid $15,358,000 under this contract.

 (g) General Motors Distribution Agreement

   The Company has signed a long-term distribution agreement with the OnStar division of General Motors providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which expires 12 years from the commencement date of the Company's commercial operations, General Motors has agreed to distribute the service to the exclusion of other S-band satellite digital radio services. The Company will also have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-General Motors vehicles that are sold for use in the United States. The Company has significant annual, fixed payment obligations to General Motors for four years following commencement of commercial service. These payments approximate $35,000,000 in the aggregate during this period. Additional annual fixed payment obligations beyond the initial four years of the contract term range from less than $35,000,000 to approximately $130,000,000 through 2009, aggregating approximately $400,000,000. In order to encourage the broad installation of XM radios in General Motors vehicles, the Company has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the Company's service. The Company must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios, which percentage increases until there are more than 8 million General Motors vehicles with installed XM radios. The Company will also make available to General Motors bandwidth on the Company's systems. The agreement is subject to renegotiations at any time based upon the installation of

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

radios that are compatible with a unified standard or capable of receiving Sirius Satellite Radio's (formerly known as CD Radio) service. The agreement is subject to renegotiations if, four years after the commencement of XM Radio's commercial operations and at two-year intervals thereafter GM does not achieve and maintain specified installation levels of General Motors vehicles capable of receiving the Company's service, starting with 1,240,000 units after four years, and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to target market shares in the satellite digital radio service market. There can be no assurances as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, four years after the Company commences commercial operations and at two-year intervals thereafter, the Company fails to achieve and maintain specified minimum market share levels in the satellite digital radio service market.

 (h) Joint Development Agreement

   On January 12, 1999, Sirius Radio the other holder of an FCC satellite radio license, commenced an action against the Company in the United States District Court for the Southern District of New York, alleging that the Company was infringing or would infringe three patents assigned to Sirius Radio. In its complaint, Sirius Radio sought money damages to the extent Holdings manufactured, used or sold any product or method claimed in their patents and injunctive relief. On February 16, 2000, this suit was resolved in accordance with the terms of a joint development agreement between the Company and Sirius Radio and both companies agreed to cross-license their respective property. Each party is obligated to fund one half of the development cost for a unified standard for satellite radios. Each party will be entitled to license fees or a credit towards its one half of the cost based upon the validity, value, use, importance and available alternatives of the technology it contributes. The amounts for these fees or credits will be determined over time by agreement of the parties or by arbitration. The parties have yet to agree on the validity, value, use, importance and available alternatives of their respective technologies. If the parties fail to reach agreement, the fees or credits may be determined through binding arbitration. However, if this agreement is terminated before the value of the license has been determined due to the company's failure to perform a material covenant or obligation, then this suit could be refiled.

 (i) Sony Warrant

   In February 2000, the Company issued a warrant to Sony exercisable for shares of the Company's Class A common stock. The warrant will vest at the time that it attains its millionth customer, and the number of shares underlying the warrant will be determined by the percentage of XM Radios that have a Sony brand name as of the vesting date. If Sony achieves its maximum performance target, it will receive 2 percent of the total number of shares of the Company's Class A common stock on a fully-diluted basis upon exercise of the warrant. The exercise price of the Sony warrant will equal 105 percent of fair market value of the Class A common stock on the vesting date, determined based upon the 20-day trailing average.

 (j) Approval of Change of Control

   On July 14, 2000, Holdings filed an application with the FCC to allow Holdings to transfer its control from Motient to a diffuse group of owners, none of whom will have controlling interest. On December 22, 2000, the application was approved by the FCC. As discussed in note 5(c), Motient converted 2,652,243 shares of the Company's Class B common stock to Class A common stock on January 12, 2001. Through February 9, 2001, Motient has sold 2,000,000 shares of Class A common stock, which reduced its voting interest to
48.7 percent of the shares outstanding.

 (k) Sales, Marketing and Distribution Agreements

   The Company has entered into various joint sales, marketing and distribution agreements. Under the terms of these agreements, the Company is obligated to provide incentives, subsidies and commissions to other

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

companies that may include fixed payments, per-unit subscriber amounts and revenue sharing arrangements. The amount of these operational, promotional, subscriber acquisition, joint development, and manufacturing costs related to these agreements cannot be estimated, but are expected to be substantial future costs.

 (l) Leases

   The Company has noncancelable operating leases for office space and terrestrial repeater sites and noncancelable capital leases for equipment that expire over the next ten years. The future minimum lease payments under noncancelable leases as of December 31, 2000 are (in thousands):

                                                              Operating Capital
                                                               leases   leases
                                                              --------- -------
Year ending December 31:
  2001.......................................................  $13,261  $  847
  2002.......................................................   13,665     761
  2003.......................................................   13,986     474
  2004.......................................................   14,230      --
  2005.......................................................   11,041      --
  Thereafter.................................................   22,513      --
                                                               -------  ------
    Total....................................................  $88,696   2,082
                                                               =======
Less amount representing interest............................             (159)
                                                                        ------
Present value of net minimum lease payments..................            1,923
Less current maturities......................................             (556)
                                                                        ------
Long-term obligations........................................           $1,367
                                                                        ======

   Rent expense for 1998, 1999 and 2000 was $231,000, $649,000 and $6,082,000
respectively.

(12) Quarterly Data (Unaudited)

                                                        1998
                                           ----------------------------------
                                             1st      2nd      3rd      4th
                                           Quarter  Quarter  Quarter  Quarter
                                           -------  -------  -------  -------
Revenues.................................. $    --  $    --  $    --  $    --
Operating loss............................   3,100    5,032    3,865    4,196
Loss before income taxes..................   3,100    5,032    3,857    4,178
Net loss attributable to common
 stockholders.............................   3,100    5,032    3,857    4,178
                                           -------  -------  -------  -------
  Net loss per share--basic and diluted... $ (0.46) $ (0.75) $ (0.58) $ (0.62)
                                           =======  =======  =======  =======

                                                        1999
                                           ----------------------------------
                                             1st      2nd      3rd      4th
                                           Quarter  Quarter  Quarter  Quarter
                                           -------  -------  -------  -------
Revenues.................................. $    --  $    --  $    --  $    --
Operating loss............................   4,421    4,020    9,374   12,876
Loss before income taxes..................   4,367    3,999   17,402   11,128
Net loss attributable to common
 stockholders.............................   4,367    3,999   17,402   11,128
                                           -------  -------  -------  -------
  Net loss per share--basic and diluted... $ (0.65) $ (0.60) $ (2.60) $ (0.27)
                                           =======  =======  =======  =======

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                                                        2000
                                           ----------------------------------
                                             1st      2nd      3rd      4th
                                           Quarter  Quarter  Quarter  Quarter
                                           -------  -------  -------  -------
Revenues.................................. $    --  $    --  $    --  $    --
Operating loss............................  16,888   13,937   28,109   20,544
Loss before income taxes..................  12,740    5,088   20,060   13,985
Net loss attributable to common
 stockholders.............................  14,212    7,259  160,095   19,773
                                           -------  -------  -------  -------
  Net loss per share--basic and diluted... $ (0.30) $ (0.15) $ (3.26) $ (0.40)
                                           =======  =======  =======  =======

   The sum of quarterly per share net losses do not necessarily agree to the net loss per share for the year due to the timing of stock issuances.

   Independent Auditors' Report on Consolidated Financial Statement Schedule

The Board of Directors
XM Satellite Radio Holdings Inc. and Subsidiaries:

   Under date of February 9, 2001, we reported on the consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiaries (a development stage company) as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2000 and for the period from December 15, 1992 (date of inception) to December 31, 2000, which are included in the XM Satellite Radio Holdings Inc. and subsidiaries Form 8-K filed on February 21, 2001. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits.

   In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

   The audit report on the consolidated financial statements of XM Satellite Radio Holdings Inc. and subsidiaries referred to above contains an explanatory paragraph that states that the Company has not commenced operations and is dependent upon additional debt or equity financing, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statement schedule included in the registration statement does not include any adjustments that might result from the outcome of this uncertainty.

                                               /s/ KPMG LLP

McLean, VA
February 9, 2001

               XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
                         (A Development Stage Company)

                 Schedule I--Valuation And Qualifying Accounts
                                 (in thousands)

                                   Charged to    Charged to    Write-Offs/
                          Balance  Costs and  Other Accounts--  Payments/    Balance
Description              January 1  Expenses      Describe        Other    December 31
-----------              --------- ---------- ---------------- ----------- -----------
Year Ended December 31,
 1998
  Deferred Tax Assets--
   Valuation Allowance..  $  746      7,232          --             --       $ 7,978
Year Ended December 31,
 1999
  Deferred Tax Assets--
   Valuation Allowance..  $7,978     (3,159)         --             --       $ 4,819
Year Ended December 31,
 2000
  Deferred Tax Assets--
   Valuation Allowance..  $4,819     20,173          --             --       $24,992

                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
XM Satellite Radio Holdings Inc. and Subsidiaries:

   We consent to the incorporation by reference in the registration statements Nos. 333-47570, 333-93529 and 333-39176 on Forms S-3 and Nos. 333-92049 and
333-42590 on Form S-8 of XM Satellite Radio Holdings Inc. and subsidiaries of our reports dated February 9, 2001 with respect to the consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiaries (a development stage company) as of December 31, 1999 and 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows and schedule for each of the years in the three-year period ended December 31, 2000 and for the period from December 15, 1992 (date of inception) to December 31, 2000, and related schedule, which reports appear in the XM Satellite Radio Holdings Inc. and subsidiaries Form 8-K filed on February 21, 2001.

   Our reports, dated February 9, 2001, contain an explanatory paragraph that states that the Company has not commenced operations and is dependent upon additional debt or equity financing, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                                            /s/ KPMG LLP

McLean, VA
February 21, 2000

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          XM Satellite Radio Holdings Inc.

                                                /s/ Joseph M. Titlebaum
                                          By: _________________________________
                                                    Joseph M. Titlebaum
                                              Senior Vice President, General
                                                   Counsel and Secretary

Date: February 21, 2001

                                                /s/ Heinz Stubblefield
                                          By: _________________________________
                                                    Heinz Stubblefield
                                              Senior Vice President and Chief
                                                     Financial Officer

Date: February 21, 2001

PROSPECTUS

                                  $500,000,000

                        XM SATELLITE RADIO HOLDINGS INC.

                                  Common Stock

                                Debt Securities

                               Depositary Shares

                                Preferred Stock

                                     Rights

                                    Warrants

Corporate Headquarters:
1500 Eckington Place, N.E.
Washington, D.C. 20002
(202) 380-4000

  . We will provide specific terms of the applicable offered securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or market, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities.

  . Our Class A common stock is traded on the Nasdaq National Market under the symbol "XMSR."

   You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

   Investing in these securities involves various risks. See "Risk Factors" beginning on page 9.

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October 25, 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   6
Risk Factors...............................................................   9
Use of Proceeds............................................................  19
Description of Debt Securities.............................................  20
Description of Common Stock................................................  28
Description of Preferred Stock.............................................  29
Description of Depositary Shares...........................................  31
Description of Warrants....................................................  35
Description of Rights......................................................  36
Book-Entry Securities......................................................  37
Plan of Distribution.......................................................  39
Legal Matters..............................................................  40
Experts....................................................................  40

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

   This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

   This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the following locations of the SEC:

Public Reference Room        New York Regional Office           Chicago Regional Office
450 Fifth Street, N.W.        7 World Trade Center                    Citicorp Center
      Room 1024                     Suite 1300                   500 West Madison Street
Washington, D.C. 20549       New York, New York 10048                   Suite 1400
                                                              Chicago, Illinois 60661-2511

   Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

  . Our Annual Report on Form 10-K for our fiscal year ended December 31,
    1999, filed with the SEC on March 16, 2000;

  . Our Current Reports on Form 8-K, filed with the SEC on February 28, 2000 and July 14, 2000;

  . The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on September 23, 1999, including any amendment or report filed with the SEC for the purpose of updating such description;

  . Our Proxy Statement, filed with the SEC on April 26, 2000; and

  . Our Quarterly Reports on Form 10-Q for the quarterly periods ended March
    31, 2000 and June 30, 2000, filed with the SEC on May 12, 2000 and August 11, 2000, respectively.

   In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

   In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

                        XM Satellite Radio Holdings Inc.
                           1500 Eckington Place, N.E.
                              Washington, DC 20002
                             Attn: General Counsel
                                 (202) 380-4000

   We have filed with the SEC a "shelf" registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning us and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the locations listed in the first paragraph under this heading.

   Readers should rely on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. We have not authorized anyone to provide you with different or inconsistent information. Readers should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document. Our business, financial information, results of operations and prospects may have changed since those dates.

   If it is against the law in any state to make an offer to sell these securities (or to solicit an offer from someone to buy these securities), then this offer does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect" or "intend." These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. Important factors that could cause our actual results to be materially different from our expectations include those disclosed in this prospectus under the caption "Risk Factors," beginning on page 9, and elsewhere throughout this prospectus.

                                    SUMMARY

   This summary does not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section entitled "Risk Factors." Unless the context otherwise requires, the terms "we," "our," and "us" refer to XM Satellite Radio Holdings Inc. and its subsidiaries ("Holdings"), including XM Satellite Radio Inc. and subsidiary ("XM").

                                  Our Business

   We seek to become a premier nationwide provider of audio entertainment and information programming. We will transmit our service, which we will call "XM Radio," from our satellites to vehicle, home and portable radios. XM Radio plans to offer up to 100 channels of music, news, talk, sports and children's programming developed by us or third parties for a monthly subscription price of $9.95. We believe XM Radio will appeal to consumers because of our clear sound quality from digital signal radios, variety of programming and nationwide coverage. We will build a subscriber base for XM Radio through multiple distribution channels, including an exclusive distribution arrangement with General Motors, other automotive manufacturers, car audio dealers and national electronics retailers. We expect to commence commercial operation of our service in the second quarter of 2001.

   We hold one of only two licenses issued by the Federal Communications Commission to provide satellite digital audio radio service in the United States. We will broadcast XM Radio throughout the continental United States from two of the most powerful commercial satellites available and will have a ground spare in reserve. A network of terrestrial repeaters, which are ground-based electronics equipment, will receive and re-transmit the satellite signals to augment our satellite signal coverage. We have contracts to develop, manufacture and distribute XM radios with several leading consumer electronics manufacturers. Our radios will be capable of receiving both XM Radio and traditional AM/FM stations and will be available at national consumer electronics retailers under the Sony, Pioneer, Alpine and SHARP brand names.

   We will offer our consumers a unique listening experience by providing up to 100 channels of programming, coast-to-coast coverage and clear sound with our digital signals. We will have original music and talk channels created by XM Originals, our in-house programming unit, and channels created by well-known providers of brand name programming, including, for example, CNN, USA Today, BET, Radio One, Clear Channel, and Hispanic Broadcasting Corporation. We have a team of programming professionals with a proven record of introducing new radio formats and building local and national listenership.

   In addition to our subscription fee, we expect revenues from sales of limited advertising time on a number of channels. XM Radio offers a new national radio platform for advertisers that solves many of the problems associated with buying radio advertising nationally on a spot or syndicated basis. Through affinity and niche programming, we will give advertisers an effective way to aggregate geographically disparate groups of listeners in their targeted demographic markets.

   As of September 15, 2000, we have raised $1.1 billion in debt and equity proceeds, net of expenses and repayment of debt, from investors and strategic partners, including $227 million from a Series C preferred stock financing in August 2000. Our strategic investor companies include General Motors, DIRECTV, Clear Channel Communications, American Honda, and our parent company, Motient Corporation.

   We are presently a development stage company with no revenue-generating operations. The funds we have raised as of September 15, 2000 are expected to be sufficient in the absence of additional financing to cover our funding needs through commencement of commercial operation of our services in the second quarter of 2001. However, if we need to significantly alter our system before commercial operation or our schedule is materially delayed, we may need additional funding. After we commence commercial service, we will require significant additional funds before we generate positive cash flow.

   We believe that there is a significant market for XM Radio. Market data show strong demand for radio service. Over 75% of the entire United States population age 12 and older listens to the radio daily, and over 95% listens to the radio weekly. A market study conducted for us projects that as many as 49 million people may subscribe to satellite radio by 2012.

   Our strategy includes offering diverse programming designed to appeal to a large audience, including urban and rural listeners of virtually all ages, ethnicities, economic groups and specialty interests. We will tailor our programming and marketing to appeal to specific groups that our research has shown are most likely to subscribe to our service. We have several planned distribution channels, including through major car and radio manufacturers.

   Our executive offices are at 1500 Eckington Place, NE, Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our web site is not, and should not be deemed to be, part of this prospectus.

                      Summary Consolidated Financial Data

                                                                                        December 15,
                                                                                         1992 (Date
                                                                  Six Months Ended           of
                              Years Ended December 31,                June 30,           Inception)
                          -----------------------------------  -----------------------  to June 30,
                             1997        1998        1999         1999        2000          2000
                          ----------  ----------  -----------  ----------  -----------  ------------
                                            (In thousands, except share data)
Consolidated Statements
 of Operations Data(1):
Revenue.................  $      --   $      --   $       --   $      --   $       --     $    --
                          ----------  ----------  -----------  ----------  -----------    --------
Operating expenses:
  Research and
   development..........         --        6,941        4,274       1,378        4,739      15,954
  Professional fees.....       1,090       5,242        9,969       2,560       10,787      27,088
  General and
   administrative.......          20       4,010       16,448       4,503       15,300      35,777
                          ----------  ----------  -----------  ----------  -----------    --------
  Total operating
   expenses.............       1,110      16,193       30,691       8,441       30,826      78,819
                          ----------  ----------  -----------  ----------  -----------    --------
Operating loss..........      (1,110)    (16,193)     (30,691)     (8,441)     (30,826)    (78,819)
Other income--interest
 income (expense),
 net....................        (549)         26       (6,205)         76       12,999       6,269
                          ----------  ----------  -----------  ----------  -----------    --------
Net loss................  $   (1,659) $  (16,167) $   (36,896) $   (8,365) $   (17,827)   $(72,550)
                          ==========  ==========  ===========  ==========  ===========    ========
Preferred stock dividend
 requirement............         --          --           --          --        (3,643)     (3,643)
Net loss attributable to
 common stockholders....      (1,659)    (16,167)     (36,896)     (8,365)     (21,470)   $(76,193)
                          ----------  ----------  -----------  ----------  -----------    --------
Net loss per share--
 basic and diluted......  $    (0.26) $    (2.42) $     (2.40) $    (1.25) $     (0.45)
                          ==========  ==========  ===========  ==========  ===========
Weighted average shares
 used in computing net
 loss per share--basic
 and diluted............   6,368,166   6,689,250   15,344,102   6,689,250   48,033,191
Other Data(2):
Ratio of earnings to
 combined fixed charges
 and preferred
 dividends(3)...........         --          --           --          --           --
                          ----------  ----------  -----------  ----------  -----------
Deficiency of earnings
 to cover combined fixed
 charges and preferred
 dividends..............  $    3,560  $   27,991  $    52,240  $   16,583  $    36,970
                          ----------  ----------  -----------  ----------  -----------

                                               December 31,
                                         --------------------------  June 30,
                                          1997     1998      1999      2000
                                         ------- --------  -------- ----------
                                                    (In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term
 investments............................ $     1 $    310  $120,170 $  267,372
Pledged securities(4)...................     --       --        --     174,623
System under construction...............  91,932  169,029   362,358    579,981
Total assets............................  91,933  170,485   515,189  1,086,605
Total debt..............................  82,504  140,332       212    261,339
Total liabilities.......................  82,949  177,668    30,172    324,388
Stockholders' equity (deficit)..........   8,984   (7,183)  485,017    762,217

--------
(1) Business activity for the period from December 15, 1992, which was our date of inception, through December 31, 1996 was insignificant.
(2) For purposes of determining the ratio of earnings to combined fixed charges and preferred dividends and the deficiency of earnings to cover combined fixed charges and preferred dividends, "earnings" includes pre-tax income (loss) adjusted for fixed charges and preferred dividends. "Fixed charges" consist of interest expensed and capitalized, amortization of deferred financing charges, and that portion of operating lease rental expense (deemed to be one third of rental expense) representative of interest.
(3) The ratios of combined fixed charges and preferred dividends to earnings are not present for the years ended 1997, 1998 and 1999 and the six months ended June 30, 1999 and 2000 because earnings were inadequate to cover combined fixed charges and preferred dividends.
(4) Consists of a portfolio of U.S. government securities held by the trustee for the benefit of the holders of the Senior Secured Notes and a money market fund associated with a contract.

                                  RISK FACTORS

   You should consider carefully these risk factors together with all of the other information included in this prospectus before making an investment decision.

   Some of the information in this prospectus may contain forward looking statements. Such statements can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward looking" information. When considering such forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward looking statement.

You could lose money on your investment because we have not started operations or generated any revenues.

   We are a development stage company and still need to develop the planned XM Radio service significantly before we can offer it to consumers. We have not yet generated any revenues and will not do so until we can start commercial operation of our service. Unless we generate significant revenues, we will not become profitable, and you could lose money on your investment. Our ability to generate revenues and ultimately to become profitable will depend upon several factors, including

  . whether we create and implement the XM Radio system in a timely fashion;

  . whether consumer electronics manufacturers successfully develop and manufacture XM radios;

  . whether we can attract and retain enough subscribers and advertisers to XM Radio;

  . whether we compete successfully; and

  . whether the FCC grants us all additional necessary authorizations in a timely manner.

Our expenditures and losses have been significant and are expected to grow.

   As of June 30, 2000, we had incurred significant costs, aggregating approximately $580.0 million, in connection with the development of the XM Radio system. We incurred net aggregate losses approximating $72.6 million from our inception through June 30, 2000. We expect our net losses and negative cash flow to grow as we build the XM Radio system, make payments under our various contracts and begin to incur marketing costs. If we are unable ultimately to generate sufficient revenues to become profitable and have positive cash flow, you could lose money on your investment.

We need substantial further financing but such financing might not be available and the terms of our FCC license may restrict our ability to raise funding.

   The funds we have raised as of September 15, 2000 are expected to be sufficient in the absence of additional financing to cover our funding needs through commencement of commercial operation of our services in the second quarter of 2001. However, if we need to significantly alter our system before commercial operation or our schedule is materially delayed, we may need additional funding. After we commence commercial service, we will require significant additional funds before we generate positive cash flow. In addition, we have substantial payment obligations under a distribution agreement with General Motors. Our actual funding requirements could vary materially from our current estimates. We may have to raise more funds than expected to remain in business and to continue to develop and market the XM Radio system.

   We plan to raise future funds by selling debt or equity securities, or both, publicly and/or privately and by obtaining loans or other credit lines from banks or other financial institutions. We may not be able to raise sufficient funds on favorable terms or at all. If we fail to obtain any necessary financing on a timely basis, then

  . our satellite construction, launch, or other events necessary to our business could be materially delayed, or their costs could materially increase;

  . we could default on our commitments to our satellite construction or launch contractors, creditors or others, leading to termination of construction or inability to launch our satellites;

  . we may not be able to launch our satellite radio service as planned and may have to discontinue operations or seek a purchaser for our business or assets; and

  . XM may not be able to meet its obligations under the senior secured notes.

   Motient Corporation is our controlling stockholder and controls us under applicable FCC rules. Motient has certain rights regarding the election of persons to serve on our board of directors and as of September 15, 2000 holds approximately 53.9% of the voting power, or 46.5% giving effect to the conversion of all of our outstanding common stock equivalents. Motient cannot relinquish its controlling position, its right to designate a majority of our directors, or hold less than 40% of the voting stock without obtaining the prior approval of the FCC. Accordingly, prior to our obtaining FCC approval of the transfer of control from Motient, we will only be able to issue a limited amount of voting securities or securities convertible into voting securities unless certain of our stockholders holding nonvoting convertible securities agree not to convert them into voting securities or we take other steps to permit voting securities on a basis consistent with FCC rules. Certain holders of our nonvoting securities have agreed not to convert their securities if it would cause Motient not to hold at least 40% of our voting stock, until we obtain approval by the FCC of a change in control. In return, we have agreed not to issue new voting securities, other than the units sold in March 2000 and other than up to 2,000,000 shares of Class A common stock (except upon conversion or exercise of existing securities or under our employee stock plans), if it would make these holders unable to convert any of their nonvoting securities. We have filed an application with the FCC to permit Motient to relinquish control of us. We may not be able to obtain FCC approval or it may take a long period of time to obtain such approval and there may be conditions imposed in connection with such approval that may be unfavorable to us. The inability to raise capital opportunistically, or at all, could adversely affect our business plan.

Our substantial indebtedness could adversely affect our financial health which could reduce the value of our securities.

   As of June 30, 2000, we had total indebtedness of $261.3 million and stockholders' equity of $762.2 million.

   Our substantial indebtedness could have important consequences to you. For example, it could:

  . increase our vulnerability to general adverse economic and industry conditions;

  . limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on XM's indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . place us at a competitive disadvantage compared to our competitors that have less debt; and

  . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

Our satellites could be damaged or destroyed during launch.

   A significant percentage of satellites never become operational because of launch failure, satellite destruction or damage during launch, and improper orbital placement. Launch failure rates vary depending on the particular launch vehicle and contractor. There is a limited track record for the specific launch vehicle that will be used for the launch of our satellites, and even launch vehicles with good track records experience some launch failures. Four of the five satellite launches from the Sea Launch platform, our intended means of launch, have been successful, including the most recent launch. If one or more of our launches fail, we will suffer significant delay that will be very damaging to our business, and we will incur significant additional costs associated with the delay in revenue generating activities.

Premature failure of our satellites would damage our business.

   If one of our satellites were to fail prematurely, it likely would affect the quality of our service, substantially delay the commencement or interrupt the continuation of our service and harm our business. This harm to our business would continue until we either launched our ground spare satellite or had additional satellites built or launched. A number of factors may decrease the useful lives of our satellites to less than the expected approximately 15 years, including

  . defects in construction;

  . faster than expected degradation of solar panels;

  . loss of fuel on board;

  . random failure of satellite components that are not protected by back-up units;

  . electrostatic storms; and

  . collisions with other objects in space.

   In addition, our network of terrestrial repeaters will communicate principally with one satellite. If the satellite communicating with the repeater network fails, we would have to repoint all of the repeaters to communicate with the other satellite. This would result in an interruption of service that could last from a few hours to several days and could harm our business.

Damage to our satellites will not be fully covered by insurance.

   We intend to purchase standard launch and in-orbit insurance policies from global space insurance underwriters. Any adverse change in insurance market conditions may substantially increase the premiums we would have to pay for such insurance. If the launch of either satellite is a total or partial failure, our insurance may not fully cover our losses. We do not expect to buy insurance to cover and would not have protection against business interruption, loss of business or similar losses. Also, any insurance we obtain will likely contain certain customary exclusions and material change conditions which would limit our coverage.

Our system depends on development and integration of complex technologies in a novel configuration that might not work.

   Our system will involve new applications of existing technology and the complex integration of different technologies, which may not work as planned. In addition, we may not be able to successfully develop the new technologies required for our planned XM Radio system.

   The use of terrestrial repeaters with a satellite system is untested and may not provide the expected transmission quality. Our system will rely on a network of terrestrial repeaters to retransmit satellite signals in areas where blockages occur from high concentrations of tall buildings and other obstructions. Satellites and terrestrial repeater networks have not been integrated and used together on the scale we contemplate. We cannot be certain that what we plan will work. Failure to integrate these technologies may result in areas with impediments to satellite line of sight experiencing dead zones where our signals cannot be received clearly or are of low quality.

   Our business plan relies on the timely development of XM radios. Our service is to be received by specially designed receivers that have not yet been developed. They will require a unique integration of existing technologies, which may take longer than expected.

   Integration of components of our system may encounter technical difficulties. We will have to integrate a number of sophisticated satellite and other wireless technologies never integrated in the past before we can begin offering our service. If the technological integration of the XM Radio system is not completed in a timely and effective manner, our business will be harmed. We cannot ultimately confirm the ability of the system to function until we have actually deployed and tested a substantial portion of the system. Hardware or software errors in space or on the ground may limit or delay the XM Radio service and therefore reduce anticipated revenues.

Performance failures by our satellite and launch contractors would damage our business, and we may not have adequate remedies.

   We will rely on Boeing Satellite Systems, formerly Hughes Space and Communications International, Inc., our satellite manufacturer, to build and deliver our satellites in a timely manner. If Boeing Satellite Systems fails to deliver functioning satellites in a timely manner, the introduction of our service would likely be delayed. If Boeing Satellite Systems were to deliver a satellite late or otherwise default, the remedies we have will not adequately compensate us for any damage caused to our business. Boeing Satellite Systems will not be liable for indirect or consequential damages, or lost revenues or profits, from late delivery or other defaults. Also, our satellite contract entitles Boeing Satellite Systems to certain excusable delays for which we have no remedy. If Boeing Satellite Systems breaches its performance warranty, our only remedy is not to pay Boeing in-orbit performance incentive payments of up to a total of $12.5 million for each satellite. This remedy likely will not adequately compensate us for the damage such breach would cause to our business.

   We are depending on our satellite launch services provider to build our launch vehicles and to launch the satellites. If the satellite launch services provider fails to launch the satellites in a timely manner, we may be unable to meet our business plan timetable. Neither Boeing Satellite Systems nor the satellite launch services provider will be liable to us for any delay in delivery of the satellites up to 180 days caused by our scheduled launch services provider. A delay of more than six months beyond the launch period for either satellite may allow us to select an alternative launch system. This remedy, however, likely would not adequately compensate us for the damage such delay would cause to our business. Although we may be able to use another satellite launch services provider, switching to another provider could involve significant delay and a significant increase in cost.

Failure of third party vendors to supply radios to customers in a timely manner would delay our revenues.

   We will rely on third party manufacturers and their distributors to manufacture and distribute XM radios. If one or more manufacturers fails to develop XM radios for timely commercial sale, at an affordable price and with mass market nationwide distribution, the launch of our service could be delayed, our revenues could be less than expected and our business may suffer. We will rely on Delphi-Delco, Sony, Motorola, Pioneer, Alpine, Mitsubishi, Audiovox and Clarion to develop, manufacture and market XM radios for use in the car, and on Sony and SHARP to develop, manufacture and market XM radios for home and portable use. XM radios are not yet available, and our agreements with third party vendors may not result in the timely production of enough affordable XM radios to permit the widespread introduction of our service.

Competition from Sirius Satellite Radio and traditional and emerging audio entertainment providers could adversely affect our revenues.

   In seeking market acceptance, we will encounter competition for both listeners and advertising revenues from many sources, including

  . Sirius Satellite Radio, the other satellite radio licensee;

  . traditional and, when available, digital AM/FM radio;

  . Internet based audio providers;

  . direct broadcast satellite television audio service; and

  . cable systems that carry audio service.

   Sirius Satellite Radio (formerly named CD Radio) has announced that it has arrangements for the construction, implementation and distribution of its service and that it expects to begin receiving revenue from commercial operations in the first quarter of 2001, which is slightly ahead of our timetable. If Sirius Satellite Radio begins commercial operations significantly before we do, it may gain a competitive advantage over us.

   Unlike XM Radio, traditional AM/FM radio already has a well established market for its services and generally offers free broadcast reception supported by commercial advertising rather than by a subscription fee. Also, many radio stations offer information programming of a local nature, such as traffic and weather reports, which XM Radio is not expected to offer as effectively as local radio, or at all. To the extent that consumers place a high value on these features of traditional AM/FM radio, we will be at a competitive disadvantage.

Demand for our service may be insufficient for us to become profitable.

   There is currently no mobile satellite digital audio radio service in commercial operation in the United States. As a result, we cannot estimate with any certainty the potential consumer demand for such a service or the degree to which we will meet that demand. Among other things, consumer acceptance of XM Radio will depend upon

  . whether we obtain, produce and market high quality programming consistent with consumers' tastes;

  . the willingness of consumers to pay subscription fees to obtain satellite radio service;

  . the cost and availability of XM radios; and

  . XM Radio's and our competitors' marketing and pricing strategy.

   If demand for our service does not develop as expected, we may not be able to generate enough revenues to become profitable. Although we have commissioned market studies which attempt to measure market demand, these studies are based upon statistical sampling methods and reflect responses to hypothetical questions. Consequently, the data may not be accurate. We caution you not to place undue reliance on this data.

   Because we expect to derive a significant part of our revenues from advertisers as well as subscription revenues, advertiser acceptance also will be critical to the success of our business. Our ability to generate revenues from advertisers will depend on several factors, including the level and type of market penetration of our service, competition for advertising dollars from other media, and changes in the advertising industry. FCC regulations limit our ability to offer our radio service other than to subscribers on a pay-for-service basis. These factors may reduce our potential revenue from advertising.

Large payment obligations under our distribution agreement with General Motors may prevent us from becoming profitable.

   We have significant payment obligations under our long-term agreement with General Motors for the installation of XM radios in General Motors vehicles and the distribution of our service to the exclusion of other satellite radio services. These payment obligations, which could total several hundred million dollars over the life of the contract, may prevent us from becoming profitable. A significant portion of these payments are fixed in amount, and we must pay these amounts even if General Motors does not meet performance targets in the contract. Although this agreement is subject to renegotiation if General Motors does not achieve and maintain specified installation levels we cannot predict the outcome of any such renegotiation.

Joint development agreement funding requirements could be significant.

   Under our agreement with Sirius Radio, each party is obligated to fund one half of the development cost of the technologies used to develop a unified standard for satellite radios. Each party will be entitled to license fees or a credit towards its one half of the cost based upon the validity, value, use, importance and available alternatives of the technology it contributes. The applicability or validity of Sirius Radio's claims in their former patent suit against us could affect the determination of the amount of license fees or credits relating to contributed or licensed technology under the agreement. The amounts of these fees or credits will be determined over time by agreement of the parties or by arbitration. We cannot predict at this time the amount of license fees or contribution payable by XM or Sirius Radio or the size of the credits to XM and Sirius Radio from the use of their technology. This may require significant additional capital.

If we default under our joint development agreement, Sirius Satellite Radio's patent infringement lawsuit against us could be refiled.

   Under our agreement with Sirius Radio for the development of a unified standard for satellite radios, the lawsuit Sirius Radio brought against us in January 1999 alleging our infringement of three Sirius Radio patents was withdrawn. We and Sirius Radio have agreed to cross-license our respective intellectual property. However, if this agreement is terminated before the value of the licenses has been determined due to our failure to perform a material covenant or obligation, then this suit could be refiled.

Our business may be impaired by third party intellectual property rights.

   Development of the XM Radio system will depend largely upon the intellectual property that we will develop and license from third parties. If the intellectual property that we may develop or use is not adequately protected, others will be permitted to and may duplicate the XM Radio system or service without liability. In addition, others may challenge, invalidate or circumvent our intellectual property rights, patents or existing sublicenses. Some of the know-how and technology we have developed and plan to develop will not be covered by United States patents. Trade secret protection and contractual agreements may not provide adequate protection if there is any unauthorized use or disclosure. The loss of necessary technologies could require us to obtain substitute technology of lower quality performance standards, at greater cost or on a delayed basis, which could harm our business.

   Other parties may have patents or pending patent applications which will later mature into patents or inventions which may block our ability to operate our system or license our technology. We may have to resort to litigation to enforce our rights under license agreements or to determine the scope and validity of other parties' proprietary rights in the subject matter of those licenses. This may be expensive. Also, we may not succeed in any such litigation.

   Third parties may bring suit against us for patent or other infringement of intellectual property rights. Any such litigation could result in substantial cost to, and diversion of effort by, our company, and adverse findings in any proceeding could

  . subject us to significant liabilities to third parties;

  . require us to seek licenses from third parties;

  . block our ability to operate the XM Radio system or license its technology; or

  . otherwise adversely affect our ability to successfully develop and market the XM Radio system.

Failure to comply with FCC requirements could damage our business.

   As an owner of one of two FCC licenses to operate a commercial satellite radio service in the United States, we are subject to FCC rules and regulations, and the terms of our license, which require us to meet certain conditions such as

  . milestone dates, including the requirement that we begin full operation of our system by October 2003;

  . interoperability of our system with the other licensed satellite radio system;

  . coordination of our satellite radio service with radio systems operating in the same range of frequencies in neighboring countries; and

  . coordination of our communications links to our satellites with other systems that operate in the same frequency band.

   Non-compliance by us with these conditions could result in fines, additional license conditions, license revocation or other detrimental FCC actions. We may also be subject to interference from adjacent radio frequency users if the FCC does not adequately protect us against such interference in its rulemaking process. In addition, the FCC has not yet issued rules permitting us to deploy terrestrial repeaters to fill gaps in satellite coverage. Our plans to deploy terrestrial repeaters may be impacted by the FCC's rules, when issued.

   Some of our vendors are subject to United States export regulations and will need approval from the State Department under technology export statutes and regulations for the launch of our satellites. Failure to receive such approval or any change in applicable law or policy may delay our satellite launch.

If the challenge to our FCC license is successful, our business could be harmed.

   The award of our FCC license was challenged by one of the losing bidders in the initial FCC licensing procedure. The challenge was denied by the FCC, but the losing bidder filed with the FCC for reconsideration of the license award. If this challenge is successful, the FCC could take a range of actions, any of which could harm our ability to proceed with our planned satellite radio service.

Our service network or other ground facilities could be damaged by natural catastrophes.

   Since our ground-based network will be attached to buildings, towers, and other structures around the country, an earthquake, tornado, flood or other catastrophic event anywhere in the United States could damage our network, interrupt our service and harm our business in the affected area. We will not have replacement or redundant facilities that can be used to assume the functions of our repeater network or of our planned central production and broadcast facility in the event of a catastrophic event. Any damage to our repeater network would likely result in degradation of our service for some subscribers and could result in complete loss of service in affected areas. Damage to our central production and broadcast facility would restrict our production of programming and require us to obtain programming from third parties to continue our service.

Consumers could steal our service.

   Like all radio transmissions, the XM Radio signal will be subject to interception. Pirates may be able to obtain or rebroadcast XM Radio without paying the subscription fee. Although we plan to use encryption technology to mitigate the risk of signal theft, such technology may not be adequate to prevent theft of the XM Radio signal. If widespread, signal theft could harm our business.

We need to obtain rights to programming, which could be more costly than anticipated.

   We must negotiate and enter into music programming royalty arrangements with performing rights societies such as the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and SESAC, Inc. Radio broadcasters currently pay a combined total of approximately 4% of their revenues to these performing rights societies. We expect to negotiate or establish license fees through a rate court proceeding in the U.S. District Court for the Southern District of New York, but such royalty arrangements may be more costly than anticipated. We must also enter into royalty arrangements with the owners of the sound recordings. Cable audio services currently pay a royalty rate of 6.5% of gross subscriber revenue set by the Librarian of Congress. Although we believe we can distinguish XM Radio sufficiently from the cable audio services in order to negotiate a lower statutory rate, we may not be able to do so.

Rapid technological and industry changes could make our service obsolete.

   The satellite industry and the audio entertainment industry are both characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations, and evolving industry standards. If we are unable to keep pace with these changes, our business may be unsuccessful. Products using new technologies, or emerging industry standards, could make our technologies obsolete. In addition, we may face unforeseen problems when developing the XM Radio system which could harm our business. Because we will depend on third parties to develop technologies used in key elements of the XM Radio system, more advanced technologies which we may wish to use may not be available to us on reasonable terms or in a timely manner. Further, our competitors may have access to technologies not available to us, which may enable them to produce entertainment products of greater interest to consumers, or at a more competitive cost.

The market price of our stock could be hurt by substantial price and volume fluctuations.

   Historically, stock prices and trading volumes for emerging companies fluctuate widely for a number of reasons, including some reasons which may be unrelated to their businesses or results of operations. This market volatility could depress the price of our common stock without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts and investors. If this were to occur, the market price of our common stock would likely significantly decrease.

Our major stockholders own approximately 70.5% of our stock on a fully diluted basis and effectively control us. Their interests may conflict with our interests and yours.

   As of September 15, 2000, our principal stockholders own approximately 70.5% of our common stock on a fully diluted basis with total voting power of approximately 81.4%. We have entered into material contracts and transactions with our principal stockholders and their affiliates, and we may enter into additional contracts in the future. The composition of our board of directors is governed by a shareholders' agreement among our principal stockholders, which grants them effective management control over us. These stockholders could use their position as principal stockholders and their management control to cause us to take actions that might not be in our interests or yours.

The holders of our Series C preferred stock have certain veto rights.

   Under the terms of our Series C preferred stock, the consent of holders of at least 60% of the Series C preferred stock is required before we can take certain actions, including issuances of additional securities above specified levels and the incurrence of indebtedness under which we must meet financial covenants to avoid default. These requirements could hamper our ability to raise additional funds. The consent of holders of at least 60% of the Series C preferred stock is also required for transactions with affiliates, other than on an arms'-length basis, and for any merger or sale of our assets. The approval for a merger could make it difficult for a third party to acquire us and thus could depress our stock price.

We need people with special skills to develop, launch and maintain our new service. If we cannot find and keep these people, our business and stock price could suffer.

   We depend on the continued efforts of our executive officers and key employees who have specialized technical knowledge regarding our satellite and radio systems and business knowledge regarding the radio industry and subscription services. If we lose the services of one or more of these employees, or fail to attract qualified replacement personnel, it could harm our business and our future prospects.

It may be hard for a third party to acquire us, and this could depress our stock price.

   We are a Delaware company with unissued preferred stock, the terms of which can be set by our board of directors. Antitakeover provisions in Delaware law and our ability to adopt a shareholder rights plan using our preferred stock could make it difficult for a third party to acquire us, even if doing so would benefit our stockholders. This could depress our stock price.

Future sales of our Class A common stock in the public market could lower its stock price and impair our ability to raise funds in new stock offerings.

   As of September 15, 2000, we had 34,026,909 shares of Class A common stock outstanding, or 71,322,710 shares assuming conversion of all 16,557,262 shares of our Class B common stock, 10,786,504 shares of our Series A convertible preferred stock, 867,289 shares of our Series B convertible redeemable preferred stock and 235,000 shares of our Series C convertible redeemable preferred stock outstanding. Sales of a large number of shares could adversely affect the market price of our Class A common stock, which could impair our ability to raise funds in additional stock offerings.

   Motient, which owns 200,000 shares of our Class A common stock and all 16,557,262 shares of our Class B common stock, is prohibited from selling any of these shares, other than to affiliates, until October 8, 2000 or when we commence commercial operations, whichever comes first. At that time, these shares will be freely tradable, subject to the provisions of Rule 144 or Rule 701 under the Securities Act. Motient has experienced substantial appreciation in the value of its shares relative to the price paid for them. In the event Motient elects to sell its shares, the price of our stock could materially decline, irrespective of our performance.

   We have filed registration statements under the Securities Act to cover all 5,300,000 shares of our Class A common stock subject to outstanding stock options or reserved for issuance under our stock plans. These registration statements became effective upon filing. Accordingly, shares registered under these registration statements are, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, available for sale in the open market, and in the case of our officers, directors and stockholders who have entered into lock-up agreements, available for sale after lock-up agreements expire. As of September 15, 2000, options to purchase 2,888,108 shares of our Class A common stock were outstanding.

   The holders of approximately 16 million shares of our Class A common stock, all of our Series A convertible preferred stock, all of our Class B common stock and all of our Series C convertible redeemable preferred stock have the right to request registration of their shares in future public offerings of our equity securities. Sony Electronics owns a warrant that may in the future be exercisable for up to 2% of our Class A common stock on a fully-diluted basis depending on Sony's success in achieving certain sales targets. Sony will have the right to request registration of these shares in future public offerings.

Our forward-looking statements are speculative and may prove to be wrong.

   Much of the information in this prospectus consists of forward-looking statements based on our current expectations. These statements are inherently predictive and speculative, and you must not assume that they will prove to be correct. You can often identify these statements by forward-looking words such as

  . "may;"

  . "will," "intend," "plan to;"

  . "expect," "anticipate," "project," "believe," "estimate;"

  . "continue" or similar words.

   You should read such statements very carefully because they

  . discuss our future plans or expectations;

  . contain projections of our future financial condition or results of operations; or

  . state other forward-looking information.

   When you consider such forward-looking statements, you should keep in mind the risk factors above and the other cautionary statements in this prospectus because they provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

                                USE OF PROCEEDS

   Unless otherwise described in a supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus along with funds available from prior offerings and from other financing sources for operational, promotional, subscriber acquisition, joint development and manufacturing costs and expenses and for working capital and general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

   The following description of the terms of the debt securities summarizes some general terms that will apply to the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. The description is not complete, and we refer you to the indenture that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

   The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue our debt securities under an indenture between us and one or more commercial banks to be selected as trustees, which we refer to as the "trustee". The indenture may be supplemented by one or more supplemental indentures. We refer to the indenture, together with any supplemental indenture, as the "indenture" throughout the remainder of this prospectus.

   The indenture does not limit the amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

   We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

  . the title of the debt securities;

  . any limit upon the aggregate principal amount of the debt securities;

  . if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  . the date or dates when payments on the principal must be made or the method of determining that date or dates;

  . interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

  . the right, if any, to extend the interest payment periods and the duration of the extensions;

  . the places where payments may be made and the manner of payments;

  . any mandatory or optional redemption provisions;

  . subordination provisions;

  . the denominations in which debt securities will be issued;

  . the terms applicable to any debt securities issued at a discount from their stated principal amount;

  . the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

  . if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

  . whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

  . whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  . the certificates or forms required for the issuance of debt securities in definitive form;

  . the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

  . any deletions of, or changes or additions to, the events of default or covenants;

  . the terms, if any, of any guarantee of the payment of principal, premium, and interest with respect to debt securities of the series and any corresponding changes to the indenture as then in effect;

  . conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and

  . any other specific terms of the debt securities.

   If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

   Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Registrar and Paying Agent

   The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Global Securities

   We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

   Debt securities may be convertible into or exchangeable for shares of our equity securities or equity securities of our subsidiaries or affiliates. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  . the conversion or exchange price;

  . the conversion or exchange period;

  . provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

  . events requiring adjustment to the conversion or exchange price;

  . provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

  . any anti-dilution provisions, if applicable.

Registered Global Securities

   Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  . by the depositary for that registered global security to its nominee;

  . by a nominee of the depositary to the depositary or another nominee of the depositary; or

  . by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

   The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

   We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  . ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for that registered global security, these persons being referred to as "participants", or persons that may hold interests through participants;

  . upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  . any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  . ownership of a beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons holding through participants.

   The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

   So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  . will not be entitled to have the debt securities represented by a registered global security registered in their names;

  . will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

  . will not be considered the owners or holders of the debt securities under the indenture.

   Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

   We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

   We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of us, the trustee or any other of our agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

   If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

   We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a common depositary for Euroclear System and Clearstream Banking, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Events of Default

   Unless otherwise provided for in the prospectus supplement, the term "event of default," when used in the indenture means any of the following:

  . failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

  . failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  . failure to make sinking fund payments, if any, when due;

  . failure to perform other covenants for 60 days after notice that performance was required;

  . events in bankruptcy, insolvency or reorganization of our company; or

  . any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

   An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

   If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

   Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

   If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

   If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

   The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  . the holder has previously given to the trustee written notice of default and continuance of that default;

  . the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  . the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

  . the trustee has not instituted the action within 60 days of the request;
    and

  . the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

   We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

   We can discharge or defease our obligations under the indenture as stated below or as provided in the prospectus supplement.

   Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

   Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as "defeasance." We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as "covenant defeasance." We may effect defeasance and covenant defeasance only if, among other things:

  . we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

  . we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (a) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (b) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

  . in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

   Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

   Except as provided in the prospectus supplement, the indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  . secure any debt securities;

  . evidence the assumption by a successor corporation of our obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

  . add covenants for the protection of the holders of debt securities;

  . cure any ambiguity or correct any inconsistency in the indenture;

  . establish the forms or terms of debt securities of any series; and

  . evidence and provide for the acceptance of appointment by a successor trustee.

   The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

  . extend the final maturity of any debt security;

  . reduce the principal amount or premium, if any;

  . reduce the rate or extend the time of payment of interest;

  . reduce any amount payable on redemption;

  . change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

  . reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  . impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  . reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

   The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee of that series in New York, New York.

   If the trustee becomes a creditor of our company, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

   The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

  . would not conflict with any rule of law or with the indenture;

  . would not be unduly prejudicial to the rights of another holder of the debt securities; and

  . would not involve any trustee in personal liability.

   The indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

   The indenture provides that no incorporator and no past, present or future shareholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

   The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                          DESCRIPTION OF COMMON STOCK

   Our authorized capital stock consists of 180,000,000 shares of Class A common stock, $.01 par value per share, 30,000,000 shares of Class B common stock, $.01 par value per share, 30,000,000 shares of Class C common stock, $.01 par value per share, 15,000,000 shares of Series A convertible preferred stock, $.01 par value per share, 3,000,000 shares of 8.25% Series B convertible redeemable preferred stock, $.01 par value per share and 250,000 shares of 8.25% Series C convertible redeemable preferred stock, $.01 par value per share. The following summary description of our capital stock is subject to our Restated Certificate of Incorporation and Restated Bylaws and the Delaware General Corporation Law.

Common Stock

   As of September 15, 2000, there were 34,026,909 shares of Class A common stock outstanding and 16,557,262 shares of Class B common stock outstanding.

 Class A Common Stock

   Holders of our Class A common stock are entitled

  . to one vote for each share held on any matter submitted for stockholder approval;

  . to receive on a pro rata basis, dividends and distributions, if any, as the board of directors may declare out of legally available funds; and

  . upon the liquidation, dissolution, winding up or insolvency of the company, to share ratably in the net assets of our company available after we pay our liabilities and any preferential amounts to which holders of the Series A convertible preferred stock may be entitled.

   Holders of our Class A common stock have no preemptive, redemption or sinking fund rights.

 Class B Common Stock

   Our Class B common stock has the same rights as our Class A common stock except that our Class B common stock is entitled to three votes for each share. Shares of our Class B common stock are convertible into shares of Class A common stock on a one-for-one basis, subject to antidilution protection if we effect a recapitalization.

 Class C Common Stock

   Holders of our Class C common stock are entitled to the same rights as holders of Class A common stock except that the holders of our Class C common stock are not entitled to vote on any matter submitted for stockholder approval.

Transfer Agent and Registrar

   The transfer agent and registrar for the Class A common stock is BankBoston, N.A.

                         DESCRIPTION OF PREFERRED STOCK

   We are authorized to issue 60,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of September 15, 2000, 11,888,793 shares of Preferred Stock were issued and outstanding, consisting of 10,786,504 shares of Series A convertible preferred stock, 867,289 shares of 8.25% Series B convertible redeemable preferred stock, and 235,000 shares of 8.25% Series C convertible redeemable preferred stock.

   Under our certificate of incorporation, shares of Preferred Stock may be issued from time to time, in one or more series as authorized by our Board of Directors. Prior to issuance of shares of each series, the Board of Directors may file a certificate of designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then market price of such shares.

   The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any supplement to this prospectus may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and the Delaware General Corporation Law.

General

   Subject to limitations prescribed by Delaware law and our certificate of incorporation and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

   The prospectus supplement relating to the series of Preferred Stock offered thereby will describe the specific terms of such securities, including:

     (1) the title and stated value of such Preferred Stock;

     (2) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

     (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

     (4) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

     (5) the procedures for any auction and remarketing, if any, for such Preferred Stock;

     (6) the provisions for a sinking fund, if any, for such Preferred Stock;

     (7) the provisions for redemption, if applicable, of such Preferred
  Stock;

     (8) any listing of such Preferred Stock on any securities exchange;

     (9) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into our Common Stock, including the conversion price (or manner of calculation thereof) and conversion period;

     (10) a discussion of federal income tax considerations applicable to such Preferred Stock;

     (11) the rank of such Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up of affairs;

     (12) the voting rights, if any, of holders of such Preferred Stock;

     (13) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up of affairs; and

     (14) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

Transfer Agent

   The registrar and transfer agent for a particular series of Preferred Stock will be set forth in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

General

   We may issue receipts for depositary shares, each of which depositary receipts will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable prospectus supplement. Shares of Preferred Stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

   The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

   The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

   In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

   No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Stock converted into other securities.

Withdrawal of Stock

   Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of the Preferred Stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of Preferred Stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

   Whenever we redeem shares of Preferred Stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the Preferred Stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method we determine.

   From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Voting of the Preferred Stock

   Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such Preferred Stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's depositary shares. The preferred stock depositary will vote the amount of Preferred Stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of Preferred Stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

   In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

   The depositary shares, as such, are not convertible into our Common Stock or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the

Preferred Stock represented by the depositary shares evidenced by such depositary receipts into whole shares of our Common Stock, other shares of our Preferred Stock or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of our Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our Common Stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

   The form of depositary receipt evidencing the depositary shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

   The Deposit Agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such Preferred Stock or (iii) each share of the related Preferred Stock shall have been converted into securities of ours not so represented by depositary shares.

Charges of Preferred Stock Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

   The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

   The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us that are received by the preferred stock depositary with respect to the related Preferred Stock.

   Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of us and the preferred stock depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

   In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

                            DESCRIPTION OF WARRANTS

   We may offer by means of this prospectus warrants for the purchase of our debt securities, Preferred Stock, depositary shares or Common Stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

   The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered: (1) the title and issuer of such warrants; (2) the aggregate number of such warrants; (3) the price or prices at which such warrants will be issued; (4) the currencies in which the price or prices of such warrants may be payable; (5) the designation, amount and terms of the securities purchasable upon exercise of such warrants; (6) the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security; (7) if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable; (8) the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased; (9) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (10) the minimum or maximum amount of such warrants which may be exercised at any one time; (11) information with respect to book-entry procedures, if any; (12) a discussion of certain federal income tax considerations; and (13) any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                             DESCRIPTION OF RIGHTS

   We may issue rights to our shareholders for the purchase of shares of our Common Stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The Rights Agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part.

   The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable: (1) the date for determining the shareholders entitled to the rights distribution; (2) the aggregate number of shares of Common Stock purchasable upon exercise of such rights and the exercise price; (3) the aggregate number of rights being issued;
(4) the date, if any, on and after which such rights may be transferable separately; (5) the date on which the right to exercise such rights shall commence and the date on which such right shall expire; (6) any special United States federal income tax consequences; and (7) any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

                             BOOK-ENTRY SECURITIES

   The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

   Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

   Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

   So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other instrument defining the rights of the holders of the securities.

   Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

   If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

                              PLAN OF DISTRIBUTION

   We may sell securities offered by means of this prospectus to one or more underwriters for public offering and sale by them or may sell such securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the prospectus supplement relating to the securities.

   Underwriters may offer and sell securities offered by means of this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell securities by means of this prospectus upon the terms and conditions as are set forth in the prospectus supplement relating to such securities. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

   Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

   If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities of the series to which such prospectus supplement relates providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular offered securities that may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular securities offered shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of such securities or number of warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of us or such institutional investors thereunder.

   We may agree to sell securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering.

   Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

   Certain legal matters with respect to the securities offered by this prospectus will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C.

                                    EXPERTS

   Our consolidated financial statements as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 and for the period from December 15, 1992 (date of inception) through December 31, 1999, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP contains an explanatory paragraph that states that we have not commenced operations and are dependent upon additional debt or equity financings, which raises substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus sup-plement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

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                               TABLE OF CONTENTS

                             ---------------------

                             Prospectus Supplement

                                                                          Page
                                                                          -----
Summary.................................................................    S-1
Risk Factors............................................................    S-5
Use of Proceeds.........................................................    S-7
Dilution................................................................    S-8
Capitalization..........................................................    S-9
Underwriting............................................................   S-10
Legal Matters...........................................................   S-11
Experts.................................................................   S-11

                                    Form 8-K

Risk Factors............................................................   8K-1
Business................................................................  8K-10
Market for Registrant's Common Equity and Related Stockholder Matters...  8K-30
Selected Consolidated Financial Data....................................  8K-31
Management's Discussion and Analysis of Financial Condition and Results
 of Operation...........................................................  8K-32
Management..............................................................  8K-38
Security Ownership of Certain Beneficial Owners and Management..........  8K-46
Description of Capital Stock............................................  8K-50
Certain Relationships and Related Transactions..........................  8K-58
Exhibits................................................................  8K-63
Index to Financial Statements...........................................    F-1

                                   Prospectus

Summary.................................................................      6
Risk Factors............................................................      9
Use of Proceeds.........................................................     19
Description of Debt Securities..........................................     20
Description of Common Stock.............................................     28
Description of Preferred Stock..........................................     29
Description of Depositary Shares........................................     31
Description of Warrants.................................................     35
Description of Rights...................................................     36
Book-Entry Securities...................................................     37
Plan of Distribution....................................................     39
Legal Matters...........................................................     40
Experts.................................................................     40

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[Logo appears Here]

                        XM Satellite Radio Holdings Inc.

                                5,000,000 Shares

                              Class A Common Stock

                           -------------------------

                             PROSPECTUS SUPPLEMENT

                           -------------------------

                            Bear, Stearns & Co. Inc.

                                        , 2001

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